Exhibit 10.10

EXECUTION VERSION

AMENDMENT NO. 5 TO FINANCING AGREEMENT

AMENDMENT NO. 5 TO FINANCING AGREEMENT (this “Amendment”), dated as of June 28, 2017, to the Financing Agreement, dated as of October 30, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among Funko Acquisition Holdings, L.L.C., a Delaware limited liability company (the “Ultimate Parent” or the “Buyer”), as the initial borrower, and immediately upon consummation of the Funko Acquisition (as defined in the Financing Agreement), Funko Holdings LLC, a Delaware limited liability company (“Parent” or ”Funko Holdings”), Funko, LLC, a Washington limited liability company (“Funko”) and Loungefly, LLC, a California limited liability company (“Loungefly”), and Loungefly, together with the Ultimate Parent, the Parent, Funko and each other Person that executes a Joinder Agreement (as defined in the Financing Agreement) and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a Joinder Agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as defined in the Financing Agreement), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the ”Lenders”), Cerberus Business Finance, LLC, a Delaware limited liability company (“Cerberus”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the ”Collateral Agent”), and PNC Bank, National Association (“PNC”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the ”Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

WHEREAS, the Borrowers have requested that the Lenders make certain changes to the Financing Agreement and the Lenders are willing to make such modifications, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Financing Agreement, as amended by this Amendment.

2. Amendments. The Financing Agreement is hereby amended (a) to delete the red or green stricken text (indicated textually in the same manner as the following examples: and ~~stricken text~~) and (b) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the Financing Agreement attached hereto as Exhibit A hereto and made a part hereof for all purposes.

3. Conditions Precedent to Effectiveness of this Amendment. This Amendment shall become effective upon the satisfaction in full or waiver by all Lenders of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the “Amendment Effective Date”):

(a) Amendment. Each Agent shall have received this Amendment fully executed by the Loan Parties and the Lenders.

(b) Proceedings; Receipt of Documents. All proceedings in connection with this Amendment, and all documents incidental hereto and thereto, shall be satisfactory to the Lenders, and each Agent shall have received all such information or certified or other copies of such documents as any Lender may reasonably request.

(c) Fees. The Administrative Agent shall have received the fees due and payable under the Fee Letter by wire transfer in immediately available funds.

(d) Notice of Borrowing. The Administrative Agent shall have received an executed Notice of Borrowing in connection with the Term Loan A-1.

(e) Representations and Warranties; No Default. (i) All representations and warranties contained in the Financing Agreement, in Section 4 hereof and in the other Loan Documents in effect on the Amendment Effective Date shall be true and correct in all material respects (except that any representation and warranty that is qualified as to materiality or similar language shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the Amendment Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date and (ii) no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment, the Loungefly Acquisition or the other Loan Documents becoming effective in accordance with its or their respective terms and the Loungefly Acquisition is consensual.

(f) Legality. The making of the Term Loan A-1 shall not contravene any law, rule or regulation applicable to any Agent, any Lender or the L/C Issuer.

(g) Opinion. The Agents shall have received an opinions of (i) Hogan Lovells, counsel to the Loan Parties, (ii) Richards Layton & Finger, Delaware counsel to the Loan Parties, and (iii) Karr Tuttle Campbell, Washington counsel to the Loan Parties, in each case, as to such customary matters as the Agents may reasonably request.

(h) Solvency Certificate. The Collateral Agent shall have received a certificate of the chief financial officer of Funko Holdings certifying as to the solvency of the Borrowers (taken as a whole), which certificate shall be reasonably satisfactory in form and substance to the Collateral Agent.

(i) Good Standings. The Agents shall have received a certificate of the appropriate official(s) of the jurisdiction of organization and, except to the extent such failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, each jurisdiction of foreign qualification of each Loan Party certifying as of a recent date not more than 30 days prior to the Amendment Effective Date as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such jurisdictions.

(j) Governing Documents. The Agents shall have received a copy of the Governing Documents of each Loan Party, together with all amendments thereto, certified as of the Amendment Effective Date by an Authorized Officer of such Loan Party; provided, that, if such Governing Documents have not been amended, supplemented or otherwise modified since the Effective Date, such certificate may include a certification by such Authorized Officer that no such changes have been made to such Governing Documents, in lieu attaching copies of such documents.

(k) Incumbency. The Agents shall have received a certificate of an Authorized Officer of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party authorized to sign this Amendment and each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers/directors/representatives.

(l) Resolutions. The Agents shall have received a copy of the resolutions of each Loan Party, certified as of the Amendment Effective Date by an Authorized Officer thereof, approving of the Loungefly Acquisition and authorizing (A) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (B) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith.

(m) Closing Certificate. The Agents shall have received certificates of an Authorized Officer of each Loan Party, certifying as to the matters set forth in subclauses (e), (p) and (q).

(n) Expenses. The Agents shall have received payment of all fees and expenses which are due and payable as of the Amendment Effective Date, pursuant to Section 12.04 of the Financing Agreement.

(o) Flow of Funds Agreement. The Agents shall have received a Flow of Funds Agreement with respect to the Term Loan A-1, duly executed by the Borrowers, the Lenders and the Agents.

(p) Section 7.03 Compliance. The Agents shall have received, not later than three (3) Business Days prior to the anticipated closing date of the Loungefly Acquisition, written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (including, if applicable, pro forma adjustments arising out of events which are directly attributable to such Loungefly Acquisition, are factually supportable, and are expected to have a continuing impact, in each case, determined as if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually and reasonably agreed upon by the Administrative Borrower and the Agents) created by adding the historical combined financial statements of the Ultimate Parent and its Subsidiaries (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the Loungefly Acquisition, the Ultimate Parent and its Subsidiaries (i) would have been in compliance with the financial covenants in Section 7.03 of Financing Agreement for the twelve month period ended immediately prior to the proposed date of consummation of such proposed Acquisition, and (ii) are projected to be in compliance with the financial covenants in Section 7.03 of the Financing Agreement for the twelve month period ended one year after the proposed date of consummation of such Loungefly Acquisition.

(q) Loungefly Acquisition. The following shall be true and correct:

(i) Loungefly is engaged in a business principally located in the United States and permitted to be engaged in by the Loan Parties pursuant to Section 7.02(d); and

(ii) After giving pro forma effect to the Loungefly Acquisition (and any borrowings of Revolving Loans to fund such proposed Acquisition), the Borrowers shall have (A) Availability on the date of the Loungefly Acquisition after giving effect thereto of at least $10,000,000; and (B) projected pro forma Availability for the twelve month period after the date of the Loungefly Acquisition of at least $10,000,000.

(r) Second Amended and Restated Revolving Loan Note. The Administrative Agent shall have received the Second Amended and Restated Revolving Loan Note fully executed by the Loan Parties and the Lenders.

4. Representations and Warranties. Each Loan Party hereby represents and warrants to the Agents and the Lenders as follows:

(a) Representations and Warranties; No Event of Default. The representations and warranties herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered by or on behalf of the Loan Parties to any Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or immediately prior to the Amendment Effective Date are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (except that materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, and to execute and deliver this Amendment, and to consummate the transactions contemplated hereby and by the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business in, and is in good standing in each jurisdiction where the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and be in good standing could not reasonably be expected to have a Material Adverse Effect.

(c) Authorization, Etc. The execution and delivery by each Loan Party of this Amendment and each other Loan Document to which it is or will be a party, and the performance by it of the Financing Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene any Requirement of Law in any material respect or any of its Governing Documents or any material Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

(d) Enforceability of Loan Documents. This Amendment, the Financing Agreement as amended by this Amendment, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by principles of equity.

(e) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party.

(f) Continued Effectiveness of Financing Agreement. Each Loan Party hereby (a) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date each reference in the Financing Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Financing Agreement, and each reference in any other Loan Document to “the Financing Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement, shall mean and be a reference to the Financing Agreement as amended by this Amendment, and (b) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent or any Lender, or to grant to the Collateral Agent or any Lender a Lien on any collateral as security for the Obligations of such Loan Party from time to time existing in respect of the Financing Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects.

(g) Reaffirmation. Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Security Agreement or any other Loan Document, to Collateral Agent, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof.

5. No Other Waivers. Except as expressly provided in this Amendment, all of the terms and conditions of the Financing Agreement and the other Loan Documents remain in full force and effect. Nothing contained in this Amendment shall (a) be construed to imply a willingness on the part of the Agents or the Lenders to grant any similar or other future waiver or amendment of any of the terms and conditions of the Financing Agreement or the other Loan Documents or (b) in any way prejudice, impair or effect any rights or remedies of the Agents or the Lenders under the Financing Agreement or the other Loan Documents.

6. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or electronic mail transmission shall be effective as delivery of a manually executed counterpart of this Amendment, but upon the request of an Agent the parties shall deliver original executed copies of the Amendment.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d) Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement, as and when provided in Section 9.01 of the Financing

Agreement, if (i) any representation or warranty made by a Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) a Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, except as expressly provided herein.

(e) Each Loan Party hereby acknowledges and agrees that: (a) neither it nor any of its Subsidiaries has any claim or cause of action against any Agent or any Lender (or any of the directors, officers, employees, agents, attorneys or consultants of any of the foregoing) and (b) the Agents and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Loan Parties, and all of their Subsidiaries and Affiliates. Notwithstanding the foregoing, the Agents and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge the Agents and the Lenders, together with their respective Affiliates and Related Funds, and each of the directors, officers, employees, agents, attorneys and consultants of each of the foregoing (collectively, the “Released Parties”), from any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Amendment Effective Date directly arising out of, connected with or related to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or other advances or the Collateral. Each Loan Party represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby.

(f) This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(g) The Borrowers agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Lenders in connection with the preparation, execution and delivery of this Amendment and the other related agreements, instruments and documents.

(h) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE REVISIONS CONTEMPLATED HEREIN.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:

FUNKO ACQUISITION HOLDINGS, L.L.C.

By:	/s/ Russell Nickel
	Name:	Russell Nickel
	Title:	Chief Financial Officer and Secretary

FUNKO HOLDINGS LLC

By:	/s/ Russell Nickel
	Name:	Russell Nickel
	Title:	Chief Financial Officer and Secretary

By:	/s/ Russell Nickel
	Name:	Russell Nickel
	Title:	Chief Financial Officer and Secretary

LOUNGEFLY, LLC

By:	/s/ Russell Nickel
	Name:	Russell Nickel
	Title:	Chief Financial Officer and Secretary

AMENDMENT NO. 5 TO

FINANCING AGREEMENT

COLLATERAL AGENT:

CERBERUS BUSINESS FINANCE, LLC

By:	/s/ Daniel Wolf
	Name:	Daniel Wolf
	Title:	Chief Executive Officer

AMENDMENT NO. 5 TO

FINANCING AGREEMENT

ADMINISTRATIVE AGENT AND LENDER:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Robert Anchundia
	Name:	Robert Anchundia
	Title:	Senior Vice President

AMENDMENT NO. 5 TO

FINANCING AGREEMENT

LENDERS:

CERBERUS ASRS FUNDING LLC

By:	/s/ Eric Miller
	Name:	Eric Miller
	Title:	Vice President

CERBERUS AUS LEVERED HOLDINGS LP
By: CAL I GP Holdings LLC Its: General Partner

By:	/s/ Eric Miller
	Name:	Eric Miller
	Title:	Senior Managing Director

CERBERUS AUS LEVERED II LP
By: CAL II GP, LLC Its: General Partner

By:	/s/ Eric Miller
	Name:	Eric Miller
	Title:	Vice President

CERBERUS FSBA LEVERED LLC

By:	/s/ Eric Miller
	Name:	Eric Miller
Title:

CERBERUS ICQ LEVERED LLC

By:	/s/ Eric Miller
	Name:	Eric Miller
	Title:	Vice President

CERBERUS ICQ LEVERED II LLC

By:	/s/ Eric Miller
	Name:	Eric Miller
	Title:	Vice President

AMENDMENT NO. 5 TO

FINANCING AGREEMENT

CERBERUS ICQ OFFSHORE LEVERED LP By: Cerberus ICQ Offshore GP LLC Its: General Partner

By:	/s/ Eric Miller
	Name:	Eric Miller
	Title:	Senior Managing Director

CERBERUS ICQ OFFSHORE LOAN OPPORTUNITIES MASTER FUND, L.P.
By: Cerberus ICQ Offshore Levered GP, LLC Its: General Partner

By:	/s/ Eric Miller
	Name:	Eric Miller
	Title:	Senior Managing Director

CERBERUS KRS LEVERED LLC

By:	/s/ Eric Miller
	Name:	Eric Miller
	Title:	Vice President

CERBERUS LOAN FUNDING XV L.P. By: Cerberus ICQ GP, LLC Its: General Partner

By:	/s/ Eric Miller
	Name:	Eric Miller
	Title:	Senior Managing Director

CERBERUS LOAN FUNDING XVI LP By: Cerberus PSERS GP, LLC Its: General Partner

By:	/s/ Eric Miller
	Name:	Eric Miller
	Title:	Senior Managing Director

AMENDMENT NO. 5 TO

FINANCING AGREEMENT

CERBERUS LOAN FUNDING XVII LTD. By: Cerberus ASRS Holdings LLC, its attorney-in-fact

By:	/s/ Eric Miller
	Name:	Eric Miller
	Title:	Vice President

CERBERUS LOAN FUNDING XVIII L.P.
By: Cerberus LFGP XVIII, LLC Its: General Partner

By:	/s/ Eric Miller
	Name:	Eric Miller
	Title:	Senior Managing Director

CERBERUS LOAN FUNDING XIX L.P By: Cerberus LFGP XIX, LLC Its: General Partner

By:	/s/ Eric Miller
	Name:	Eric Miller
	Title:	Senior Managing Director

CERBERUS N-1 FUNDING LLC

By:	/s/ Eric Miller
	Name:	Eric Miller
	Title:	Vice President

CERBERUS OFFSHORE LEVERED III LP By: COL III GP Inc. Its: General Partner

By:	/s/ Eric Miller
	Name:	Eric Miller
	Title:	Vice President

AMENDMENT NO. 5 TO

FINANCING AGREEMENT

CERBERUS PSERS LEVERED LLC

By:	/s/ Eric Miller
	Name:	Eric Miller
	Title:	Vice President

CERBERUS REDWOOD LEVERED LOAN OPPORTUNITIES FUND A, L.P.
By: Cerberus Redwood Levered Opportunities GP A, LLC Its: General Partner

By:	/s/ Eric Miller
	Name:	Eric Miller
	Title:	Vice President

CERBERUS REDWOOD LEVERED LOAN OPPORTUNITIES FUND B, L.P. By: Cerberus Redwood Levered Opportunities GP LLC Its: General Partner

By:	/s/ Eric Miller
	Name:	Eric Miller
	Title:	Senior Managing Director

CERBERUS SWC LEVERED II LLC

By:	/s/ Eric Miller
	Name:	Eric Miller
	Title:	Vice President

CERBERUS ASRS HOLDINGS LLC

By:	/s/ Eric Miller
	Name:	Eric Miller
	Title:	Vice President

AMENDMENT NO. 5 TO

FINANCING AGREEMENT

CERBERUS FSBA HOLDINGS LLC

By:	/s/ Eric Miller
	Name:	Eric Miller
	Title:	Vice President

CERBERUS KRS LEVERED LOAN OPPORTUNITIES FUND, L.P. BY: Cerberus KRS Levered Opportunities GP, LLC Its: General Partner

By:	/s/ Eric Miller
	Name:	Eric Miller
	Title:	Senior Managing Director

CERBERUS LEVERED LOAN OPPORTUNITIES FUND III, L.P. By: Cerberus Levered Opportunities III GP, LLC Its: General Partner

By:	/s/ Eric Miller
	Name:	Eric Miller
	Title:	Senior Managing Director

CERBERUS NJ CREDIT OPPORTUNITIES FUND, L.P. By: Cerberus NJ Credit Opportunities GP, LLC Its: General Partner

By:	/s/ Eric Miller
	Name:	Eric Miller
	Title:	Senior Managing Director

CERBERUS PSERS LEVERED LOAN OPPORTUNITIES FUND, L.P. By: Cerberus PSERS Levered Opportunities GP, LLC Its: General Partner

By:	/s/ Eric Miller
	Name:	Eric Miller
	Title:	Senior Managing Director

AMENDMENT NO. 5 TO

FINANCING AGREEMENT

FORTRESS CREDIT OPPORTUNITIES III CLO LP

By: FCO III CLO GP LLC, its General Partner

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

FORTRESS CREDIT OPPORTUNITIES V CLO LIMITED By: FCO V CLO CM LLC, its Collateral Manager

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

FORTRESS CREDIT OPPORTUNITIES VII CLO LIMITED By: FCO VII CLO CM LLC, its Collateral Manager

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

FORTRESS CREDIT OPPORTUNITIES VI CLO LIMITED By: FCO VI CLO CM LLC, its Collateral Manager

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

DBD CREDIT FUNDING LLC

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

AMENDMENT NO. 5 TO

FINANCING AGREEMENT

EXHIBIT A

[See attached Redline of Financing Agreement]

EXECUTION VERSION

Incorporating Amendment No. ~~4~~5

FINANCING AGREEMENT

Dated as of October 30, 2015

by and among

FUNKO ACQUISITION HOLDINGS, L.L.C.,

as Ultimate Parent and a Borrower,

FUNKO HOLDINGS LLC,

as Parent and a Borrower,

FUNKO, LLC

as a Borrower,

EACH OF THE GUARANTORS (AS DEFINED HEREIN),

as Guarantors,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

as Lenders,

CERBERUS BUSINESS FINANCE, LLC,

as Collateral Agent,

and

PNC BANK, NATIONAL ASSOCIATION

as Administrative Agent

TABLE OF CONTENTS

Page
ARTICLE I. DEFINITIONS; CERTAIN TERMS		2
Section 1.01	Definitions	2
Section 1.02	Terms Generally	~~55~~59
Section 1.03	Certain Matters of Construction	~~55~~60
Section 1.04	Accounting and Other Terms	~~56~~60
Section 1.05	Time References; Notices	~~56~~61
Section 1.06	Effectiveness of the Borrowers	~~56~~61

ARTICLE II. THE LOANS		~~57~~61
Section 2.01	Commitments	~~57~~61
Section 2.02	Making the Loans	~~58~~63
Section 2.03	Repayment of Loans; Evidence of Debt	~~61~~67
Section 2.04	Interest	~~62~~69
Section 2.05	Reduction of Commitment; Prepayment of Loans	~~63~~71
Section 2.06	Fees	~~67~~76
Section 2.07	LIBOR Option	~~70~~81
Section 2.08	Funding Losses	~~72~~83
Section 2.09	Taxes	~~73~~84
Section 2.10	Increased Costs and Reduced Return	~~76~~89
Section 2.11	Extended Term Loans and Extended Revolving Credit Commitments	~~78~~91
Section 2.12	Mitigation Obligations; Replacement of Lenders	~~82~~96

ARTICLE III. LETTERS OF CREDIT		~~83~~97
Section 3.01	Letters of Credit	~~83~~97
Section 3.02	Issuance of Letters of Credit	~~83~~98
Section 3.03	Requirements For Issuance of Letters of Credit	~~85~~100
Section 3.04	Disbursements, Reimbursement	~~86~~100
Section 3.05	Repayment of Participation Revolving Loans	~~87~~102
Section 3.06	Documentation	~~87~~103
Section 3.07	Determination to Honor Drawing Request	~~88~~103
Section 3.08	Nature of Participation and Reimbursement Obligations	~~88~~103
Section 3.09	Indemnity	~~89~~105
Section 3.10	Liability for Acts and Omissions	~~90~~106

ARTICLE IV. APPLICATION OF PAYMENTS; DEFAULTING LENDERS; JOINT AND SEVERAL LIABILITY OF BORROWERS		~~91~~107
Section 4.01	Payments; Computations and Statements	~~91~~107
Section 4.02	Sharing of Payments	~~93~~109
Section 4.03	Apportionment of Payments	~~93~~109
Section 4.04	Defaulting Lenders	~~95~~111
Section 4.05	Joint and Several Liability of the Borrowers	~~96~~113

ARTICLE V. CONDITIONS TO LOANS		~~97~~115

-i-

Section 5.01	Conditions Precedent to Effectiveness	~~97~~115
Section 5.02	Conditions Precedent to All Loans and Letters of Credit	~~101~~120
Section 5.03	Conditions Subsequent to Effectiveness	~~102~~121

ARTICLE VI. REPRESENTATIONS AND WARRANTIES		~~103~~122
Section 6.01	Representations and Warranties	~~103~~122

ARTICLE VII. COVENANTS OF THE LOAN PARTIES		~~112~~135
Section 7.01	Affirmative Covenants	~~112~~135
Section 7.02	Negative Covenants	~~124~~150
Section 7.03	Financial Covenants	~~132~~161

ARTICLE VIII. MANAGEMENT, COLLECTION AND STATUS OF ACCOUNTS RECEIVABLE AND OTHER COLLATERAL		~~133~~163
Section 8.01	Collection of Accounts Receivable; Management of Collateral	~~133~~163
Section 8.02	Covenant Re-Dating; Pledge of Credit	~~135~~165
Section 8.03	Collateral Custodian	~~135~~165

ARTICLE IX. EVENTS OF DEFAULT		~~136~~166
Section 9.01	Events of Default	~~136~~166

ARTICLE X. AGENTS		~~140~~171
Section 10.01	Appointment	~~140~~171
Section 10.02	Rights, Exculpation, Etc.	~~141~~172
Section 10.03	Reliance	~~142~~173
Section 10.04	Indemnification	~~142~~173
Section 10.05	Agents Individually	~~143~~174
Section 10.06	Successor Agent	~~143~~174
Section 10.07	Collateral Matters	~~144~~175
Section 10.08	Agency for Perfection	~~146~~178
Section 10.09	No Reliance on any Agent’s Customer Identification Program	~~146~~178
Section 10.10	No Third Party Beneficiaries	~~147~~179
Section 10.11	No Fiduciary Relationship	~~147~~179
Section 10.12	Reports; Confidentiality; Disclaimers	~~147~~179
Section 10.13	Conduct of business by the Lenders and Agents	~~148~~180

ARTICLE XI. GUARANTY		~~148~~180
Section 11.01	Guaranty	~~148~~180
Section 11.02	Guaranty Absolute	~~149~~181
Section 11.03	Waiver	~~150~~182
Section 11.04	Continuing Guaranty; Assignments	~~150~~183
Section 11.05	Subrogation	~~150~~183

ARTICLE XII. MISCELLANEOUS		~~151~~184
Section 12.01	Notices, Etc.	~~151~~184
Section 12.02	Amendments, Etc.	~~154~~187
Section 12.03	No Waiver; Remedies, Etc.	~~156~~190

-ii-

Section 12.04	Expenses; Taxes; Attorneys’ Fees	~~156~~190
Section 12.05	Right of Set-off	~~156~~191
Section 12.06	Severability	~~158~~192
Section 12.07	Assignments and Participations	~~158~~192
Section 12.08	Counterparts	~~162~~197
Section 12.09	GOVERNING LAW	~~162~~197
Section 12.10	CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE	~~162~~198
Section 12.11	WAIVER OF JURY TRIAL, ETC.	~~163~~199
Section 12.12	[Reserved].	~~163~~199
Section 12.13	No Party Deemed Drafter	~~163~~199
Section 12.14	Reinstatement; Certain Payments	~~163~~199
Section 12.15	[Intentionally Omitted]	~~164~~199
Section 12.16	Indemnification; Limitation of Liability for Certain Damages	~~164~~199
Section 12.17	Administrative Borrowers	~~165~~202
Section 12.18	Records	~~166~~202
Section 12.19	Binding Effect	~~166~~202
Section 12.20	Interest	~~166~~202
Section 12.21	Confidentiality	~~167~~204
Section 12.22	Public Disclosure	~~168~~204
Section 12.23	Integration	~~168~~204
Section 12.24	USA PATRIOT Act	~~168~~205
Section 12.25	Keepwell	~~168~~205

-iii-

SCHEDULE AND EXHIBITS

Schedule 1.01(A)	Lenders and Lenders’ Commitments
Schedule 1.01(B)	Security Documents
Schedule 6.01(e)	Capitalization; Subsidiaries
Schedule 6.01(f)	Litigation; Commercial Tort Claims
Schedule 6.01(g)	Material Indebtedness
Schedule 6.01(i)	ERISA
Schedule 6.01(l)	Nature of Business
Schedule 6.01(o)	Real Property
Schedule 6.01(r)	Environmental Matters
Schedule 6.01(s)	Insurance
Schedule 6.01(v)	Bank Accounts
Schedule 6.01(w)	Intellectual Property
Schedule 6.01(x)	Material Contracts
Schedule 6.01(cc)	Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN
Schedule 6.01(dd)	Collateral Locations
Schedule 6.01(ee)	Inventory Locations
Schedule 7.02(a)	Existing Liens
Schedule 7.02(b)	Existing Indebtedness
Schedule 7.02(e)	Existing Investments
Schedule 7.02(k)	Limitations on Dividends and Other Payment Restrictions
Schedule 8.01	Cash Management Accounts

Exhibit A	Form of Joinder Agreement
Exhibit B	Form of Assignment and Acceptance
Exhibit C	Form of Notice of Borrowing
Exhibit D	Form of LIBOR Notice
Exhibit E	Form of Borrowing Base Certificate
Exhibit F	Form of Letter of Credit Application

-iv-

FINANCING AGREEMENT

Financing Agreement, dated as of October 30, 2015 by and among Funko Acquisition Holdings, L.L.C., a Delaware limited liability company (the “Ultimate Parent” or the “Buyer”), as the initial borrower, and immediately upon consummation of the Funko Acquisition (as hereinafter defined) Funko Holdings LLC, a Delaware limited liability company (“Parent” or “Funko Holdings”) and Funko, LLC, a Washington limited liability company (“Funko”, and Funko, together with the Ultimate Parent, the Parent and each other Person that executes a Joinder Agreement and becomes a “Borrower” hereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages hereto (together with each other Person that executes a Joinder Agreement and becomes a “Guarantor” hereunder or otherwise guaranties all or any part of the Obligations (as hereinafter defined), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”), Cerberus Business Finance, LLC, a Delaware limited liability company (“Cerberus”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and PNC Bank, National Association (“PNC”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

RECITALS

Pursuant to the Acquisition Agreement (as hereinafter defined), the Buyer has agreed to acquire the Parent.

The Borrowers have asked the Lenders to extend credit consisting of (a) a Term Loan (as hereinafter defined) to be extended to the Borrowers in the aggregate principal amount of $175,000,000, and (b) a revolving credit facility extended to the Borrowers in an amount of up to $50,000,000, which will include a $3,000,000 subfacility for the issuance of letters of credit. The proceeds of the term loans and the loans made under the revolving credit facilities shall be used to finance a portion of the purchase price for the Funko Acquisition (as defined below), for working capital and other general corporate purposes of the Loan Parties, to refinance certain existing indebtedness, to pay fees and expenses related to this Agreement, and to fund a working capital adjustment in connection with the Funko Acquisition, if any. The letters of credit will be used for general working capital purposes. The Lenders are severally, and not jointly, willing to extend such credit to the Borrowers subject to the terms and conditions hereinafter set forth.

In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS; CERTAIN TERMS

Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Account Debtor” means each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable.

“Account Receivable” means, with respect to any Person, any and all accounts (as that term is defined in the Uniform Commercial Code) and any and all rights of such Person to payment for goods sold and/or services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any proceeds arising therefrom or relating thereto.

“Acon Investors” means ACON Funko Investors, L.L.C., a Delaware limited liability company and each other Person that becomes a lender of Acon Subordinated Indebtedness pursuant to an Acon Subordinated Note, and executes a joinder to the Acon Notes Subordination Agreement.

“Acon Subordinated Indebtedness” shall mean the debt obligations of the Ultimate Parent to Acon Investors under the Acon Subordinated Notes, in an aggregate principal amount not to exceed $20,000,000 (plus any interest paid in kind in accordance with the Acon Subordinated Notes).

“Acon Subordinated Indebtedness Permitted Payments” means (a) regularly scheduled payments in kind (and not in cash) of interest on the Acon Subordinated Indebtedness in accordance with the Acon Subordinated Notes, (b) after the fifth anniversary of an Acon Subordinated Note, AHYDO payments on the Acon Subordinated Indebtedness pursuant to Section 6 of such Acon Subordinated Note, (c) cash payments of principal (including capitalized interest and accrued interest on such principal amount subject to payment) after a Qualified Initial Public Offering, using the proceeds of such Qualified Initial Public Offering, and (d) voluntary cash prepayments of principal (including capitalized interest and accrued interest on such principal amount subject to payment) and cash payments of regularly scheduled interest on the Acon Subordinated Indebtedness; provided, that such payments shall only be permitted to be paid if: (i) no Default or Event of Default shall have occurred and be continuing, or would result from such prepayment, (ii) Availability would not be less than $15,000,000 immediately after giving effect to such payment and (iii) the Loan Parties shall be in compliance on a pro forma basis with the covenants set forth in Section 7.03 hereof, recomputed for the most recent Fiscal Quarter for which financial statements have been delivered (or are required to have been delivered) under Section 7.01(a)(i) hereof.

“Acon Subordinated Notes” means each Subordinated Promissory Note by Ultimate Parent in favor of an Acon Investor, each in substantially the same form as that certain Subordinated Promissory Note, dated as of June 26, 2017, by Ultimate Parent in favor of ACON Funko Investors, L.L.C., a Delaware limited liability company, as each of the foregoing may be amended, restated, supplemented or otherwise modified from time to time in compliance with the terms of the Subordination Agreement.

“Acon Notes Subordination Agreement” means that certain Subordination Agreement, dated as of June 26, 2017, by and between Collateral Agent and each Acon Investor, as acknowledged by the Borrowers, as the same may be amended, restated, supplemented or otherwise modified from time to time in compliance with the terms thereof.

“Acquired Indebtedness” means Indebtedness of a Person whose assets or Equity Interests are acquired by a Loan Party in a Permitted Acquisition; provided that (x) such Indebtedness was in existence prior to the date of such Permitted Acquisition and was not incurred in connection with, or in contemplation of, such Permitted Acquisition and (y) such Indebtedness is not secured by any Liens on the assets of any Loan Party or any Subsidiary of any Loan Party except for Permitted Liens.

“Acquisition” means the acquisition (whether by means of a merger, consolidation or otherwise) of all of the Equity Interests of any Person or all or substantially all of the assets of (or any division or business line of) any Person.

“Acquisition Agreement” means the Securities Purchase and Contribution Agreement, dated as of October 9, 2015 by and among (i) Funko Acquisition Holdings, L.L.C., a Delaware limited liability company, as the purchaser, (ii) Funko, LLC, a Washington limited liability company, as the company, (iii) Funko Holdings LLC, a Delaware limited liability company, as the parent, and (iv) Funko International, LLC, a Delaware limited liability company, Jon P. and Trishawn P. Kipp Children’s Trust, Brian Mariotti and Shannon Mariotti, a married couple resident in the State of                 , GLAD Funko Investments, Inc., a Delaware corporation, GAIN Funko Investments, Inc., a Delaware corporation, and each of the additional sellers identified on Exhibit A attached thereto, as amended or otherwise modified in a manner permitted hereunder.

“Acquisition Assets” means all of the property and assets (tangible and intangible) proposed to be purchased by the Buyer pursuant to the Acquisition Agreement.

“Acquisition Documents” means the Acquisition Agreement and all other operative agreements related thereto or executed in connection therewith.

“Action” has the meaning specified therefor in Section 12.12.

“Administrative Agent” has the meaning specified therefor in the preamble hereto.

“Administrative Agent’s Account” means an account at a bank designated by the Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.

“Administrative Borrower” has the meaning specified therefor in Section 12.17.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Equity Interests having ordinary voting power for the election of members of the Board of Directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an “Affiliate” of any Loan Party.

“Agent” has the meaning specified therefor in the preamble hereto.

“Agent Advances” has the meaning specified therefor in Section 10.08(a).

“Agreement” means this Financing Agreement, including all amendments, restatements, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

“Agreement Among Lenders” means the Agreement Among Lenders, dated as of the date hereof, among the Revolving Loan Lenders, on the one hand, and the Term Loan Lenders, on the other hand, as such agreement may be amended, restated, supplemented or otherwise modified pursuant to the terms thereof.

“Amendment No. 1” means Amendment No. 1 to Financing Agreement, dated as of September 8, 2016, by and among the Agents, the Lenders and the Loan Parties.

“Amendment No. 1 Effective Date” means the “Amendment Effective Date” as defined in Amendment No. 1.

“Amendment No. 3” means Amendment No. 3 to Financing Agreement, dated as of January 17, 2017, by and among the Agents, the Lenders and the Loan Parties.

“Amendment No. 3 Effective Date” means the “Amendment Effective Date” as defined in Amendment No. 3.

“Amendment No. 4” means Amendment No. 4 to Financing Agreement, dated as of June 26, 2017, by and among the Agents, the Lenders and the Loan Parties.

“Amendment No. 5” means Amendment No. 5 to Financing Agreement, dated as of June 28, 2017, by and among the Agents, the Lenders and the Loan Parties.

“Amendment No. 5 Effective Date” means the “Amendment Effective Date” as defined in Amendment No. 5.

“Anti-Terrorism Laws” shall mean any Laws relating to, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order,

or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time, including, without limitation, (i) the Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), as amended, and regulations promulgated thereunder, (ii) the Bank Secrecy Act, as amended, and regulations promulgated thereunder, (iii) the USA PATRIOT Act, as amended, and regulations promulgated thereunder, (iv) the laws, regulations and Executive Orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (v) the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 and implementing regulations by the United States Department of the Treasury, (vi) any law prohibiting or directed against terrorist activities or the financing of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), or (vii) any similar laws enacted in the United States or any other jurisdictions in which the parties to this agreement operate, as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced and all other present and future legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and any regulations promulgated pursuant thereto.

“Applicable Prepayment Premium” means, as of any date of determination, whether before or after an Event of Default or acceleration and to the extent applicable, (x) with respect to the Term Loan A and the Revolving Credit Commitments, an amount equal to (a) during the period of time from and after the Effective Date up to the date that is the first anniversary of the Effective Date, an amount equal to 2.00% times the sum of (i) the amount of any permanent reduction or termination of the Total Revolving Credit Commitment on such date (or, in the case of a termination of the Revolving Credit Commitment, the total amount of the Revolving Credit Commitment immediately prior to such termination) plus (ii) the principal amount of any prepayment of the Term Loan A on such date, (b) during the period of time after the date that is the first anniversary of the Effective Date up to and including the date that is the second anniversary of the Effective Date, an amount equal to 1.00% times the sum of (i) the amount of any permanent reduction or termination of the Total Revolving Credit Commitment on such date (or, in the case of a termination of the Revolving Credit Commitment, the total amount of the Revolving Credit Commitment immediately prior to such termination) plus (ii) the principal amount of any prepayment of the Term Loan A on such date, and (c) thereafter, zero, and (y) with respect to the Term Loan B, an amount equal to (a) during the period of time from and after the Amendment No. 3 Effective Date up to the date that is the first anniversary of the Amendment No. 3 Effective Date, an amount equal to 2.00% times the principal amount of any prepayment of the Term Loan B on such date, (b) during the period of time after the date that is the first anniversary of the Amendment No. 3 Effective Date up to and including the date that is the second anniversary of the Amendment No. 3 Effective Date, an amount equal to 1.00% times the principal amount of any prepayment of the Term Loan B on such date, and (c) thereafter, zero.

“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Collateral Agent, in accordance with Section 12.07 hereof and substantially in the form of Exhibit B hereto or such other form acceptable to the Collateral Agent.

“Authorized Officer” means, with respect to any Person, the chief executive officer, chief financial officer, president, vice president-controller, treasurer or vice president of such Person.

“Availability” means, as of any date of determination, the result of (a) the lesser of (i) the Borrowing Base (as determined pursuant to the most recently delivered Borrowing Base Certificate) and (ii) the Total Revolving Credit Commitment, minus (b) the sum of (i) the aggregate outstanding principal amount of all Revolving Loans plus (ii) all Letter of Credit Obligations plus (iii) all outstanding fees, costs, expenses and taxes then payable pursuant to Section 2.06 and Section 12.04 which have been invoiced to Borrower (to the extent required under Section 4.01) prior to the date on which the most recent Borrowing Base Certificate has been delivered but not yet paid, minus (c) all of the Loan Parties’ accounts payable for which ninety (90) days or more have elapsed from the applicable invoice due date (as determined pursuant to the most recently delivered Borrowing Base Certificate).

“Available Equity Proceeds” means the cumulative net cash proceeds of any issuances of Qualified Equity Interests (other than Permitted Cure Stock) after the Effective Date, as such amount may be reduced to reflect application pursuant to clause (h) of the definition of Permitted Acquisition, clause (p) of the definition of Permitted Investments or clause (i) of the definition of Capital Expenditures.

“Bank” means PNC, its successors or any other bank designated by the Administrative Agent to the Administrative Borrower from time to time.

“Bank Product Agreements” means those certain cash management service agreements entered into from time to time between Borrowers, on the one hand, and an Agent or a Lender or its Affiliates, on the other hand, in connection with any of the Bank Products, including, without limitation, any Lender-Provided Hedge Agreement.

“Bank Product Provider” means any Agent or Lender or Affiliate thereof that provides Bank Products to any Loan Party.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Borrowers to any Agent or Lender or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Borrowers, as applicable, are obligated to reimburse to Administrative Agent or any Lender as a result of Administrative Agent or such Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to such Person pursuant to the Bank Product Agreements. Notwithstanding any of the foregoing, Bank Product Obligations shall not include any Excluded Hedge Liabilities.

“Bank Product Reserve” means, as of any date of determination, the ~~lesser of (i) $2,000,000 and (ii) the~~ amount of reserves that the Administrative Agent has established (based upon the Administrative Agent’s reasonable determination of the credit exposure in respect of the then extant Bank Products) in respect of Bank Product Obligations under Bank Products then provided or outstanding, but only to the extent that such reserves are taken with respect to Bank Product Obligations which exceed $5,000,000 at any time outstanding; provided that, in order to qualify as a Bank Product Reserve, such reserve must be established on or substantially contemporaneous with the date that the applicable Bank Product is provided.

“Bank Products” means any service or facility extended to the Borrowers by any Lender or its Affiliates including: (i) credit cards, (ii) credit card processing services, (iii) debit cards and stored value cards, (iv) purchase cards and commercial cards, (v) ACH transactions, (vi) cash management and treasury management services and products, including without limitation controlled disbursement, accounts or services, lockboxes, automated clearinghouse transactions, overdrafts, interstate depository network services, or (vii) Lender-Provided Hedge Agreements and other foreign exchange or “FX” cash management products.

“Bankruptcy Code” means (i) the United States Bankruptcy Code (11 U.S.C. § 101, et seq.), as amended, and any successor statute and (ii) such other applicable rules, laws or statutes of any Government Authority or court of a jurisdiction outside of the United States of America relating to bankruptcy, insolvency, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief, as amended and in effect from time to time, and any successor rule, law or statute.

“Blocked Person” has the meaning assigned to such term in Section 6.01(ii).

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” means, (a) with respect to any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Book Value” means, with respect to any Inventory of any Person, the lower of (a) cost (as reflected in the general ledger of such Person before customary reserves established by such Person in good faith and in accordance with GAAP) and (b) market value, in each case, determined in accordance with GAAP calculated on a first-in first-out basis.

“Borrower” has the meaning specified therefor in the preamble hereto.

“Borrowing Base” means, at any time, an amount equal to (1) the lesser of (A) the then-existing Maximum Revolving Loan Amount and (B) the sum of (i) the lesser of (x) seventy percent (70%) of the Book Value of Eligible Inventory of the Borrowers at such time and (y) eighty-five percent (85%) times the most recently determined Net Liquidation Percentage times the Book Value of the Eligible Inventory of the Borrowers at such time, plus (ii) the lesser of (x) ten percent (10%) of the then-existing Maximum Revolving Loan Amount, (y) seventy percent (70%) of the Book Value of Eligible In-Transit Inventory of the Borrowers at such time, and (z)

eighty-five percent (85%) times the most recently determined Net Liquidation Percentage times the Book Value of Eligible In-Transit Inventory of the Borrowers at such time, plus (iii) eighty-five percent (85%) of the Net Amount of Eligible Domestic Accounts Receivable of the Borrowers at such time, plus (iv) the lesser of (x) twenty percent (20%) of the then-existing Maximum Revolving Loan Amount and (y) eighty-five percent (85%) of the Net Amount of Eligible Foreign Accounts Receivable of the Borrower at such time, plus (v) the lesser of (x) thirty percent (30%) of the then existing Maximum Revolving Loan Amount, (y) seventy percent (70%) of the Book Value of Eligible Special Inventory of the Borrowers at such time, and (z) eighty-five percent (85%) times the most recently determined Net Liquidation Percentage times the Book Value of the Eligible Special Inventory of the Borrowers at such time, plus (vi) the Special Advance Amount, minus (2) the aggregate amount of Reserves established by the Administrative Agent at such time.

“Borrowing Base Certificate” means a certificate signed by an Authorized Officer of the Administrative Borrower and setting forth the calculation of the Borrowing Base in compliance with Section 7.01(a)(vi), substantially in the form of Exhibit E.

“Business Day” means (a) for all purposes other than as described in clause (b) below, any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Pittsburgh, Pennsylvania or New York City, (b) with respect to the borrowing, payment or continuation of, or determination of interest rate on, LIBOR Rate Loans, any day that is a Business Day described in clause (a) above and on which dealings in Dollars may be carried on in the interbank eurodollar markets in New York City and London.

“Buyer” has the meaning specified therefor in the preamble hereto.

“Capital Expenditures” means, with respect to any Person for any period, the sum of the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in “property, plant and equipment” or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period; provided, however, that the following shall not constitute Capital Expenditures: (i) expenditures to the extent that they are financed with the Available Equity Proceeds, (ii) expenditures to the extent that they are made with the proceeds of Reinvestment Eligible Funds, (iii) expenditures to the extent that they are made by the Ultimate Parent or any of its Subsidiaries to effect leasehold improvements to any property leased by such Person as lessee, to the extent that such expenses have been reimbursed in cash by the landlord that is not a Loan Party, (iv) expenditures to the extent that they are actually paid for by a third party (excluding any Loan Party) and for which no Loan Party has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other Person (whether before, during or after such period), and (v) property, plant and equipment taken in settlement of accounts.

“Capitalized Lease” means, with respect to any Person, any lease of real or personal property by such Person as lessee which is (a) required under GAAP to be capitalized on the balance sheet of such Person or (b) a transaction of a type commonly known as a

“synthetic lease” (i.e., a lease transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).

“Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateralize” means to deliver to the Administrative Agent an amount in the applicable currency in which any Letter of Credit is denominated (whether in cash or in the form of a backstop letter of credit in form and substance reasonably satisfactory to, and issued by a U.S. commercial bank reasonably acceptable to, the Administrative Agent in its Permitted Discretion) equal to 105% of the sum of (a) the maximum aggregate amount available for drawing under any outstanding Letter of Credit plus the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit which have not been converted to Revolving Loans plus (b) the amount of unpaid Letter of Credit Fees then accrued. Derivatives of such term have corresponding meanings. Without limiting the generality of any other grant of Liens in any Loan Document, each Loan Party hereby grants to Administrative Agent a continuing and first priority security interest in all Cash Collateral delivered to Administrative Agent to secure all Letter of Credit Obligations and/or Post-Term Letter of Credit Obligations, as applicable.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (b) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody’s or A-1 by Standard & Poor’s; (c) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (e) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; (f) marketable tax exempt securities rated A or higher by Moody’s or A+ or higher by Standard & Poor’s, in each case, maturing within six months from the date of acquisition thereof; and (g) in the case of Investments by a foreign Subsidiary, investments/instruments corresponding to and with equivalent quality to investments/instruments described in the foregoing clauses (a) through (f) available in and/or guaranteed by the equivalent Governmental Authorities in the country in which such foreign Subsidiary is located.

“Cash Management Accounts” means the bank accounts of each Loan Party (other than (a) accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party’s employees, (b) any account over which the grant of a Cash Management Agreement is legally prohibited or which constitute cash collateral in respect of a Permitted Lien and (c) any account with an average daily balance during any month no greater than $50,000 (provided that the aggregate average daily balance during any month in all such accounts is less than $200,000).

“Cash Management Agreement” means a deposit account control agreement, in form and substance reasonably satisfactory to the Agents, by and among a Loan Party, the Collateral Agent and a Cash Management Bank with respect to each Cash Management Account.

“Cash Management Bank” has the meaning specified therefor in Section 8.01(a).

“Cerberus” has the meaning specified therefor in the preamble hereto.

“CEA” means the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.

“CFC” means a controlled foreign corporation (as that term is defined in the IRC).

“CFTC” means the Commodity Futures Trading Commission.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith (whether or not having the force of law) and (ii) all requests, rules, regulations, guidelines , interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case, pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” means each occurrence of any of the following:

(a) prior to the occurrence of either (i) the first public offering by Ultimate Parent (or by its direct or indirect parent company) of the Equity Interests in Ultimate Parent (or in its direct or indirect parent company, as the case may be) after the Effective Date pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act (a “Qualified Initial Public Offering”) or (ii) a private placement by Ultimate Parent (or by its direct or indirect parent company) of the Equity Interests in Ultimate Parent (or in its direct or indirect parent company, as the case may be) (a “Private Placement”), the Permitted Holders cease beneficially and of record to own and control, directly or indirectly, at least 50.1% on a fully diluted basis of the aggregate outstanding voting and economic power of the Equity Interests of the Ultimate Parent;

(b) after the occurrence of either of a Qualified Initial Public Offering or a Private Placement, (i) the Permitted Holders cease beneficially and of record to own and control, directly or indirectly, at least 25% on a fully diluted basis of the aggregate outstanding voting and economic power of the Equity Interests of the Ultimate Parent or (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Permitted Holders is or shall at any time become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than the percentage (measured on a fully diluted basis) of the voting power of the Equity Interests of the Ultimate Parent then owned, directly or indirectly, by the Permitted Holders;

(c) during any period of two consecutive years following the Effective Date, individuals who at the beginning of such period constituted the Board of Directors of the Ultimate Parent (or its direct or indirect ultimate parent holding company of which Ultimate Parent is a wholly-owned Subsidiary) (together with any new directors whose election by such Board of Directors or whose nomination for election by the members of the Ultimate Parent (or its direct or indirect ultimate parent holding company of which Ultimate Parent is a wholly-owned Subsidiary) was approved by a vote of at least a majority the directors or managers of the Ultimate Parent (or its direct or indirect ultimate parent holding company of which Ultimate Parent is a wholly-owned Subsidiary) then still in office who were either directors or managers at the beginning of such period, or whose election or nomination for election was previously approved by the Board of Directors) cease for any reason to constitute a majority of the Board of Directors of the Ultimate Parent (or its direct or indirect ultimate parent holding company);

(d) the Ultimate Parent shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting or economic power of the Equity Interests of each other Loan Party (other than in connection with any transaction permitted pursuant to Section 7.02(c)), free and clear of all Liens other than Permitted Liens (but excluding any Permitted Liens not arising under the Loan Documents that are consensual or contractual Liens); or

(e) a “Change of Control” (or any comparable term or provision) under or with respect to any Disqualified Equity Interests or the Subordinated Indebtedness of the Ultimate Parent or any of its Subsidiaries.

“Collateral” means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

“Collateral Agent” has the meaning specified therefor in the preamble hereto.

“Collateral Assignment” means the Collateral Assignment of Acquisition Documents, dated as of the date hereof, and in form and substance reasonably satisfactory to the Collateral Agent, made by the Buyer in favor of the Collateral Agent.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

“Commitments” means, with respect to each Lender, such Lender’s Revolving Credit Commitment and Term Loan ~~B~~A-1 Commitment.

“Consolidated Adjusted Working Capital” means at any date the excess of (i) Consolidated Current Assets (excluding (a) deferred tax assets and (b) cash and Cash Equivalents classified as such in accordance with GAAP) over (ii) Consolidated Current Liabilities (excluding (a) deferred tax liabilities and (b) the current portion of any Consolidated Funded Indebtedness); provided however that Consolidated Adjusted Working Capital shall be calculated without giving effect to any Consolidated Current Assets or Consolidated Current Liabilities acquired or assumed in any Permitted Acquisition consummated during the applicable period to the extent financed with Indebtedness, Equity Issuances of Parent, or Reinvestment Eligible Funds.

“Consolidated Cash Interest Expense” means, for any period, Consolidated Net Interest Expense that has been paid or is payable in cash during such period, other than (without duplication and to the extent, but only to the extent, included in the determination of Consolidated Net Interest Expense for such period in accordance with GAAP and paid in cash for such period): (i) amortization of debt discount and debt issuance fees, (ii) any fees (including underwriting fees) and expenses paid in connection with the consummation of the Acquisition or the consummation or proposed consummation of any Permitted Acquisition), (iii) any payments made to obtain Hedging Agreements and (iv) any agent or collateral monitoring fees paid or required to be paid pursuant to any Loan Document.

“Consolidated Current Assets” means at any date the consolidated current assets of Ultimate Parent and its Subsidiaries determined as of such date.

“Consolidated Current Liabilities” means at any date, without duplication, (i) the consolidated current liabilities of Ultimate Parent and its Subsidiaries plus (ii) all guaranty obligations of Ultimate Parent or any consolidated Subsidiary of Ultimate Parent in respect of the current liabilities of any Person (other than Ultimate Parent or a consolidated Subsidiary of Ultimate Parent), determined as of such date.

“Consolidated EBITDA” means, with respect to any Person for any period, (a) Consolidated Net Income plus (b) without duplication, the sum of the following amounts to the extent deducted in determining Consolidated Net Income of such Person and its Subsidiaries for such period: (i) Consolidated Net Interest Expense, (ii) income tax expense minus any income tax benefit recorded (but only to the extent such result is a positive number), (iii) depreciation expense, (iv) amortization expense, (v) Permitted Management Fees paid or accrued by such Person or its Subsidiaries to any of its Affiliates during such period, (vi) fees and expenses for third party professionals, agents and advisors and other transaction costs and expenses incurred in connection with the closing of the Acquisition contemplated by the Acquisition Agreement, the Loan Documents ~~and~~, Permitted Acquisitions (whether or not consummated) and any initial public offering (whether or not consummated) after the Effective Date (including (A) in connection with the closing of the Acquisition contemplated by the Acquisition Agreement, fees payable to the Permitted Holders and their Affiliates in an aggregate amount not to exceed $11,700,000, and consent fees payable to third party licensors and lessors in an aggregate amount not to exceed $8,500,000; provided that the amount of such fees and expenses are actually incurred within 180 days of the Effective Date ~~and~~, (B) any other Permitted Acquisitions (whether or not consummated) ~~and~~after the Effective Date to the extent the aggregate amount of such fees and expenses under this subclause (B) does not exceed $2,000,000 in any Fiscal Year and (C) any initial public offering (whether or not consummated) after the Effective Date to the extent the aggregate amount of such fees and expenses under this subclause (~~B~~C) does not exceed $~~2,000,000~~4,000,000 in any Fiscal Year), (vii) non-cash compensation expense (including deferred non-cash compensation expense), or other non-cash expenses or charges, arising from the sale or issuance of Equity Interests, the granting of stock options, and similar arrangements, (viii) all other non-cash, non-recurring charges (other than any such non-cash expenses or charges that represent an accrual or reserve for future cash expenses or charges or a write-down or write-off of current assets (other than as a result of the application of purchase accounting)), including, without limitation, non-cash exchange, translation, or performance losses relating to any hedging transactions or foreign currency fluctuation, non-cash charges in respect of earnouts, non-cash mark-to-market expenses relating to any Hedging Agreement permitted hereunder, non-cash stock or equity compensation and non-cash charges associated with any write-off of deferred amortization costs, (ix) non-recurring cash charges resulting from severance, consulting, advisory and other similar transition expenses, stay or sign on bonuses, retirement of debt, restructuring, consolidation, transition integration and other similar adjustments made as a result of Permitted Acquisitions and other Permitted Investments (including facility start-up costs and pursuit and broken deal costs in respect of acquisitions and investments); provided, that the amounts added back pursuant to this clause (ix) and clause (x) shall not in the aggregate exceed 15% of Consolidated EBITDA (calculated prior to giving effect to such clauses), (x) pro forma cost savings and synergies (net of actual amounts realized) in connection with any Permitted Acquisition or other Permitted Investments that are identifiable, factually supported and validated by an independent third party financial analysis and expected to occur within the next twelve (12) months based on specifically identifiable actions which have been taken or will be taken; provided, that the amounts added back pursuant to this clause (x) and clause (ix) shall not in the aggregate exceed 15% of Consolidated EBITDA (calculated prior to giving effect to such clauses), (xi) any charges associated with the Funko Earnout or the Underground Toys Earnout, (xii) to the extent not included in Consolidated Net Income, cash proceeds of business interruption insurance received during such period and the proceeds of any indemnification payments received from third parties for items to the extent such items reduced Consolidated Net Income, (xiii) Pro Forma EBITDA from Permitted Acquisitions supported by a quality of earnings report or a certified analysis of the CFO of the Borrower, in either case the results of which shall be reasonably satisfactory to the Collateral Agent, (xiv) expenses in respect of compensation (including payroll taxes) paid to any member of management in lieu of not exercising options in respect of equity in the Borrower (or any direct or indirect parent of the Borrower) to the extent such compensation is limited to such member’s pro rata share of the distributions to be funded with the proceeds of the First Amendment Term Loan or the Term Loan B, (xv) non-cash expenses due to a step-up of inventory value required as a result of the Acquisition and any Permitted Acquisition and (xvi) fees in connection with obtaining and the maintenance of ratings by Standard & Poor’s and Moody’s. Notwithstanding the foregoing, for purposes of calculating the Senior Leverage Ratio only, (x) for the fiscal quarter ended June 30, 2015, Consolidated EBITDA shall be equal to $16,242,000, and (y) for the fiscal quarter ended September 30, 2015, Consolidated EBITDA shall be equal to $24,019,000.

“Consolidated Funded Indebtedness” means, with respect to any Person at any date, all Indebtedness (other than Indebtedness of the type described in clause (g) of the definition of Indebtedness, any Indebtedness that is cash collateralized, any obligations in relation to Funko Preferred Earnout Equity and any contingent earnouts and similar obligations to the extent not due and payable, including the Underground Toys Earnout and the Funko Earnouts, except in the case of any Funko Earnout that is due and payable, in which case the amount of such obligation that is expected to be funded through an Equity Issuance by Ultimate Parent (including the issuance of the Funko Earnout Preferred Equity) shall be excluded from Consolidated Funded Indebtedness to the extent such amount is supported by a written notification from ACON that a capital call was made for such amount (other than in connection with the issuance of Funko Earnout Preferred Equity)) of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, including, in any event, with respect to the Ultimate Parent and its Subsidiaries, the Revolving Loans, the Term Loans, the Letter of Credit Obligations and all Capitalized Lease Obligations of the Ultimate Parent and its Subsidiaries, provided that the aggregate outstanding amount of all Revolving Loan Obligations and Letter of Credit Obligations as of such date shall be calculated on such date based on the average daily balance thereof during the applicable trailing twelve month test period ending on such date.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any extraordinary or non-recurring gains or losses or gains or losses from Dispositions, (b) non-cash restructuring charges and (c) effects of discontinued operations.

“Consolidated Net Interest Expense” means, with respect to any Person for any period, the total interest expense of such Person for such period, whether paid or accrued and whether or not capitalized including, without limitation, any Installment Waiver Fees, amortization of debt issuance costs and original issue discount, interest capitalized during construction, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments under Capitalized Leases (regardless of whether accounted for as interest expense under GAAP), all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs (included in interest expense) in respect of Hedging Agreements, in each case determined (i) on a consolidated basis for such period, net of all interest income and (ii) net of amounts paid or payable and/or received or receivable under Hedging Agreements in respect of interest rates.

“Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, capitalized leases or dividends (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Covered Entity” means (a) each Borrower, each of Borrower’s Subsidiaries, all Guarantors and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Current Value” has the meaning specified therefor in Section 7.01(o).

“Daily LIBOR Rate” means, for any day, the rate per annum determined by the Administrative Agent by dividing (i) the Published Rate by (ii) a number equal to 1.00 minus the Reserve Percentage.

“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 4.04(d), any Lender that (a) has failed to (i) fund all or any portion of its Loans within 2 Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Administrative Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within 2 Business Days of the date when due, (b) has notified the Administrative Borrower, the Administrative Agent or any L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by the Administrative Agent or the Administrative Borrower, to confirm in writing to the Administrative Agent and the Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Administrative Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender, subject to Section 4.04(d), upon delivery of written notice of such determination to the Administrative Borrower, each L/C Issuer and each Lender.

“Dilution” means a percentage, reasonably determined by Administrative Agent based upon the experience of the immediately prior ninety (90) days that is the result of dividing the amount of (a) discounts, advertising allowances, credits, or other similar items that are granted in the ordinary course of business with respect to the Borrowers’ Accounts Receivable during such period, by (b) the Borrowers’ billings with respect to Accounts Receivable during such period.

“Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts Receivable of the Borrowers, by one (1) percentage point for each percentage point by which Dilution is in excess of five percent (5.0%); provided that the Dilution Reserve shall be calculated without regard to co-op advertising expenses and discounts for advertising expenses that are otherwise taken into account in determining the net amount of Eligible Accounts Receivable and/or other Reserves.

“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of Inventory in the ordinary course of business.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date which is 91 days after the Final Maturity Date (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is convertible into or exchangeable for (i) debt securities or (ii) any Equity Interests referred to in clause (a) above, in each case at any time prior to the date which is 91 days after the Final Maturity Date at the option of any Person other than a Loan Party, (c) contains any repurchase obligation that may come into effect either (i) prior to Payment in Full of all Obligations or (ii) prior to the date that is 91 days after the Final Maturity Date or (d) provides for scheduled payments or the payment of cash dividends or distributions prior to the date that is 91 days after the Final Maturity Date.

“Document” shall have the meaning given to the term “document” in the Uniform Commercial Code.

“Dollar,” “Dollars” and the symbol “$” each means lawful money of the United States of America.

“Dollar Equivalent” means at any time (i) as to any amount denominated in Dollars, the amount thereof at such time, and (ii) as to any amount denominated in any other currency, the equivalent amount in Dollars calculated by the Administrative Agent in good faith at such time using the Exchange Rate in effect on the Business Day of determination.

“Domestic In-Transit Inventory” shall mean Inventory of a Borrower that is in transit from a location inside the United States to any location of a Loan Party within the United States.

“Drawing Date” has the meaning specified therefor in Section 3.04(b).

“Effective Date” has the meaning specified therefor in Section 5.01.

“Effectiveness Date” means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

“Eligibility Date” means, with respect to each Borrower and Guarantor and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effectiveness Date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Borrower or Guarantor, and otherwise it shall be the Effectiveness Date of this Agreement and/or such other Loan Document(s) to which such Borrower or Guarantor is a party)

“Eligible Accounts Receivable” means the Accounts Receivable of a Borrower that, meet all of the following specifications:

(a) delivery of the merchandise or the rendition of the services has been completed with respect to such Account Receivable;

(b) no return, rejection, repossession or dispute has occurred with respect to such Account Receivable, the Account Debtor has not asserted any setoff, defense or counterclaim with respect to such Account Receivable, and there has not occurred any extension of the time for payment with respect to such Account Receivable without the consent of the Administrative Agent, provided that, in the case of any dispute, setoff, defense or counterclaim with respect to an Account Receivable, the portion of such Account Receivable not subject to such dispute, setoff, defense or counterclaim will not be ineligible solely by reason of this clause (b);

(c) such Account Receivable is subject to a first priority perfected and enforceable security interest in favor of the Collateral Agent for the benefit of the Agent and the Secured Parties and is lawfully owned by a Borrower free and clear of any Lien other than in favor of the Collateral Agent for the benefit of the Agents and the Secured Parties and otherwise continues to be in conformity in all material respects with all representations and warranties made by a Borrower to the Agents and the Lenders with respect thereto in the Loan Documents, and such Borrower has the right to grant Liens on such Account Receivable;

(d) such Account Receivable (i) is not evidenced by a promissory note, chattel paper, bill of sale or any other instrument or other document in respect of which the perfection or priority of the security interest of the Collateral Agent in such document would be enhanced or ensured by possession under applicable law unless the original of such document is in the possession of the Collateral Agent and contains all necessary endorsements in favor of the Collateral Agent, and (ii) is unconditionally payable in Dollars or, in case of Account Debtors located in Canada, Dollars or Canadian Dollars (converting such Canadian Account Receivable into the Dollar Equivalent thereof as of the date of the delivery of each applicable Borrowing Base Certificate);

(e) if such Account Receivable (x) has selling terms of net 30 days or less, then no more than 60 days have elapsed from the invoice due date or no more than 90 days have elapsed from the invoice date and (y) has selling terms of greater than net 30 days, then no more than 60 days have elapsed from the invoice due date or no more than 120 days have elapsed from the invoice date;

(f) such Account Receivable is not due from an Affiliate of a Borrower;

(g) such Account Receivable does not constitute an obligation of the federal government of the United States (or any other Untied States federal Governmental Authority) which is either (x) eligible for assignment under the Federal Assignment of Claims Act (unless, if applicable, all steps required by the Administrative Agent in connection therewith, including notice to the United States Government under the Federal Assignment of Claims Act have been duly taken in a manner satisfactory to the Administrative Agent) or (y) otherwise subject to an enforceable restriction on the assignment thereof under federal Law that would pre-empt the provisions of Section 9-406 of the Uniform Commercial Code (unless all necessary steps have been taken to comply with such restrictions on assignment), except for any such Accounts Receivable the net invoice amount of which does not exceed, individually as to any such Account Receivable or in the aggregate as to all such Accounts Receivable, $1,000,000 at any one time;

(h) [intentionally omitted];

(i) the Account Debtor with respect to such Account Receivable is not also a supplier to or creditor of a Borrower, unless such Account Debtor has executed a no-offset letter reasonably satisfactory to the Administrative Agent;

(j) with respect to the Account Debtor for such Account Receivable, not more than 50% of the aggregate amount of all Accounts Receivable of such Account Debtor are excluded on the basis of the aging requirements set forth in clause (e) above;

(k) the sale to the Account Debtor is not on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper,

(l) [intentionally omitted];

(m) the Account Debtor on the Account Receivable is not a Blocked Person;

(n) the Account Debtor with respect to such Account Receivable (i) has not filed a petition for bankruptcy or any other relief under any Debtor Relief Law, (ii) has not failed, suspended business operations, become insolvent or called a meeting of its creditors or otherwise commenced action under any assignment for the benefit of creditor statute, (iii) has not had or suffered to be appointed a receiver or a trustee for all or a significant portion of its assets or affairs or (iv) in the case of an Account Debtor who is an individual, is not an employee of a Borrower or any of its Affiliates and has not died or been declared incompetent; and

(o) the Administrative Agent is, and continues to be, satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended, either with respect to such Account Debtor overall and/or specifically with respect to any foreign offices of such Account Debtor, and the Administrative Agent believes, in its Permitted Discretion, that the prospect of collection of such Account Receivable is not impaired for any reason.

The Administrative Agent reserves the right, at any time and from time to time after the Effective Date, that if any Account Receivable at any time ceases to be an Eligible Account Receivable (other than by means of clause (e) or (j) above) and Administrative Agent becomes aware of such fact, then Administrative Agent may, in the exercise of its Permitted Discretion, exclude such Account Receivable from the calculation of the Borrowing Base, (provided that any such exclusion pursuant to this sentence shall not be effective for the purposes of the definition of Availability). In the event that (i) any Borrower shall acquire any new assets pursuant to an Acquisition or (ii) a new Borrower is added as a party to this Agreement under any circumstance, no such Accounts Receivable acquired in such Acquisition or belonging to such new Borrower shall, unless otherwise approved by the Administrative Agent in the exercise of its sole and absolute discretion, be Eligible Accounts Receivable for any purpose hereunder until Administrative Agent shall have completed a Field Survey and Audit with respect to such assets/new Borrower~~.~~ (it being understood that the Administrative Agent has approved the inclusion of Accounts Receivable acquired pursuant to the Loungefly Acquisition that otherwise constitute Eligible Accounts Receivable hereunder notwithstanding that a Field Survey and Audit with respect thereto may not be completed).

“Eligible Contract Participant” means an “eligible contract participant” as defined in the CEA and regulations thereunder.

“Eligible Customs Broker” shall mean Radiant Customs Services Inc. or another customs broker that has its principal assets and principal place of business in the United States and which is acceptable to Administrative Agent in its Permitted Discretion and with which Collateral Agent has entered into a freight forwarder agreement, in form and substance acceptable to Administrative Agent in its Permitted Discretion.

“Eligible Domestic Accounts Receivable” means any Eligible Accounts Receivable with respect to which the Account Debtor is located in Canada or the United States.

“Eligible Foreign Accounts Receivable” means any Eligible Accounts Receivable with respect to which the Account Debtor is located outside of Canada or the United States.

“Eligible Domestic In-Transit Inventory” shall mean Inventory that would be Eligible Inventory but for the fact that it is Domestic In-Transit Inventory, but only if: (a) such Domestic In-Transit Inventory has been paid for by Borrowers or Administrative Agent has otherwise satisfied itself that a final sale of such Inventory to the applicable Borrower has occurred and title has passed to such Borrower; (b) no default exists under any agreement in effect between the vendor of such Inventory and such Borrower that would permit such vendor under any applicable Law (including the Uniform Commercial Code) to divert, reclaim, reroute, or stop shipment of such Inventory; and (c) such Domestic In-Transit Inventory is fully insured in such amounts, with such insurance companies and subject to such deductibles as are satisfactory to Administrative Agent in its Permitted Discretion and in respect of which Collateral Agent has been named as lender loss payee.

“Eligible Foreign In-Transit Inventory” shall mean raw materials and finished goods Inventory that would be Eligible Inventory but for the fact that it is Foreign In-Transit Inventory, but only if: (a) such Foreign In-Transit Inventory is the subject of a Negotiable Document that designates Collateral Agent as the consignee; (b) such Foreign In-Transit Inventory has been paid for by Borrowers or Administrative Agent has otherwise satisfied itself that a final sale of such Inventory to the applicable Borrower has occurred and title has passed to such Borrower; (c) Administrative Agent has received assurances satisfactory to it that all of the original Documents evidencing such Foreign In-Transit Inventory (all of which Documents shall be Negotiable Documents) have been issued by the applicable carrier and have been forwarded to an Eligible Customs Broker (and, if such Documents are not actually received by an Eligible Customs Broker within ten (10) days after the sending thereof, such Foreign In-Transit Inventory shall thereupon cease to be Eligible Foreign In-Transit Inventory), or, if required by Administrative Agent in the exercise of its Permitted Discretion, all of such original Documents are in the possession, in the United States, of Administrative Agent or an Eligible Customs Broker (as specified by Administrative Agent); (d) [reserved]; (e) such Foreign In-Transit Inventory is fully insured by marine cargo or other similar insurance, in such amounts, with such insurance companies and subject to such deductibles as are satisfactory to Administrative Agent and in respect of which Collateral Agent has been named as lender loss payee; and (f) Agents have received an executed freight forwarder agreement with respect to such Inventory from an Eligible Customs Broker; provided that, notwithstanding anything to the contrary provided for in the foregoing, during the period of the first 90 days after the Effective Date, no Foreign In-Transit Inventory shall be excluded from Eligible Foreign In-Transit Inventory due to the fact that the applicable customs broker has not yet become an Eligible Customs Broker by entering into an acceptable freight forwarder agreement with Collateral Agent that is acceptable to Administrative Agent; and also provided further that, notwithstanding anything to the contrary contained in this definition, Administrative Agent may from time to time, acting in its Permitted Discretion, treat Foreign In-Transit Inventory that otherwise meets the requirements of this definition as Eligible Foreign In-Transit Inventory regardless of the fact that such Foreign In-Transit Inventory is not the subject of Negotiable Documents and that therefore no such Negotiable Documents have been issued or delivered to the applicable Eligible Customs Broker with respect to such Foreign In-Transit Inventory, but only if and so long as Administrative Agent is satisfied in its Permitted Discretion that conducting such in-transit Inventory transactions without the issuance of Negotiable Documents (x) is in the ordinary course of business of both Borrowers and the applicable Eligible Customs Broker and (y) will not jeopardize the perfection or priority of Collateral Agent’s Lien in the applicable Foreign In-Transit Inventory.

“Eligible In-Transit Inventory” means all Eligible Domestic In-Transit Inventory and Eligible Foreign In-Transit Inventory.

“Eligible Inventory” means all Inventory of a Borrower that meets all of the following specifications:

(a) such Inventory is subject to a first priority perfected and enforceable security interest in favor of the Collateral Agent for the benefit of the Agents and the Secured Parties and is lawfully owned by a Loan Party free and clear of any existing Lien other than in favor of the Collateral Agent for the benefit of the Agents and the Secured Parties and otherwise continues to be in full conformity with all representations and warranties made by a Loan Party to the Agents and the Lenders with respect thereto in the Loan Documents;

(b) such Inventory is not held on consignment and may be lawfully sold;

(c) a Borrower has the right to grant Liens on such Inventory;

(d) such Inventory arose or was acquired in the ordinary course of the business of a Borrower and does not represent damaged or unsalable goods;

(e) no Account Receivable or document of title has been created or issued by Borrowers with respect to such Inventory, and such Inventory (excluding In-Transit Inventory) is not subject to any document of title;

(f) subject to clause (j) below, such Inventory is located in one of the locations in the continental United States listed on Schedule 6.01(ee) or such other locations as notified to the Administrative Agent in writing from time to time;

(g) if such Inventory consists of finished goods Inventory sold under a licensed trademark or if such Inventory contains or uses a medium subject to a copyright (i) the Collateral Agent shall have entered into a waiver letter, in form and substance reasonably satisfactory to the Administrative Agent, with the licensor with respect to the rights of the Collateral Agent to use the licensed trademark or copyright to sell or otherwise dispose of such Inventory or (ii) the Administrative Agent shall otherwise be satisfied, in its Permitted Discretion (it being understood and agreed that such discretion shall be exercised in a manner that is consistent with the methodology applied in determining Eligible Inventory on the Effective Date), that the Collateral Agent has rights to sell or dispose of such Inventory and such Inventory could be liquidated without assistance or interference from, or the payment of money (other than the payment of royalties and similar fees payable by the licensee connection with such sale or disposition) to, such third party (it being understood that the following aspects of a license or similar agreement shall not result in any related Inventory failing to satisfy this clause (g): any restrictions applicable to dispositions by the licensee due to the effect of any license termination provisions on the ability of the licensee to sell or dispose of such inventory that do not otherwise impose more burdensome obligations on the Collateral Agent in relation to dispositions);

(h) the Inventory is not work-in-process, supplies (other than raw materials used in the manufacture of Inventory) or packaging;

(i) subject to clause (j) below, such Inventory is located on real property owned or leased by a Loan Party or in a contract warehouse or located with a vendor (not including any consigned Inventory of any Borrower held by such vendor as consignee, which shall not be

Eligible Inventory) or processor, in each such case at a location listed on Schedule 6.01(dd) or Schedule 6.01(ee) or a location of which Administrative Agent has received notice under Section 7.01(a)(v) (without regard to any exceptions to location reporting requirements thereunder), and unless such location is real property owned by a Loan Party, (1) either (x) the owner, lessor, warehouseman, vendor, processor or other bailee or third party, as the case may be shall have (within 90 days of the Effective Date, or such later date as may be permitted by the Administrative Agent in its sole discretion) executed and delivered a written subordination, waiver or access agreement in form and substance reasonably satisfactory to the Collateral Agent, or (y) the Administrative Agent has instituted a Reserve with respect to such location (subject to the provisions of Section 7.01(m)), and (2) it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; and

(j) the Inventory is not In-Transit Inventory.

The Administrative Agent reserves the right, at any time and from time to time after the Effective Date, that if any Inventory at any time ceases to be Eligible Inventory or Eligible In-Transit Inventory, and Administrative Agent becomes aware of such fact, then Administrative Agent may, in the exercise of its Permitted Discretion, exclude such Inventory from the calculation of the Borrowing Base (provided that any such exclusion pursuant to this sentence shall not be effective for the purposes of the definition of Availability). In the event that (i) any Borrower shall acquire any new assets pursuant to an Acquisition or (ii) a new Borrower is added as a party to this Agreement under any circumstance, no such Inventory acquired in such Acquisition or belonging to such new Borrower shall, unless otherwise approved by the Administrative Agent in the exercise of its sole and absolute discretion, be Eligible Inventory or Eligible In-Transit Inventory for any purpose hereunder until Administrative Agent shall have completed a Field Survey and Audit with respect to such assets/new Borrower.

“Eligible Special Inventory” means any Inventory of the Borrower that does not constitute Eligible Inventory or Eligible In-Transit Inventory solely as a result of restrictions or requirements contained in any license or similar agreement relating to such Inventory where the effect of such restrictions or requirements is to cause the requirements of clauses (a), (c) or (g) of the definition of Eligible Inventory to not be satisfied.

“Employee Plan” means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or that was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of any Loan Party or any of its Subsidiaries.

“Environmental Actions” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Person or Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (a) from any assets, properties or businesses owned or operated by any Loan Party or any of its Subsidiaries or any predecessor in interest; (b) from adjoining properties or businesses; or (c) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.

“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or other government restrictions relating to the protection of the environment or the Release, deposit or migration of any Hazardous Materials into the environment.

“Environmental Liabilities and Costs” means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by any Loan Party or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

“Equipment” means equipment (as that term is defined in the Uniform Commercial Code), and includes machinery, machine tools, motors, furniture, furnishings, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, Inventory or fixtures), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

“Equity Interest” means (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (b) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Equity Issuance” means either (a) the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Equity Interests or (b) the receipt by Ultimate Parent of any cash capital contributions.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a “controlled group” within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

“Event of Default” means any of the events set forth in Section 9.01.

“Excess Cash Flow” means, with respect to any Person for any period, (a) Consolidated EBITDA of such Person and its Subsidiaries for such period, plus (b) proceeds from any Extraordinary Receipts received during such period to the extent not included in the calculation of Consolidated EBITDA, plus (c) the decrease, if any, in Consolidated Adjusted Working Capital during such period, less (d) the increase, if any, in Consolidated Adjusted Working Capital during such period, less (e) the sum of (i) all scheduled cash principal payments, including any make-whole, prepayment premiums or call premiums not otherwise included pursuant to clause (ii) below, of such Person or any of its Subsidiaries during such period (but, in the case of a revolving credit facility, only to the extent that the commitment thereunder is permanently reduced by the amount of such payments), (ii) all Consolidated Net Interest Expense to the extent paid or payable in cash during such period, (iii) the cash portion of Capital Expenditures made by such Person and its Subsidiaries during such period (excluding Capital Expenditures to the extent financed through the incurrence of Indebtedness or through an Equity Issuance), (iv) all loan servicing fees and other similar fees in respect of Indebtedness of such Person or any of its Subsidiaries paid in cash during such period, to the extent such Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement, (v) income taxes and tax distributions paid in cash by such Person and its Subsidiaries for such period, (vi) Permitted Management Fees described in clause (v) of the definition of Consolidated EBITDA that are paid in cash during such period to the extent such payments are permitted, (vii) (A) amounts added back to Consolidated EBITDA for such period pursuant to clauses (vi), (ix), (x), (xi), (xiii) and (xvi) of the definition of “Consolidated EBITDA” and (B) any portion of Pro Forma EBITDA added back to Consolidated EBITDA for such period pursuant to clause (xiii) of the definition of “Consolidated EBITDA” that is attributable to periods prior to the consummation of the corresponding Permitted Acquisition and (viii) cash payments during such period that were paid in respect of Permitted Acquisitions, the Underground Toys Earnout, the Funko Earnout, the Funko Earnout Preferred Equity, the Acon Subordinated Indebtedness or Permitted Investments pursuant to clause (p) of the definition thereof, in each case, to the extent not financed through the incurrence of Indebtedness (other than Indebtedness constituting a Revolver Credit Extension) or through an Equity Issuance.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means the prevailing spot rate of exchange published by Reuters (or, if such rate is not available from Reuters, another similar publicly available source as Administrative Agent may reasonably select) for the purpose of conversion of one currency to another, at or around 11:00 a.m. New York City time, on the date on which any such conversion of currency, or calculation of the Dollar Equivalent of any amount in any non-Dollar currency (or similar calculation of the foreign currency equivalent of any amount in Dollars) is to be made under this Agreement, provided that, notwithstanding the foregoing, in the context of any actual conversion by any Agent or Lender of any funds received by such Agent or Lender (including any collections on any Accounts Receivable received by any Agent of Lender) from one currency to another for the purpose of applying such funds to the Obligations, “Exchange Rate” means the spot-buying or spot-selling rate (as the case may be) rate of exchange at which such Agent or Lender is actually able to exchange the one currency for the other in the exercise of its ordinary business practices regarding foreign currency exchange.

“Exchange Risk Reserve” means, with respect to each Revolving Loan advanced or Letter of Credit issued in one currency in reliance on the value of Collateral denominated in another currency, an amount determined from time to time based on the Dollar Equivalent of the outstanding principal amount of such Revolving Loan or the Maximum Undrawn Amount of such Letter of Credit (in each case, to the extent such amount relies on the value of Collateral denominated in another currency) multiplied by the currency volatility index of the currency in which such Revolving Loan is advances or such Letter of Credit is issued as compared to the currency in which the applicable Collateral is denominated (as such currency volatility index is calculated and determined by Administrative Agent in the ordinary course of its business from time to time).

“Excluded Foreign Subsidiary” means any subsidiary of the Ultimate Parent (i) that is a “controlled foreign corporation” as defined in the Internal Revenue Code, (ii) all or substantially all of the assets of which consist of stock of one or more subsidiaries described in clause (i) above, in each case that has not guaranteed or pledged any of its assets or suffered a pledge of more than 65% of its voting stock to secure, directly or indirectly, any indebtedness of the Loan Parties or (iii) any direct or indirect domestic subsidiary of a direct or indirect foreign subsidiary of the Ultimate Parent (and any direct or indirect domestic subsidiary that is a disregarded entity for U.S. federal income tax purposes if substantially all of its assets consist of the equity or indebtedness of one or more direct or indirect foreign subsidiaries).

“Excluded Hedge Liability or Liabilities” means, with respect to each Borrower and Guarantor, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any Other Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Borrower’s and/or Guarantor’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any Other Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Borrower or Guarantor for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap; (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest; and (c) if there is more than one Borrower or Guarantor executing this Agreement or the Other Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

“Excluded Subsidiary” means any (a) Excluded Foreign Subsidiary, (b) Immaterial Subsidiary, (c) Subsidiary that is prohibited, but only so long as such Subsidiary would be prohibited, by applicable law, rule or regulation or by any contractual obligation existing on (but not incurred in anticipation of) the date such Subsidiary is acquired or organized (as long as, in the case of an acquisition of a Subsidiary, such prohibition did not arise as part of such acquisition) from guaranteeing the Obligations or that would require governmental or regulatory consent, approval, license or authorization to provide a guarantee unless such consent, approval, license or authorization has been received, (d) special purpose entities to the extent reasonably acceptable to the Required Lenders (such acceptance not to be unreasonably withheld, delayed or conditioned), if any, (e) not-for-profit Subsidiaries, if any, (f) captive insurance companies, or (g) Funko UK and any of its Subsidiaries.

“Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Existing Credit Facilities” means, collectively, (a) the Note Purchase Agreement, dated May 29, 2013, as amended, by and among Funko and Gladstone Business Investment, LLC as successor by assignment from Gladstone Investment Corporation and Gladstone Capital Corporation as successor by assignment from Gladstone Business Loan, LLC and (b) the Credit and Security Agreement, dated as of May 29, 2013, by and among Wells Fargo Bank, National Association, Parent and Funko.

“Existing Lenders” means the lenders and buyers, as applicable, party to the Existing Credit Facilities.

“Extended Revolving Credit Commitment” has the meaning specified therefor in Section 2.11.

“Extended Term Loan” has the meaning specified therefor in Section 2.11.

“Extension Amendment” means an amendment to this Agreement giving effect to the Extension Requests in accordance with Section 2.11.

“Extension Election” has the meaning specified therefor in Section 2.11.

“Extension Request” has the meaning specified therefor in Section 2.11.

“Extraordinary Receipts” means any cash received by the Ultimate Parent or any of its Subsidiaries in respect of (a) foreign, United States, state or local tax refunds, (b) pension plan reversions, (c) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (d) indemnity payments and (e) any purchase price adjustment received in connection with any purchase agreement in relation to a Permitted Acquisition (other than the Acquisition Agreement).

“Facility” means any real property, including, without limitation, the land on which such facility is located, all buildings and other improvements thereon, all fixtures located at or used in connection with such facility, to the extent owned by any Loan Party, including any New Facility.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” has the meaning specified therefor in Section 2.09(e).

“Federal Funds Effective Rate” means, for any day, the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

“Federal Funds Open Rate” means, for any day, the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by Administrative Agent (an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. If and when the Federal Funds Rate changes, the rate of interest hereunder will change automatically without notice to the Borrowers, effective on the date of any such change.

“Fee Letter” means the Fee Letter, dated as of the Amendment No. ~~3~~5 Effective Date, among the Borrowers and the Administrative Agent.

“Field Survey and Audit” means a field survey and audit of the Loan Parties and an appraisal of the Collateral performed by auditors, examiners and/or appraisers selected by the Agents.

“Fifth Amendment Flow of Funds Agreement” means a Flow of Funds Agreement, in form and substance reasonably satisfactory to the Agents, by and among the Loan Parties, the Agents and the Lenders, and the related funds flow memorandum describing the sources and uses of all cash payments in connection with Amendment No. 5.

“Final Maturity Date” means the earliest of (i) October 30, 2021, (ii) the date on which all Loans shall become due and payable in accordance with the terms of this Agreement, and (iii) the payment in full of all Obligations and the termination of all Commitments.

“Financial Statements” means (a) the audited consolidated balance sheet of the Parent and its Subsidiaries for the Fiscal Year ended December 31, 2014, and the related consolidated statement of operations, shareholders’ equity and cash flows for the Fiscal Year then ended, and (b) the unaudited consolidated balance sheet of the Parent and its Subsidiaries for the nine (9) months ended September 30, 2015, and the related consolidated statement of operations, shareholder’s equity and cash flows for the nine (9) months then ended.

“First Amendment Term Loan” means the term loan, in the aggregate principal amount of $50,000,000, made by the Lenders on the Amendment No. 1 Effective Date.

“Fiscal Quarter” means any of the quarterly accounting periods of the Loan Parties ending on or about March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of the Loan Parties ending on or about December 31 of each year.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of (a) the result of (i) Consolidated EBITDA of such Person and its Subsidiaries for such period, minus (ii) the sum of (x) unfinanced Capital Expenditures made by such Person and its Subsidiaries during such period (excluding expenditures representing the purchase price for any Permitted Acquisition or Investment permitted pursuant to clause (p) of the definition thereof and excluding unfinanced Capital Expenditures related to the headquarters building (not to exceed $10,000,000 in the aggregate for all periods in which such Capital Expenditures are made) of which $1,698,000 is attributed to the Fiscal Quarter ended December 31, 2016, $4,855,000 is attributed to the Fiscal Quarter ended March 31, 2017 and, as of May 31, 2017 (with the amount being increased for such Capital Expenditures made in June, 2017), $1,767,000 is attributed to the Fiscal Quarter ending June 30, 2017), plus (y) cash income taxes paid by such Person and its Subsidiaries during such period (with such cash income taxes paid being deemed to be $10,078,000 for the Fiscal Quarter ended June 30, 2016, $15,318,000 for the Fiscal Quarter ended September 30, 2016 and $12,900,000 for the Fiscal Quarter ended March 31, 2017), plus (z) all Permitted Management Fees paid in cash by such Person or any of its Subsidiaries to any of its Affiliates during such period, to (b) the sum of (i) all scheduled installments of principal of Indebtedness (excluding any principal payments made in relation to the Acon Subordinated Indebtedness, the Funko Earnout, the Underground Toys Earnout or any Funko Earnout Preferred Equity) of such Person and its Subsidiaries paid during such period to the extent there is an equivalent permanent reduction in the commitments thereunder, plus (ii) Consolidated Cash Interest Expense (excluding any such interest paid or payable in relation to the Acon Subordinated Indebtedness) of such Person and its Subsidiaries for such period, plus (iii) cash dividends or distributions paid, or the purchase, redemption or other acquisition or retirement for value (including in connection with any merger or consolidation), by such Person or any of its Subsidiaries, in respect of the Equity Interests of such Person or any of its Subsidiaries (other than dividends or distributions (A) paid by a Loan Party to any other Loan Party, (B) constituting tax distributions, (C) by Ultimate Parent in relation to the Funko Earnout Preferred Equity, including, without limitation, for purposes of redemptions of the Funko Earnout Preferred Equity, (D) made on or about the Amendment No. 1 Effective Date pursuant to Section 7.02(h)(H), or (E) made on or about the Amendment No. 3 Effective Date pursuant to Section 7.02(h)(I)) during such period (clauses (b)(i), (b)(ii) and (b)(iii), collectively, “Fixed Charges”); provided, that (x) for the fiscal quarter ending March 31, 2016, Consolidated EBITDA and Fixed Charges shall be calculated for the period commencing with the Effective Date and ending on March 31, 2016, (y) for the fiscal quarter ending June 30, 2016, Consolidated EBITDA and Fixed Charges shall be calculated for the period commencing with the Effective Date and ending on June 30, 2016), and (z) for the fiscal quarter ending September 30, 2016, Consolidated EBITDA and Fixed Charges shall be calculated for the period commencing with the Effective Date and ending on September 30, 2016

“Flow of Funds Agreement” means a Flow of Funds Agreement, in form and substance reasonably satisfactory to the Agents, by and among the Loan Parties, the Agents and the Lenders, and the related funds flow memorandum describing the sources and uses of all cash payments in connection with this Agreement.

“Foreign Credit Facility Arrangements” means Indebtedness incurred by any of the Borrowers’ Subsidiaries that are organized in jurisdictions outside of the United States of America to finance their general working capital requirements pursuant to agreements with third party lenders located in the applicable jurisdictions.

“Foreign In-Transit Inventory” shall mean Inventory of a Borrower that is in transit from a location outside the United States to any location of a Loan Party within the United States.

“Funding Losses” has the meaning specified therefor in Section 2.08.

“Funko” has the meaning specified therefor in the preamble hereto.

“Funko 2015 Earnout” means the cash earnout to be paid to the Funko Sellers in the amount of (a) $40,000,000, contingent on the Ultimate Parent achieving at least $60,700,000 of Company EBITDA (as defined in, and calculated in accordance with, the Acquisition Agreement) for Fiscal Year 2015 and payable in 2016 after receipt of the audited financial statements for the 2015 Fiscal Year.

“Funko 2016 Earnout” means the cash earnout to be paid to the Funko Sellers in the amount of (a) $25,000,000, contingent on the Ultimate Parent achieving at least $80,000,000 of Company EBITDA (as defined in, and calculated in accordance with, the Acquisition Agreement) for Fiscal Year 2016 and payable in 2017 after receipt of the audited financial statements for the 2016 Fiscal Year. “Funko Acquisition” means the acquisition directly or indirectly of 100% of the voting equity interests of Parent by the Buyer pursuant to the Acquisition Documents.

“Funko Acquisition” means the acquisition directly or indirectly of 100% of the voting equity interests of Parent by the Buyer pursuant to the Acquisition Documents.

“Funko Earnout” means, collectively, the Funko 2015 Earnout and the Funko 2016 Earnout.

“Funko Earnout Preferred Equity” means SP Units (as defined in the Funko LLC Agreement) of the Ultimate Parent that are issued as a result of the non-payment of the Funko Earnout within 20 Business Days after the applicable Earnout Determination Date (as defined in the Acquisition Agreement) in accordance with Section 2.5 of the Funko LLC Agreement, with rights to receive priority distributions from the Ultimate Parent until the holders thereof have received aggregate distributions equal to any unpaid amounts plus an annual preferred return of 11% for the first 90 day period after issuance, 13% for the next 90 day period and 15% thereafter, accruing daily and compounding annually.

“Funko LLC Agreement” means the limited liability operating agreement of the Funko Acquisition Holdings, L.L.C., dated as of October 30, 2015.

“Funko Sellers” means the sellers under the Acquisition Agreement.

“Funko Transaction Costs” means those certain fees and expense reimbursements to the Permitted Holders in an aggregate amount not to exceed $20,200,000.

“Funko UK” means Funko UK, Ltd., a private limited company formed under the laws of England and Wales, which is a wholly-owned Subsidiary of Funko.

“Funko UK Lease Guarantees” means the guarantees provided by Funko to secure the payment obligations of Funko UK under any real property leases.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, and as applied on a consistent basis in all subsequent periods; provided that for the purpose of Section 7.03 hereof and the definitions used therein, “GAAP” shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements; provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in this Agreement, the Agents and the Administrative Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the applicable covenants shall be calculated as if no such change in GAAP has occurred.

“Governing Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture agreement, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation or organization; and (d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.

“Governmental Acts” has the meaning specified therefor in Section 3.09.

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency, authority, division or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guaranteed Obligations” has the meaning specified therefor in Section 11.01.

“Guarantor” has the meaning specified therefor in the preamble hereto.

“Guaranty” means (a) the guaranty of each Guarantor party hereto contained in ARTICLE XI hereof and (b) each other guaranty, in form and substance reasonably satisfactory to the Collateral Agent, made by any other Guarantor in favor of the Collateral Agent for the benefit of the Agents and the Lenders guaranteeing all or part of the Obligations.

“Hazardous Material” means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

“Hedge Liabilities” means the liabilities of the Borrowers under any Hedge Agreement as calculated on a marked-to-market basis in accordance with GAAP.

“Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements, and (without limiting the generality of any of the foregoing) specifically including any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, and currency exchange rate price hedging arrangements), and any confirmation executed in connection with any such agreement or arrangement.

“Highest Lawful Rate” means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Holdout Lender” has the meaning specified therefor in Section 12.02(b).

“In-Transit Inventory” shall mean Inventory of a Borrower that is in transit.

“Immaterial Subsidiary” means, as of any date, any Subsidiary whose total assets, as of that date, are less than $25,000, provided that total assets of all Immaterial Subsidiaries shall not, in the aggregate, exceed $100,000 as of any date.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables or other current accounts payable incurred in the ordinary course of such Person’s and paid in accordance with historical practices of the Loan Parties (but including earnouts or similar obligations); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (g) all Hedge Liabilities; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations relating to obligations described in clauses (a) through (h) of this definition; (j) all Disqualified Equity Interests; and (k) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer, except to the extent that such Person is not liable for such Indebtedness.

“Indemnified Matters” has the meaning specified therefor in Section 12.16.

“Indemnitees” has the meaning specified therefor in Section 12.16.

“Initial Term Loan” has the meaning specified therefor in Section 2.01(a)(ii).

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

“Installment Waiver Fee” has the meaning specified therefor in Section 2.03(b)(ii).

“Intercompany Subordination Agreement” means an Intercompany Subordination Agreement made by the Loan Parties in favor of the Collateral Agent for the benefit of the Agents and the Lenders, in form and substance reasonably satisfactory to the Agents.

“Interest Payment Date” means (a) as to any Reference Rate Loan denominated in Dollars, the first day of each month, (b) as to any LIBOR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any LIBOR Rate Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period and (d) as to any mandatory prepayment required pursuant to this Agreement, the date of such prepayment.

“Interest Period” means as to any LIBOR Rate Loan made to the Borrowers, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Rate Loan and ending on the date one, two or three months thereafter, as selected by the Administrative Borrower; provided that:

(i)    if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which case such Interest Period shall end on the preceding Business Day;

(ii)    any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)    the Borrowers may not elect an Interest Period for any Loan which would extend beyond the Final Maturity Date.

“Interest Rate Hedging Agreements” means each interest rate swap or similar Hedging Agreement entered into by a Loan Party with any Agent, Lender or Affiliate thereof with respect to the interest rates on the Loans or any other Permitted Indebtedness permitted under this Agreement.

“Interest Rate Hedging Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Borrowers to any Agent or Lender or its Affiliates pursuant to or evidenced by the Interest Rate Hedging Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Borrowers, as applicable, are obligated to reimburse to Agents, any Lender or any Affiliate thereof as a result of Administrative Agent, such Lender or such Affiliate purchasing participations or executing indemnities or reimbursement obligations with respect to the interest rate swap provided to such Person pursuant to the Interest Rate Hedging Agreements. Notwithstanding any of the foregoing, Interest Rate Hedging Obligations shall not include any Excluded Hedge Liabilities.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

“Inventory” means, with respect to any Person, all inventory (as that term is defined in the Uniform Commercial Code) and all goods and merchandise of such Person, including, without limitation, all raw materials, work-in-process, packaging, supplies, materials and finished goods of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account Receivable or cash.

“Investment” means, with respect to any Person, (x) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding Accounts Receivable arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (y) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (z) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.

“ISP98 Rules” has the meaning specified therefor in Section 3.02(b).

“Joinder Agreement” means a Joinder Agreement, substantially in the form of Exhibit A, duly executed by a Subsidiary of a Loan Party made a party hereto pursuant to Section 7.01(b).

“L/C Fee Rate” means 2.50% per annum.

“L/C Issuer” means PNC or such other bank as the Administrative Agent may select in its Permitted Discretion.

“Law(s)” means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Authority, foreign or domestic.

“Lease” means any lease of real property to which any Loan Party or any of its Subsidiaries is a party as lessor or lessee.

“Lender” has the meaning specified therefor in the preamble hereto.

“Lender-Provided Hedge Agreement” means a Hedging Agreement which is provided by any Lender, Agent or any affiliate thereof. Except to the extent of any Excluded Hedge Liabilities, the Hedge Liabilities of the Borrowers to the provider of any Lender-Provided Hedge Agreement shall be “Obligations” hereunder, guaranteed obligations under any Guaranty and secured obligations under any Security Agreement and otherwise treated as Obligations for purposes of each of the Loan Documents. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Loan Documents.

“Letter of Credit Application” has the meaning specified therefor in Section 3.02(a).

“Letter of Credit Borrowing” has the meaning specified therefor in Section 3.04.

“Letter of Credit Fees” has the meaning specified therefor in Section 2.06(c).

“Letter of Credit Guaranty” means one or more guaranties by the Administrative Agent in favor of the L/C Issuer guaranteeing or relating to the obligations of the Borrower to the L/C Issuer under a reimbursement agreement, Letter of Credit Application or other like document in respect of any Letter of Credit.

“Letter of Credit Obligations” means, at any time and without duplication, the sum of (a) Reimbursement Obligations with respect to all Letters of Credit at such time, plus (b) the Maximum Undrawn Amount with respect to all Letters of Credit, plus (c) all amounts for which Administrative Agent may be liable to the L/C Issuer pursuant to any Letter of Credit Guaranty with respect to any Letter of Credit.

“Letter of Credit Sublimit” means $3,000,000.

“Letters of Credit” has the meaning specified therefor in Section 3.01.

“LIBOR” means for each LIBOR Rate Loan made to the Borrowers, with respect to each day during the applicable Interest Period, the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Administrative Agent as an authorized information vendor for the purpose of displaying rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market (a “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such LIBOR Rate Loan and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any LIBOR Alternate Source, a comparable replacement rate determined by Agent at such time (which determination shall be conclusive absent manifest error; provided, that, (i) with respect to the Term Loan, at no time shall LIBOR be less than 1.00% and (ii) with respect to the Revolving Loans, at no time shall LIBOR be less than 0%.

“LIBOR Notice” means a written notice substantially in the form of Exhibit D.

“LIBOR Option” has the meaning specified therefor in Section 2.07(a).

“LIBOR Rate” means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by the Administrative Agent (rounded upwards if necessary, to the next 1/100% of 1%) by dividing (i) applicable LIBOR for such Interest Period by (ii) 1.00 minus the Reserve Percentage; provided that such LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage; provided, further, that from and after the Amendment No. 1 Effective Date, the LIBOR Rate with respect to Revolving Loans shall be the Daily LIBOR Rate.

“LIBOR Rate Loan” means each portion of a Loan that bears interest at a rate determined by reference to the LIBOR Rate.

“Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement intended as, or having the effect of, security.

“Loan” means the Term Loan or any Revolving Loan made by an Agent or a Lender to the Borrowers pursuant to ARTICLE II hereof.

“Loan Account” means an account maintained hereunder by the Administrative Agent on its books of account at the Payment Office, and with respect to the Borrowers, in which the Borrowers will be charged with all Loans made to, and all other Obligations incurred by, the Borrowers.

“Loan Document” means this Agreement, the Security Agreement, any other Security Documents, any Guaranty, any Note, the Intercompany Subordination Agreement, the Acon Notes Subordination Agreement, Amendment No. 5, any Joinder Agreement, the Fifth Amendment Flow of Funds Agreement, the Flow of Funds Agreement, any Letter of Credit Application, any Mortgage, the Fee Letter, the Collateral Assignment, any Bank Product Agreement, and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan, any Letter of Credit Obligation or any other Obligation; provided, however, that for purposes of Section 9.1 hereof, no Interest Rate Hedging Agreement or other Bank Product Agreement shall constitute a Loan Document.

“Loan Party” means any Borrower and any Guarantor.

“Loungefly” means Loungefly, LLC, a California limited liability company.

“Loungefly Acquisition” means the acquisition by Funko, LLC of all of the equity interests of Loungefly pursuant to the Loungefly SPA.

“Loungefly SPA” means that certain Securities Purchase Agreement, dated as of May 4, 2017, by and among Funko, LLC, Loungefly, Inc. and the shareholders of Loungefly, Inc. party thereto, as in effect on the Amendment No. 5 Effective Date.

“Management Agreement” means the professional services agreement dated as of the date hereof by and among ACON Equity Management, L.L.C., a Delaware limited liability company, and Funko, LLC, a Washington limited liability company.

“Material Adverse Effect” means a material adverse effect on any of (a) the operations, business, assets, properties, financial condition or operating results of the Loan Parties taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to fully and timely perform any of their obligations under any Loan Document to which they are parties, (c) the rights and remedies of any Agent or any Lender under any Loan Document, or (d) the validity, perfection or priority of a Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any of the Collateral; provided that, notwithstanding the foregoing, (i) the lack of perfection or priority of any Liens granted to the Collateral Agent solely in respect of Collateral with an aggregate value not in excess of $250,000 (valued at fair market value on Collateral other than cash) shall not be deemed a Material Adverse Effect and (ii) the determination of the existence of any Material Adverse Effect shall not give effect to any consequences of actions of the Agents or any Lender under the Loan Documents.

“Material Contract” means, with respect to any Person, each contract or agreement to which such Person is a party, in respect of which a breach or termination could reasonably be expected to have a Material Adverse Effect.

“Maximum Face Amount” means, with respect to any outstanding Letter of Credit, the face amount of such Letter of Credit including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective, as such face amount or increases are amended from time to time.

“Maximum Revolving Loan Amount” means $~~80,000,000~~100,000,000.

“Maximum Undrawn Amount” means, with respect to any outstanding Letter of Credit, the amount of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means a mortgage, deed of trust or deed to secure debt, in form and substance reasonably satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders, securing the Obligations and delivered to the Collateral Agent.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its Subsidiaries has contributed to, or has been obligated to contribute, at any time during the preceding six (6) years, excluding any Non-U.S. Plan.

“Negotiable Document” shall mean a Document that is “negotiable” within the meaning of Article 7 of the Uniform Commercial Code.

“Net Amount of Eligible Accounts Receivable” means the aggregate unpaid invoice amount of Eligible Accounts Receivable less, without duplication, sales, excise or similar taxes, returns, discounts, chargebacks, claims, advance payments, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect to such Eligible Accounts Receivable.

“Net Cash Proceeds” means, (a) with respect to any Disposition by any Person or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (ii) reasonable fees (excluding management fees paid to Permitted Holder) and expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (iii) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (iv) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and (b) with respect to the issuance or incurrence of any Indebtedness by any Person or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary in connection therewith, after deducting therefrom only (i) reasonable fees (excluding management fees paid to Permitted Holder) and expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (ii) transfer taxes paid by such Person or such Subsidiary in connection therewith and (iii) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements); in each case of clause (a) and (b) to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof.

“Net Liquidation Percentage” shall mean, as of any date of determination, the percentage of the book value of the Borrowers’ Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory net of all associated costs and expenses of such liquidation, such percentage to be as determined from time to time by an appraisal company selected by the Agents.

“New Facility” has the meaning specified therefor in Section 7.01(o).

“New Lending Office” has the meaning specified therefor in Section 2.09(b)(i).

“Non-Qualifying Party” means any Borrower or any Guarantor that on the Eligibility Date fails for any reason to qualify as an Eligible Contract Participant.

“Non-U.S. Lender” has the meaning specified therefor in Section 2.09(d).

“Note” means each promissory note, if any, issued by the Borrowers to a Lender in accordance with the provisions of this Agreement.

“Notice of Borrowing” has the meaning specified therefor in Section 2.02(a).

“Obligations” means all present and future indebtedness, obligations, and liabilities of each Loan Party to the Agents and the Lenders, the L/C Issuer and the Bank Product Providers arising under or in connection with any of the Loan Documents, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (i) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (ii) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its Permitted Discretion) may elect to pay or advance on behalf of such Person. Notwithstanding any of the foregoing, Obligations shall not include any Excluded Hedge Liabilities.

“OFAC Sanctions Programs” means the laws, regulations and Executive Orders administered by OFAC, including but not limited to, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as it has been or shall thereafter be renewed, extended, amended, or replaced, and the list of Specially Designated Nationals and Blocked Persons administered by OFAC, as such list may be amended from time to time.

“Operating Lease Obligations” means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

“Order” has the meaning specified therefor in Section 3.10.

“Other Taxes” has the meaning specified therefor in Section 2.09(b).

“Paid in Full”, “Pay in Full” or “Payment in Full” means, with respect to any Obligations, (i) the payment in full in cash (or other consideration acceptable to the recipient thereof) of all such Obligations (other than (x) contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and (y) Hedge Liabilities and Bank Product Obligations that, at the time of determination, are allowed by the Person to whom such Obligations are owing to remain outstanding), (ii) the termination or expiration of all of the Revolving Credit Commitments and (iii) in connection with the termination or expiration of all of the Revolving Credit Commitments, either (x) the cancellation and return to the Administrative Agent of all Letters of Credit or (y) the Cash Collateralization (or the delivery of a back-to-back letter of credit reasonably acceptable to the Administrative Agent) of all Letters of Credit.

“Parent” has the meaning specified therefor in the preamble hereto.

“Participant Register” has the meaning specified therefor in Section 12.07(g).

“Participation Commitment” means each Revolving Loan Lender’s obligation to buy a participation of the Letters of Credit issued hereunder.

“Participation Revolving Loan” has the meaning specified therefor in Section 3.04(c) hereof.

“Payment Office” means Administrative Agent’s office located at Two Tower Center, East Brunswick, New Jersey 08816 or at such other office or offices of Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Borrower.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Perfection Certificate” means a certificate in form and substance reasonably satisfactory to the Collateral Agent providing information with respect to the property of each Loan Party.

“Permitted Acquisition” means any Acquisition so long as:

(a)    No Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition and the proposed Acquisition is consensual;

(b)    except in connection with the Loungefly Acquisition, the Administrative Borrower has provided the Agents with written notice of the proposed Acquisition at least ten (10) Business Days prior to the anticipated closing date of the proposed Acquisition and, not later than ten (10) Business Days prior to the anticipated closing date of the proposed Acquisition, copies of then available drafts of the acquisition agreement and other material documents relative to the proposed Acquisition (provided that, promptly following the closing and consummation of such Acquisition, Administrative Borrower shall provide Agents with copies of the final executed acquisition agreement and related material documents);

(c)    the Administrative Borrower has provided the Agents, not later than three (3) Business Days prior to the anticipated closing date of the proposed Acquisition, with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (including, if applicable, pro forma adjustments arising out of events which are directly attributable to such proposed Acquisition, are factually supportable, and are expected to have a continuing impact, in each case, determined as if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually and reasonably agreed upon by the Administrative Borrower and the Agents) created by adding the historical combined financial statements of the Ultimate Parent and its Subsidiaries (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition, the Ultimate Parent and its Subsidiaries (i) would have been in compliance with the financial covenants in Section 7.03 of this Agreement for the twelve month period ended immediately prior to the proposed date of consummation of such proposed Acquisition, and (ii) are projected to be in compliance with the financial covenants in Section 7.03 of this Agreement for the twelve month period ended one year after the proposed date of consummation of such proposed Acquisition;

(d)    [intentionally omitted];

(e)    except in connection with the Underground Toys Acquisition, the Person to be acquired (or the business represented by the assets to be acquired) is engaged in a business principally located in the United States and permitted to be engaged in by the Loan Parties pursuant to Section 7.02(d) and is joined as a Loan Party pursuant to Section 7.01(b) within the time periods set forth therein;

(f)    the board of directors (or other comparable governing body) of such Person and the seller of such Person or assets shall have duly approved the proposed Acquisition;

(g)    after giving pro forma effect to such proposed Acquisition (and any borrowings of Revolving Loans to fund such proposed Acquisition), the Borrowers shall have (A) Availability on the date of such proposed Acquisition after giving effect thereto of at least $10,000,000, and (B) projected pro forma Availability for the twelve month period after the date of such proposed Acquisition of at least $10,000,000;

(h)    the purchase consideration payable (including without limitation, earnout or similar obligations, but excluding (i) consideration payable in shares constituting Qualified Equity Interests of Ultimate Parent, and (ii) any amount funded with Available Equity Proceeds or paid by the issuance of Qualified Equity Interests) in respect of all Permitted Acquisitions shall not exceed $25,000,000 in the aggregate; provided, that the purchase consideration payable in connection with the Underground Toys Acquisition (including, without limitation, the Underground Toys Earnout) and the Loungefly Acquisition shall not count toward the aforementioned $25,000,000 limitation; and

(i)    except in connection with the Loungefly Acquisition, after giving pro forma effect to such proposed Acquisition (and any borrowings of Revolving Loans to fund such proposed Acquisition), the Senior Leverage Ratio of the Ultimate Parent and its Subsidiaries shall not exceed 2.50:1.00.

“Permitted Cure Stock” has the meaning specified therefor in the last paragraph of Section 9.01.

“Permitted Discretion” means, as to any Agent or Lender, as the case may be, a determination made in good faith and in the exercise of commercially reasonable (from the perspective of a secured asset-based lender) business judgment exercised in accordance with generally applicable practices of such Agent or Lender for transactions of this type.

“Permitted Funko Earnout Payments” means payments (including, without limitation, any partial payments thereof) made by the Loan Parties in relation to Funko Earnout, which payments shall be limited as follows: (a) in the case of the Funko 2015 Earnout, following the payment in cash by the Ultimate Parent of the first $15,000,000 of such Funko 2015 Earnout with the cash proceeds of new equity issued by the Ultimate Parent, the Loan Parties may provide funds for the payment of any remaining obligations in respect of the Funko 2015 Earnout with the cash proceeds of the following: (i) first, subject to sufficient cash being available for such purpose as determined by the Board of Directors of the Ultimate Parent in good faith, Excess Cash Flow of Ultimate Parent and its Subsidiaries for the period from the Effective Date through the end of calendar month recently ended prior to the date of the payment of the Funko 2015 Earnout and (ii) second, from the proceeds of Revolving Loans; provided, however, that in no event shall the proceeds of the Revolving Loans be used for such purpose if, after giving effect to the payment of the Funko 2015 Earnout, Availability would be less than $15,000,000, (b) in the case of the Funko 2016 Earnout, the Loan Parties may provide funds for the payment thereof with the cash proceeds of the following: (i) first, subject to sufficient cash being available for such purpose as determined by the Board of Directors of the Ultimate Parent in good faith, Excess Cash Flow of Ultimate Parent and its Subsidiaries for Fiscal Year 2016 (calculated after giving effect to any Excess Cash Flow mandatory prepayments that are due to the Lenders for Fiscal Year 2016 pursuant to Section 2.05(c)) and (ii) second, from the proceeds of Revolving Loans; provided, however, that in no event shall the proceeds of the Revolving Loans be used for such purpose if, after giving effect to the payment of the Funko 2016 Earnout, Availability would be less than $15,000,000 and (c) any additional amounts in respect of the Funko 2015 Earnout or the Funko 2016 Earnout that are paid (i) through the issuance of Funko Earnout Preferred Equity, (ii) with the cash proceeds of new equity issued by the Ultimate Parent, or (iii) with the proceeds of the Acon Subordinated Indebtedness.

“Permitted Holder” means ACON Equity Management, L.L.C., a Delaware limited liability company, and any other entity owned or controlled by one or more of the managing members of ACON Equity Management, L.L.C. on the Effective Date (“ACON”), which are Affiliates and Related Funds that are equity funds to the extent such Persons are controlled, directly or indirectly, by ACON by way of ownership or general partner or managing member relationship.

“Permitted Indebtedness” means:

(a)    any Indebtedness owing to any Agent or any Lender under this Agreement and the other Loan Documents;

(b)    any other Indebtedness listed on Schedule 7.02(b), and the extension of maturity, refinancing or modification of the terms thereof; provided, however, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties in any material respect and the Lenders than the terms of the Indebtedness being extended, refinanced or modified and (ii) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification, plus any accrued interest, prepayment premium and refinancing costs, and the amount of unfunded commitments with respect thereto;

(c)    Indebtedness evidenced by Capitalized Lease Obligations entered into in order to finance Capital Expenditures, which Indebtedness, when aggregated with the principal amount of all Indebtedness incurred under this clause (c) and clause (d) of this definition, does not exceed $2,000,000 at any time outstanding;

(d)    Indebtedness permitted by clause (e) of the definition of “Permitted Lien”;

(e)    Indebtedness permitted under Section 7.02(e);

(f)    Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds;

(g)    Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year; and

(h)    the incurrence by any Loan Party of Indebtedness under Hedging Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s operations and not for speculative purposes;

(i)    Subordinated Indebtedness (other than the Acon Subordinated Indebtedness) in an aggregate amount not exceeding $5,000,000 at any time outstanding and the Acon Subordinated Indebtedness;

(j)    Acquired Indebtedness in an amount not to exceed $5,000,000 outstanding at any one time;

(k)    Earnout and other similar contingent obligations incurred to a seller in a Permitted Acquisition in an aggregate amount (calculated based on the maximum amount potentially payable with respect to such obligations) outstanding not to exceed at any time the lesser of (i) $5,000,000 for any Permitted Acquisition and (ii) 20% of the cash purchase price of such Permitted Acquisition;

(l)    the Funko Earnouts;

(m)    the Funko Earnout Preferred Equity~~; and~~

(n) other unsecured Indebtedness in an aggregate amount at any one time not to exceed $1,000,000~~.~~; and

(o) Indebtedness incurred at any time on or after January 1, 2018 to and including December 31, 2018 (or at any other time subject to the written consent of Cerberus) in connection with Foreign Credit Facility Arrangements in an aggregate principal amount not to exceed $20,000,000 at any time outstanding.

“Permitted Intercompany Advances” means Investments made by (a) a Loan Party into another Loan Party (other than the Ultimate Parent), (b) the Funko UK Lease Guaranties, (c) a non-Loan Party to another non-Loan Party, (d) a non-Loan Party into a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement, and (e) a Loan Party into a non-Loan Party Subsidiary so long as (i) the aggregate outstanding amount of all such Investments made by the Loan Parties following the Effective Date does not exceed (x) $5,000,000 in the aggregate with respect to Investments made into Funko UK and its Subsidiaries and (y) $250,000 in the aggregate with respect to Investments made into all other non-Loan Party Subsidiaries, (ii) no Default or Event of Default has occurred and is continuing either before or after giving effect to such Investment and (iii) after giving pro forma effect to such proposed intercompany Investment (and any borrowings of Revolving Loans to fund such proposed intercompany Investment), the Borrowers shall have Availability on the date of such proposed intercompany Investment assuming that such intercompany Investment (and any Revolving Loans drawn to fund such intercompany Investment) had been made on the first day of such 30 day period), of at least $10,000,000. Notwithstanding anything to the contrary in this Agreement, in the case of any such Investment described in clause (e) above consisting of a guarantee or other similar Contingent Obligation issued by any Loan Party to support any Indebtedness or other obligations or liabilities of a non-Loan Party, (i) such guarantee or other Contingent Obligation must be unsecured and (ii) the full amount for which such Loan Party is potentially liable under such guarantee or other Contingent Obligation shall be counted against the limitation set forth above for all Investments under clause (e) above.

“Permitted Investments” means:

(a) Investments in cash and Cash Equivalents;

(b) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(c) advances made in connection with purchases of goods or services in the ordinary course of business;

(d) Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries;

(e) Investments existing on the date hereof, as set forth on Schedule 7.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof;

(f) Permitted Intercompany Advances and Hedging Agreements permitted pursuant to clause (h) of the definition of Permitted Indebtedness;

(g) extensions of trade credit in the ordinary course of business;

(h) Guaranteed Obligations described in Section 11.01;

(i) loans and advances to employees, officers and directors of any Loan Party in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Loan Parties not to exceed $100,000 at any one time outstanding;

(j) non-cash loans and advances by Ultimate Parent or any of its Subsidiaries to employees, officers and directors of any of Ultimate Parent and its Subsidiaries, so long as the proceeds of such loans are used in their entirety to purchase such Equity Interests in the Ultimate Parent, the proceeds of which are contributed to the capital of the Parent;

(k) Investments in assets useful in the business of the Borrowers and their Subsidiaries made by a Borrower or any of its Subsidiaries, whether in accordance with Section 2.05(c)(viii) or as a result of the making of Capital Expenditures otherwise permitted hereunder.

(l) [reserved];

(m) [reserved];

(n) Permitted Acquisitions;

(o) [reserved]; and

(p) additional Investments in an aggregate amount not to exceed $3,000,000 during the term of this Agreement (in each case, plus any Available Equity Proceeds), so long as (x) after giving pro forma effect to such proposed Investment the Borrowers shall have (A) Availability on the date of such proposed Investment (assuming that such Investment (and any Revolving Loans drawn to fund such Investment) had been made on the first day of such 30 day period), of at least $10,000,000 and (B) projected pro forma Availability for the twelve month period after the date of such proposed Investment, of at least $10,000,000 and (y) Borrower has provided the Agents, not later than three (3) Business Days prior to the anticipated closing date of the proposed Investment, with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (including, if applicable, pro forma adjustments arising out of events which are directly attributable to such proposed Investment, are factually supportable, and are expected to have a continuing impact, in each case, determined as if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually and reasonably agreed upon by the Administrative Borrower and the Agents), (1) the Ultimate Parent and its Subsidiaries would have been in compliance with the financial covenants in Section 7.03 of this Agreement for the twelve month period ended immediately prior to the proposed date of consummation of such proposed Investment and (2) the Senior Leverage Ratio of the Ultimate Parent and its Subsidiaries shall not exceed 2.50:1.00; provided that the foregoing clauses (x) and (y) shall not be applicable to Investments pursuant to this clause (p) in an aggregate amount not to exceed $1,000,000 during any Fiscal Year.

“Permitted Liens” means:

(a) Liens securing the Obligations;

(b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c);

(c) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 45 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

(d) Liens described on Schedule 7.02(a), provided that (i) no such Lien shall at any time be extended to cover any additional property not subject thereto on the Effective Date and (ii) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced other than in accordance with clause (b) of the definition of Permitted Indebtedness;

(e) purchase money Liens on equipment acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment; provided, however, that (A) no such Lien shall extend to or cover any other property of any Loan Party or any of its Subsidiaries and (B) the aggregate principal amount of Indebtedness secured by (i) any or all such Liens and (ii) all Indebtedness permitted by clause (c) of Permitted Indebtedness shall not exceed at any one time outstanding $2,000,000;

(f) deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due;

(g) easements, zoning restrictions, rights of way, and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person’s business;

(h) Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and (iv) for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

(i) Liens on real property or equipment securing Indebtedness permitted by subsection (c) of the definition of Permitted Indebtedness;

(j) the title and interest of a lessor, sublessor, licensee or licensor in and to personal property leased or subleased (other than through a capital lease) or licensed, in each case extending only to such personal property;

(k) non-exclusive licenses or sublicenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business;

(l) judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9.01(k);

(m) (i) contractual rights of setoff in favor of vendors and customers arising in the ordinary course of business, (ii) rights of setoff or bankers’ liens upon deposits of cash in favor of banks, securities intermediaries or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts or security accounts in the ordinary course of business and (iii) Liens in favor of collecting banks arising under Section 4-208 of the UCC;

(n) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness;

(o) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

(p) Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition, provided that, the aggregate amount of all such deposits outstanding shall not exceed 20% of the purchase price for the related Permitted Acquisition at any time;

(q) Liens assumed by Borrower or its Subsidiaries in connection with a Permitted Acquisition that secures Acquired Indebtedness, provided that, the Liens permitted pursuant to this clause (q) shall not include (x) any Liens on any Accounts Receivable or Inventory (or the proceeds thereof) of any Loan Party or (y) any “blanket liens” on all or substantially all of the assets of any Loan Party;

(r) The filing of UCC financing statements solely as a precautionary measure in connection with an operating lease, in each case, relating solely to the property that is the subject of such operating lease;

(s) Liens (i) arising out of any consignments of goods belonging to third-parties to Borrowers as consignee or out of any consignments of goods belonging to Borrowers consignor to third-parties entered into by the Borrowers or any of their Subsidiaries in the ordinary course of business, or (ii) incurred by the Borrowers or their Subsidiaries arising under Section 2-505 of the UCC;

(t) Liens applicable to the assets of any Subsidiary of the Borrowers (excluding any Loan Party) that is not organized under the laws of any jurisdiction of the United States, in each case, so long as such Liens secure Indebtedness or other obligations otherwise permitted to be incurred pursuant to the Loan Documents; and

(u) other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $1,000,000.

“Permitted Management Fees” means (a) management or consulting fees payable pursuant to the terms of the Management Agreement in an aggregate amount not to exceed the lesser of (x) $2,000,000 in any Fiscal Year and (y) two percent of Consolidated EBITDA with respect to any Fiscal Year, the payment of which is subordinated to the Obligations on terms and conditions specified in the Management Agreement as in effect on the Effective Date and (b) the reimbursement of third-party out-of-pocket expenses incurred in connection with the Management Agreement.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Plan” means any Employee Plan or Multiemployer Plan.

“PNC” means PNC Bank, National Association.

“Post-Default Rate” means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2.00%, or, if a rate of interest is not otherwise in effect, interest at the highest rate specified herein for any Loan then outstanding prior to an Event of Default plus 2.00%.

“Post-Term Cash Collateral” has the meaning specified therefor in Section 3.02(d) hereof.

“Post-Term Letter of Credit” has the meaning specified therefor in Section 3.02(d) hereof.

“Post-Term Letter of Credit Obligations” has the meaning specified therefor in Section 3.02(d) hereof.

“Private Placement” has the meaning specified therefor in the definition of “Change of Control” in Section 1.01 hereof.

“Pro Forma EBITDA” means, with respect to any assets acquired in a Permitted Acquisition, the amount of such assets’ Consolidated EBITDA for the most recent trailing twelve (12) month period ending as of the last day of the month preceding the closing of the respective Permitted Acquisition for which financial statements are available, adjusted as provided herein. Such amount shall be determined by the Borrowers and shall be subject to the consent of, (x) if, a quality of earnings report is prepared in accordance with generally accepted standards by a nationally recognized certified public accounting firm, the Collateral Agent or (y) if there is no such quality of earnings report, the Agents acting in good faith (such consent not to be unreasonably withheld or delayed), based upon and derived from financial information delivered to the Agents prior to the consummation of such Permitted Acquisition (Pro Forma EBITDA for such assets acquired in such Permitted Acquisition as calculated and consented to as of such closing being referred to as the “Initial Pro Forma EBITDA”). After the closing of such Permitted Acquisition and unless otherwise agreed by the Agents and the Borrowers, Pro Forma EBITDA with respect thereto shall equal Initial Pro Forma EBITDA multiplied by a fraction the numerator of which is 365 minus the number of days after the closing of the Permitted Acquisition included in any period for which financial statements have been delivered and the denominator of which is 365.

For purposes of demonstration only, assuming that a Permitted Acquisition closes on August 1, 2016 and Initial Pro Forma EBITDA has been determined to be $10,000,000, Pro Forma EBITDA with respect to the assets acquired in such Permitted Acquisition for the fiscal period ending September 30, 2016 (assuming financial statements for the period ending September 30, 2016 have been delivered) shall equal:

$10,000,000 x (365 - 60*) / 365 = $8,350,000

*the number of days elapsed between August 1, 2016 and September 30, 2016.)

“Pro Rata Share” means:

(a) with respect to a Lender’s obligation to (x) make Revolving Loans and receive payments of interest, fees, and principal with respect thereto and (y) participate in Letters of Credit and Reimbursement Obligations with respect to Letters of Credit, to reimburse the L/C Issuer with respect to Letters of Credit, and right to receive payments of fees with respect thereto, the percentage obtained by dividing (A) such Lender’s Revolving Credit Commitment by (B) the Total Revolving Credit Commitment; provided that if the Total Revolving Credit Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s Revolving Loans and its interest in the Letter of Credit Obligations and the denominator shall be the aggregate unpaid principal amount of all Revolving Loans and Letter of Credit Obligations; provided, further, however, that if all of the Revolving Loans have been Paid in Full and Letters of Credit remain outstanding, Pro Rata Share for purposes of clause (y) above shall be determined as if the Revolving Credit Commitments had not been terminated or reduced to zero and based upon the Revolving Credit Commitments as they existed immediately prior to their termination or reduction to zero and also provided in addition that, for purposes of this paragraph (a), each Lender’s Revolving Credit Commitment and the Total Revolving Credit Commitment shall at all times be deemed to be the maximum amount thereof provided for hereunder,

(b) with respect to a Lender’s obligation to make the Term Loan ~~B~~A-1 and receive payments of interest, fees, and principal with respect to the Term Loan ~~B~~A-1, the percentage obtained by dividing (A) such Lender’s Term Loan ~~B~~A-1 Commitment, by (B) the Total Term Loan ~~B~~ Commitment,

(c) with respect to all other matters (including, without limitation, the indemnification obligations arising under Section 10.05 and the definition of Required Lenders), the percentage obtained by dividing (i) the sum of such Lender’s Revolving Credit Commitment and the unpaid principal amount of such Lender’s portion of the Term Loans by (ii) the sum of the Total Revolving Credit Commitment and the aggregate unpaid principal amount of the Term Loans, provided that if such Lender’s Revolving Credit Commitment shall have been reduced to zero, such Lender’s Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of such Lender’s Revolving Loans (including Agent Advances) and its interest in the Letter of Credit Obligations and if the Total Revolving Credit Commitment shall have been reduced to zero, the Total Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of all Revolving Loans (including Agent Advances) and Letter of Credit Obligations and also provided in addition that, for purposes of this paragraph (e), each Lender’s Revolving Credit Commitment and the Total Revolving Credit Commitment shall at all times be deemed to be the maximum amount thereof provided for hereunder.

“Published Rate” shall mean the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then as published in another publication selected by the Administrative Agent).

“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of a Loan Party or any Subsidiary of a Loan Party that is held in a deposit account subject to a Cash Management Agreement in favor of the Collateral Agent, for the benefit of the Lenders or with respect to which any Agent is the depositary or securities intermediary and that is on deposit with banks, or in securities accounts with securities intermediaries, or any combination thereof.

“Qualified ECP Loan Party” means each Borrower or Guarantor that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000 or (b) an Eligible Contract Participant that can cause another Person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

“Qualified Equity Interests” means, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests.

“Qualified Initial Public Offering” has the meaning specified therefor in the definition of “Change of Control” in Section 1.01 hereof.

“Real Property Deliverables” means each of the following agreements, instruments and other documents in respect of each Facility (to the extent requested by the Collateral Agent and relevant to the applicable jurisdiction):

(a) a Mortgage duly executed by the applicable Loan Party,

(b) evidence of the recording of each such Mortgage in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Lien purported to be created thereby or to otherwise protect the rights of the Collateral Agent and the Lenders thereunder;

(c) a Title Insurance Policy or bring-down of the existing Title Insurance Policy with respect to each Mortgage, dated as of the Effective Date;

(d) a current ALTA survey and a surveyor’s certificate, in form and substance reasonably satisfactory to the Collateral Agent, certified to the Collateral Agent and to the issuer of the Title Insurance Policy with respect thereto by a licensed professional surveyor reasonably satisfactory to the Collateral Agent;

(e) a copy of each letter issued by the applicable Governmental Authority, evidencing each Facility’s compliance with all applicable building codes, fire codes, other health and safety rules and regulations, parking, density and height requirements and other building and zoning laws;

(f) an opinion of counsel, reasonably satisfactory to the Collateral Agent, in the state where such Facility is located with respect to the enforceability of the Mortgage to be recorded and such other matters as the Collateral Agent may reasonably request;

(g) Phase I Environmental Site Assessments with respect to such real property, certified to the Collateral Agent by a company reasonably satisfactory to the Collateral Agent;

(h) flood insurance for such Facility if all or a portion of such Facility is located in an area designated by the Federal Emergency Management Agency as an area having special flood hazards (including, without limitation, those areas designated as Zone A or Zone V), and in which flood insurance has been made available under the U.S. National Flood Insurance Program, in an amount equal to the full replacement cost of the buildings, fixtures and personalty located on such real property or such other amount as may be agreed to by Collateral Agent in writing; and

(i) such other agreements, instruments and other documents (including guarantees and opinions of counsel) as the Collateral Agent may reasonably require.

“Recipient” has the meaning specified therefor in Section 2.09(b)(ii).

“Reference Bank” means PNC, its successors or any other commercial bank designated by the Administrative Agent to the Administrative Borrower from time to time.

“Reference Rate” means, on any day, the greatest of (i) the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its reference rate, base commercial lending rate, which rate may not be the lowest rate then being charged to commercial borrowers by the Reference Bank, (ii) the Federal Funds Open Rate plus 0.50% per annum, (iii) the Daily LIBOR Rate plus 1.00% per annum, so long as a Daily LIBOR Rate is offered, ascertainable and not unlawful, and (iv) 3.00% per annum. The reference rate, base rate or prime rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

“Reference Rate Loan” means each portion of a Loan that bears interest at a rate determined by reference to the Reference Rate.

“Register” has the meaning specified therefor in Section 12.07(d).

“Registered Loans” has the meaning specified therefor in Section 12.07(d).

“Regulation T,” “Regulation U” and “Regulation X” mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

“Reimbursement Obligations” has the meaning specified therefor in Section 3.04(b).

“Reinvestment Eligible Funds” has the meaning specified therefor in Section 2.05(c)(viii).

“Related Fund” means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

“Related Party Assignment” has the meaning specified therefor in Section 12.07(b).

“Related Party Register” has the meaning specified therefor in Section 12.07(d).

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (b) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (c) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (d) perform any other actions authorized by 42 U.S.C. § 9601.

“Replacement Lender” has the meaning specified therefore in Section 12.02(b).

“Reportable Compliance Event” shall mean that any Covered Entity (x) becomes a Sanctioned Person, or (y) is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or (z) has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual violation of any Anti-Terrorism Law in a manner (with respect to any violation under this clause (z)) that could reasonably be expected to have a Material Adverse Effect.

“Reportable Event” means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30 day notice to the PBGC under the regulations promulgated under such Section).

“Required Lenders” means Lenders whose Pro Rata Shares (calculated in accordance with clause (e) of the definition thereof) aggregate at least 51%.

“Required Revolving Loan Lenders” means Revolving Loan Lenders whose Pro Rata Shares (calculated in accordance with clause (a) of the definition thereof) aggregate at least 51%.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Percentage” means as of any day the maximum percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to Eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).

“Reserves” means, as of any date of determination, such amounts (including, without limitation, the amount of any Bank Product Reserves, any Exchange Risk Reserve, any Dilution Reserve, any Royalty Reserve and any reserves for co-op advertising expenses and discounts for advertising expenses to the extent such expenses and discounts are not otherwise taken into account in determining the net amount of Eligible Accounts Receivable) as the Administrative Agent may from time to time establish in its good faith exercise of its Permitted Discretion (a) to reflect events, conditions, contingencies or risks which (i) adversely affect any Collateral or either Agent’s access thereto, or (ii) adversely affect the priority, perfection or enforceability of any of the security interest of the Agents or any Lender in the Collateral, or (b) in respect of any state of facts which the Administrative Agent reasonably determines to constitute a Default or an Event of Default. The amount of any Reserve established by the Administrative Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such Reserve as reasonably determined by the Administrative Agent. The Administrative Agent shall provide not less than three (3) days’ notice to the Administrative Borrower and the Collateral Agent of any new categories of Reserves that may be established after the date hereof and will be available to consult with the Administrative Borrower in connection with the basis for such new categories of Reserves.

“Revolving Credit Commitment” means with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrowers pursuant to its Revolving Credit Commitment, as applicable, in an aggregate amount pursuant to all such commitments of such Lender not to exceed the amount set forth opposite such Lender’s name in Schedule 1.01(A) hereto, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement (and shall also mean, as the context require, any Revolving Credit Commitment of any Lender).

“Revolver Credit Extension” has the meaning specified therefor in Section 2.11.

“Revolver Extension Request” has the meaning specified therefor in Section 2.11.

“Revolving Loan” means the loans made by Revolving Loan Lenders to the Borrowers pursuant to Section 2.01(a)(i).

“Revolving Loan Lender” means a Lender with a Revolving Credit Commitment.

“Revolving Loan Obligations” means any Obligations with respect to the Revolving Loans (including without limitation, the principal thereof, the interest thereon, and the fees and expenses specifically related thereto).

“Royalty Reserves” means reserves established by the Administrative Agent in its good faith exercise of its Permitted Discretion against royalty payments due and payable by the Borrowers, it being understood that any such Royalty Reserves shall be limited to (1) 25% in respect of the first $12,500,000 of accrued royalties attributable to Eligible Inventory and (2) 100% in respect of accrued royalties in excess of $12,500,000 attributable to Eligible Inventory.

“Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“SEC” means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

“Secured Party” means any Agent, any Lender, the L/C Issuer, any Bank Product Provider and each other holder of any of the Obligations.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Securitization” has the meaning specified therefor in Section 12.07(i).

“Security Agreement” means a Pledge and Security Agreement, in form and substance satisfactory to the Collateral Agent, made by the Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties securing the Obligations, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Security Documents” means, collectively, the Security Agreement and the documents listed on Schedule 1.01(B) hereto or otherwise executed and delivered by a Loan Party which purports to grant a Lien in favor of the Collateral Agent for the benefit of the Secured Parties securing the Obligations, in each case as amended, amended and restated, supplemented or otherwise modified from time to time.

“Senior Leverage Ratio” means, with respect to any Person and its Subsidiaries for any period, the ratio of (a) the amount of Consolidated Funded Indebtedness of such Person and its Subsidiaries as of the end of such period (excluding any Subordinated Indebtedness of such Person and its Subsidiaries then outstanding) minus Qualified Cash of such Person and its Subsidiaries in excess of $2,000,000 as of the end of such period to (b) Consolidated EBITDA of such Person and its Subsidiaries for such period.

“Senior Officer” means the President, Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of any Loan Party.

“Settlement Period” has the meaning specified therefor in Section 2.02(d)(i) hereof.

“Special Advance Amount” means $5,000,000 during the period commencing on the Amendment No. 5 Effective Date through and including December 31, 2017 and $0 at all other times.

“Solvent” means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person on a going concern basis is not less than the total amount of the liabilities of such Person, (ii) the present fair salable value of the assets of such Person on a going concern basis is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Subordinated Indebtedness” means (a) the Acon Subordinated Indebtedness, and (b) any other Indebtedness of any Loan Party the terms of which are reasonably satisfactory to the Agents and which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents (i) by the execution and delivery of a subordination agreement, in form and substance reasonably satisfactory to the Agents, or (ii) otherwise on terms and conditions (including, without limitation, subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) reasonably satisfactory to the Agents; it being understood that the following terms in respect of such Indebtedness will be satisfactory to the Agents: (1) no cash principal payments prior to the maturity thereof and payment of cash interest permitted at commercially reasonable rate in absence of continuing Event of Default, (2) matures at least 180 days after the Final Maturity Date, (3) subject to customary limited exceptions, indefinite standstill period on the exercise of remedies (whether or not of a type available to unsecured creditors) until the Obligations are Paid in Full, and (4) unsecured.

“Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (a) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than 50% of (i) the outstanding Equity Interests having (in the absence of contingencies) ordinary voting power to elect a majority of the Board of Directors of such Person, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

“Swap” means any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder other than (a) a swap entered into on, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Hedge Agreement.

“Taxes” has the meaning specified therefor in Section 2.09(a).

“Termination Event” means (a) any event that causes any Loan Party or any of its Subsidiaries to incur liability under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Internal Revenue Code, (b) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (c) the institution of proceedings by the PBGC to terminate an Employee Plan, or (d) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

“Term Loan” has the meaning specified therefor in Section 2.01(a)(ii).

“Term Loan A” has the meaning specified therefor in Section 2.01(a)(ii).

“Term Loan A-1” has the meaning specified therefor in Section 2.01(a)(ii).

“Term Loan B” has the meaning specified therefor in Section 2.01(a)(ii).

“Term Loan A Lender” means a Lender with a Term Loan A, Term Loan A-1 or a Term Loan A-1 Commitment.

“Term Loan ~~B~~A-1 Commitment” means, with respect to each Term Loan A Lender, the commitment of such Term Loan A Lender to make the Term Loan ~~B~~A-1 to the Borrowers in the amount set forth in Schedule 1.01(A) hereto (as amended by Amendment No. ~~3~~5), as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

“Term Loan B Lender” means a Lender with a Term Loan B ~~or a Term Loan B Commitment~~.

“Term Loan Lender” means, collectively, the Term Loan A Lenders and the Term Loan B Lenders.

“Term Loan Obligations” means any Obligations with respect to the Term Loans (including, without limitation, the principal thereof, the interest thereon, and the fees and expenses specifically related thereto).

“Title Insurance Policy” means a mortgagee’s loan policy, in form and substance reasonably satisfactory to the Collateral Agent, together with all endorsements made from time to time thereto, issued by or on behalf of a title insurance company reasonably satisfactory to the Collateral Agent, insuring the Lien created by a Mortgage in an amount and on terms reasonably satisfactory to the Collateral Agent, delivered to the Collateral Agent.

“Total Commitment” means the sum of the Total Revolving Credit Commitment and the Total Term Loan Commitment.

“Total Revolving Credit Commitment” means an amount equal to Maximum Revolving Loan Amount in effect from time to time, and shall also mean, as the context may require, the collective obligations of all Revolving Loan Lenders pursuant to their respective Revolving Credit Commitments.

“Total Term Loan Commitment” means, collectively, the sum of the amounts of the Lenders’ Term Loan ~~B~~A-1 Commitments.

“Transferee” has the meaning specified therefor in Section 2.09(a).

“TTM Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated EBITDA of such Person and its Subsidiaries for the trailing twelve-month period then ended.

“UCP 600” has the meaning specified therefor in Section 3.02(b).

“Underground Toys” means Underground Toys Limited, a private limited company formed under the laws of England and Wales.

“Underground Toys Acquisition” means the acquisition by Funko UK of certain assets of Underground Toys pursuant to the Underground Toys APA.

“Underground Toys APA” means that certain Asset Purchase Agreement, dated as of December 22, 2016, by and among Funko UK, Underground Toys and the stockholders of Underground Toys, as in effect on the Amendment No. 3 Effective Date.

“Underground Toys Earnout” means the cash earnout to be paid in connection with the Underground Toys Acquisition pursuant to Section 3.7(b) of the Underground Toys APA.

“Uniform Commercial Code” has the meaning specified therefor in Section 1.04.

“Unused Line Fee” has the meaning specified therefor in Section 2.06(b).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (PATRIOT) Act of 2001 (Title III of Pub. L. 107-56, Oct. 26, 2001) as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (Pub. L. 109-177, March 9, 2006), as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“WARN” has the meaning specified therefor in Section 6.01(z).

Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

Section 1.03 Certain Matters of Construction. References in this Agreement to “determination” by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations). A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders or by each Lender affected thereby or by all Lenders, as applicable. Any Lien referred to in this Agreement or any other Loan Document as having been created in favor of any Agent (or any subagent or designee or delegee of any Agent), any agreement entered into by any Agent (or any subagent or designee or delegee of any Agent) pursuant to this Agreement or any other Loan Document, any payment made by or to or funds received by any Agent (or any subagent or designee or delegee of any Agent) pursuant to or as contemplated by this Agreement or any other Loan Document, or any act taken or omitted to be taken by any Agent (or any subagent or designee or delegee of any Agent), shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Agents and the Lenders (including each Bank Product Provider). Wherever the phrase “to the knowledge of any Loan Party” or words of similar import relating to the knowledge or the awareness of any Loan Party are used in this Agreement or any other Loan Document, such phrase shall mean and refer to the actual knowledge of a Senior Officer of any Loan Party. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

Section 1.04 Accounting and Other Terms.

(a) Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Ultimate Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. Unless otherwise expressly provided herein, all financial calculations shall be performed with Inventory valued on a first-in, first-out basis and (ii) calculations shall be made so as to exclude (without duplication of any adjustments otherwise provided in the calculation of amounts and ratios) the effect of purchase accounting adjustments associated with the Acquisition or any Permitted Acquisition.

(b) All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Uniform Commercial Code”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as any Agent may otherwise determine.

Section 1.05 Time References; Notices. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to any Agent, any Lender or the L/C Issuer, such period shall in any event consist of at least one full day. Any notice or report specified to be due hereunder on a date that is not a Business Day shall be due on next Business Day following such due date.

Section 1.06 Effectiveness of the Borrowers. The Buyer shall be the initial Borrower under this Agreement. Immediately upon consummation of the Funko Acquisition, the execution and delivery of the signature pages of the Borrowers to this Agreement shall become effective and Parent and Funko shall also become Borrowers.

ARTICLE II.

THE LOANS

Section 2.01 Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

(i) Each Revolving Loan Lender severally agrees to make Revolving Loans in Dollars to the Borrowers at any time and from time to time from the Effective Date to the Final Maturity Date, or until the earlier reduction of its Revolving Credit Commitment to zero in accordance with the terms hereof, in an aggregate principal amount of Revolving Loans at any time outstanding not to exceed the amount of such Lender’s Revolving Credit Commitment.

(ii) On the Effective Date, the Lenders made term loans (the “Initial Term Loan”) to the Borrowers in an aggregate original principal amount equal to $175,000,000, ~~and~~ on the Amendment No. 1 Effective Date, the Lenders made the First Amendment Term Loan ~~(the First Amendment Term Loan, together with the Initial Term Loan, are referred to herein collectively as the “Term Loan A”)~~ to the Borrowers in an aggregate principal amount equal to $50,000,000~~. As of~~, and on the Amendment No. 3 Effective Date, the ~~aggregate outstanding principal balance of~~ Lenders made term loans (the “Term Loan ~~A is $217,400,000~~B”) to the Borrowers in an aggregate original principal amount equal to $50,000,000. Subject to the terms and conditions of this Agreement and Amendment No. 5, on the Amendment No. ~~3~~5 Effective Date each Term Loan ~~B~~A Lender with a Term Loan ~~B~~A-1 Commitment agrees (severally, and not jointly or jointly and severally) to make term loans (collectively, the “Term Loan ~~B~~A-1”, and together with the Initial Term Loan and the First Amendment Term Loan, the “Term Loan A”, and the Term Loan A, collectively with the Term Loan B, the “Term Loan”) to the Borrowers in an amount equal to such Term Loan ~~B~~A Lender’s Pro Rata Share of the Term Loan ~~B~~A-1 Commitment, which, for the sake of clarity, shall be an amount equal to $~~50,000,000~~20,000,000 in the aggregate. As of the Amendment No. 5 Effective Date, the aggregate outstanding principal balance of the Term Loan A is $215,250,000 and Term Loan B is $47,000,000.

(b) Notwithstanding the foregoing:

(i) The aggregate principal amount of all Revolving Loans outstanding at any time to the Borrowers shall not exceed the lower of (A) the difference between (x) the Total Revolving Credit Commitment and (y) the aggregate Letter of Credit Obligations and (B) the difference between (x) the then current Borrowing Base and (y) the aggregate Letter of Credit Obligations.

(ii) Each Revolving Credit Commitment of each Lender shall automatically and permanently be reduced to zero on the Final Maturity Date. Within the foregoing limits, the Borrowers may borrow, repay and reborrow Revolving Loans, on or after the Effective Date and prior to the Final Maturity Date, subject to the terms, provisions and limitations set forth herein.

(iii) The aggregate principal amount of the Term Loan ~~B~~A-1 made on the Amendment No. ~~3~~5 Effective Date shall not exceed the Term Loan ~~B~~A-1 Commitment. Any principal amount of the Term Loan which is repaid or prepaid may not be reborrowed.

(iv) The aggregate principal amount of all Loans and Letter of Credit Obligations outstanding at any time to the Borrowers shall not exceed the Total Commitment.

Section 2.02 Making the Loans. (a) An Authorized Officer on behalf of the Administrative Borrower, as applicable, shall (I) give the Administrative Agent prior telephonic notice immediately confirmed in writing in substantially the form of Exhibit C hereto (a “Notice of Borrowing”), not later than (i) 12:00 noon (New York City time) on the date which is three (3) applicable Business Days prior to the date of a proposed LIBOR Rate Loan or (ii) 12:00 noon (New York City time) on the date of a proposed Reference Rate Loan on the borrowing date of the proposed Loan). Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loan (which shall be denominated in Dollars), (ii) in the case of Loans requested on the Effective Date, whether such Loan is requested to be a Revolving Loan or the Term Loan, (iii) whether the Loan is requested to be a Reference Rate Loan or a LIBOR Rate Loan and, in the case of any such LIBOR Rate Loan, the initial Interest Period with respect thereto, (iv) the use of the proceeds of such proposed Loan, (v) the proposed borrowing date, which must be an applicable Business Day, and, with respect to the Term Loan ~~B~~A-1, must be the Amendment No. ~~3~~5 Effective Date. The Administrative Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Administrative Agent in good faith to be from any Authorized Officer of Administrative Borrower designated in writing to the Administrative Agent. Each Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of any such telephonic Notice of Borrowing. The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Loan on behalf of the Borrowers until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.”

(b) Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrowers shall be bound to make a borrowing in accordance therewith. Each Revolving Loan that is a LIBOR Rate Loan shall be made in a minimum amount of $1,000,000 and shall be in integral multiples of $250,000 in excess thereof. The Borrowers shall have not more than eight (8) LIBOR Rate Loans made to the Borrowers in effect at any given time. For the avoidance of doubt, each Revolving Loan that is a Reference Rate Loan shall not be required to be made in a minimum increment amount.

(c) (i) Except as otherwise provided in this Section 2.02(c), all Loans under this Agreement shall be made by the applicable

Lenders simultaneously and proportionately to their Pro Rata Shares of the applicable Total Revolving Credit Commitment and Total Term Loan Commitment of each such Lender, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender’s obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

(ii) Notwithstanding any other provision of this Agreement, and in order to reduce the number of fund transfers among the Borrowers, the Agents and the Lenders, the Borrowers, the Agents and the Lenders agree that the Administrative Agent may (but shall not be obligated to), and the Borrowers and the Lenders hereby irrevocably authorize the Administrative Agent to, fund, on behalf of the Revolving Loan Lenders, pursuant to Section 2.01, subject to the procedures for settlement set forth in Section 2.02(d); provided, however, that (a) the Administrative Agent shall in no event fund any such Revolving Loans if the Administrative Agent shall have received written notice from the Collateral Agent or the Required Lenders on the Business Day prior to the date of such proposed Revolving Loan that one or more of the conditions precedent contained in Section 5.02 will not be satisfied at the time of such proposed Revolving Loan, and (b) the Administrative Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section 5.02 have been satisfied. If the Administrative Borrower gives a Notice of Borrowing requesting a Revolving Loan, and the Administrative Agent elects not to fund such Revolving Loan, on behalf of the Revolving Loan Lenders, then promptly after receipt of the Notice of Borrowing requesting such a Revolving Loan, the Administrative Agent shall notify each Revolving Loan Lender of the specifics of such requested Revolving Loan and that it will not fund such requested Revolving Loan on behalf of such Revolving Loan Lenders. If the Administrative Agent notifies such Revolving Loan Lenders that it will not fund a requested Revolving Loan, on behalf of such applicable Revolving Loan Lenders, each such applicable Revolving Loan Lender shall make its Pro Rata Share of the requested Revolving Loan, available to the Administrative Agent, in immediately available funds, in the applicable Administrative Agent’s Account no later than 3:00 p.m. (New York City time) (provided that the Administrative Agent requests payment from such applicable Revolving Loan Lender not later than 1:00 p.m. (New York City time)) on the date of the proposed Revolving Loan. The Administrative Agent will make the proceeds of the Revolving Loans available to the Borrowers on the day of such proposed Revolving Loan by causing an amount, in immediately available funds, equal to the proceeds of all such Revolving Loans received by the Administrative Agent in the applicable Administrative Agent’s Account or the amount funded by the Administrative Agent on behalf of the applicable Revolving Loan Lenders to be deposited in an account designated by the Administrative Borrower.

(iii) If the Administrative Agent has notified the Revolving Loan Lenders, that the Administrative Agent, on behalf of the Revolving Loan Lenders, will not fund a particular Revolving Loan, pursuant to Section 2.02(c)(ii), the Administrative Agent may assume that each such Revolving Loan Lender has made such amount available to the Administrative Agent on such day and the Administrative Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Borrowers on such day. If the Administrative Agent makes such corresponding amount available to the Borrowers and such corresponding amount is not in fact made available to the Administrative Agent by any such Revolving Loan Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Revolving Loan Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Effective Rate for 3 Business Days and thereafter at the Reference Rate. During the period in which such Revolving Loan Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrowers shall, for all purposes hereof, be a Revolving Loan made to the Borrowers, by the Administrative Agent for its own account. Upon any such failure by a Revolving Loan Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Administrative Borrower of such failure and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent for its own account.

(iv) Nothing in this Section 2.02(c) shall be deemed to relieve any Revolving Loan Lender from its obligations to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Administrative Agent or the Borrowers may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

(d) (i) With respect to all periods for which the Administrative Agent has funded Revolving Loans pursuant to Section 2.02(c), on Friday of each week, or if the applicable Friday is not a Business Day, then on the following Business Day, or such shorter period as the Administrative Agent may from time to time select (any such week or shorter period being herein called a “Settlement Period”), the Administrative Agent shall notify each Revolving Loan Lender, of the unpaid principal amount of the Revolving Loans outstanding as of the last day of each such Settlement Period. In the event that such amount is greater than the unpaid principal amount of the Revolving Loans outstanding on the last day of the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Revolving Loans made on the date of such Revolving Loan Lender’s initial funding), each Revolving Loan Lender shall promptly (and in any event not later than 2:00 p.m. (New York City time) if the Administrative Agent requests payment from such Lender not later than 1:00 p.m. (New York City time) on such day) make available to the Administrative Agent its Pro Rata Share of the Total Revolving Credit Commitment of the difference in immediately available funds. In the event that such amount is less than the unpaid principal amount of the Revolving Loans outstanding on the last day of the Settlement Period immediately preceding such Settlement Period, the Administrative Agent shall promptly pay over to each Revolving Loan Lender its Pro Rata Share of the Total Revolving Credit Commitment of the difference in immediately available funds. In addition, if the Administrative Agent shall so request at any time when a Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Administrative Agent shall determine that it is desirable to present claims against the Borrowers for repayment, each Revolving Loan Lender shall promptly remit to the Administrative Agent or, as the case may be, the Administrative Agent shall promptly remit to each Revolving Loan Lender sufficient funds to adjust the interests of the Revolving Loan Lenders in the then outstanding Revolving Loans to such an extent that, after giving effect to such adjustment, each such Revolving Loan Lender’s interest in the then outstanding Revolving Loans will be equal to its Pro Rata Share thereof. The obligations of the Administrative Agent and each Revolving Loan Lender under this Section 2.02(d) shall be absolute and unconditional. Each Revolving Loan Lender shall only be entitled to receive interest on its Pro Rata Share of the Revolving Loans which have been funded by such Revolving Loan Lender.

(ii) In the event that any Revolving Loan Lender fails to make any payment required to be made by it pursuant to Section 2.02(d)(i), the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Revolving Loan Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Effective Rate for 3 Business Days and thereafter at the Reference Rate. During the period in which such Revolving Loan Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrowers shall, for all purposes hereof, be a Revolving Loan by the Administrative Agent to the Borrowers for its own account. Upon any such failure by a Revolving Loan Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Administrative Borrower of such failure and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent for its own account. Nothing in this Section 2.02(d)(ii) shall be deemed to relieve any Revolving Loan Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Administrative Agent or the Borrowers may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

Section 2.03 Repayment of Loans; Evidence of Debt. (a) The outstanding principal of all Revolving Loans made to the Borrowers shall be due and payable on the Final Maturity Date.

(a) Amortization of Term Loan.

(i) The outstanding principal amount of the Term Loan A shall be repayable in consecutive quarterly installments ~~equal to $2,150,000 per quarter~~, with each such installment to be due and payable on the last day of each quarter ~~commencing on March 31, 2016~~ , equal to (x) $2,150,000 for the quarter ending on June 30, 2017 and (y) $2,350,000 per quarter, for each quarter thereafter until the Final Maturity.

(ii) The outstanding principal amount of the Term Loan B shall be repayable in consecutive monthly installments equal to $1,000,000 per month, with each such installment to be due and payable on the last day of each month commencing on February 28, 2017 until the Final Maturity; provided, that if the Administrative Borrower delivers a written notice to the Administrative Agent not less than five (5) Business Days prior to the date of any installment in respect of the Term Loan B that is due and payable on or prior to December 31, 2017, advising the Administrative Agent that the Borrowers have elected to forego such installment payment, then the Borrowers shall pay to the Administrative Agent, on behalf of the Term Loan B Lenders (ratably in accordance with their Pro Rata Share of the Term Loan B), a fee in the amount of $110,000 (the “Installment Waiver Fee”), on or prior to the date such installment payment would have been due and payable, and upon the Administrative Agent’s receipt of such fee, the installment due and payable on such date shall be permanently waived, without further action or writing.

(iii) The outstanding unpaid principal amount of the Term Loan and all accrued and unpaid interest thereon, shall be due and payable on the earliest of (i) the termination of the Total Revolving Credit Commitment, (ii) the date of the acceleration of the Term Loans in accordance with the terms hereof and (iii) the Final Maturity Date.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to Section 2.03(c) or Section 2.03(d) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Collateral Agent and reasonably acceptable to the Administrative Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.04 Interest.

(a) Revolving Loans. Prior to the Amendment No. 1 Effective Date, subject to the terms of this Agreement, at the option of the Administrative Borrower, each Revolving Loan, shall be either a Reference Rate Loan or a LIBOR Rate Loan. Each such Revolving Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until repaid, at a rate per annum equal to the Reference Rate plus 2.00%. Each such Revolving Loan that is a LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until repaid, at a rate per annum equal to the applicable LIBOR Rate for the Interest Period in effect for such Loan plus 2.50%. From and after the Amendment No. 1 Effective Date, each Revolving Loan shall only be a LIBOR Rate Loan and all Revolving Loans shall bear interest on the principal amount of Revolving Loans from time to time outstanding at a rate per annum equal to the LIBOR Rate plus 2.50%.

(b) Term Loan.

(i) Subject to the terms of this Agreement, at the option of the Administrative Borrower, the Term Loan A or any portion thereof shall be either a Reference Rate Loan or a LIBOR Rate Loan. Each portion of the Term Loan A that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan A until repaid, at a rate per annum equal to the Reference Rate plus 6.25%. Each portion of the Term Loan A that is a LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan A until repaid, at a rate per annum equal to the applicable LIBOR Rate for the Interest Period in effect for the Term Loan A (or such portion thereof) plus 7.25%.

(ii) Subject to the terms of this Agreement, at the option of the Administrative Borrower, the Term Loan B or any portion thereof shall be either a Reference Rate Loan or a LIBOR Rate Loan. Each portion of the Term Loan B that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan B until repaid, at a rate per annum equal to the Reference Rate plus 9.00%. Each portion of the Term Loan B that is a LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan B until repaid, at a rate per annum equal to the applicable LIBOR Rate for the Interest Period in effect for the Term Loan B (or such portion thereof) plus 10.00%.

(c) Default Interest. To the extent permitted by law and notwithstanding anything to the contrary in this Section, upon the election of either Agent or the Required Lenders and notice to the Administrative Borrower of such election following the occurrence and during the continuance of an Event of Default (which election and notification shall not be required with respect of any Event of Default described in Section 9.01(a), (f) or (g)), as of the date of any such Event of Default (or in the case of an Event of Default resulting from a breach of Section 7.01(a), from the date any Agent provides notice of such Event of Default to the Administrative Borrower), (i) the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities, outstanding Letter of Credit Obligations or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred (or in the case of an Event of Default resulting from a breach of Section 7.01(a), from the date any Agent provides notice of such Event of Default to the Administrative Borrower) until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate, and (ii) the Letter of Credit Fees shall be increased by two (2.0%) percentage points above the per annum rate otherwise applicable hereunder. All interest and other amounts payable pursuant to subclauses (i) and (ii) of this Section 2.04(e) shall be payable on demand.

(d) Interest Payment. Interest on each Loan shall be payable on each Interest Payment Date, commencing on the first Interest Payment Date following the month in which such Loan is made and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand. Each Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 4.01 with the amount of any interest payment due hereunder.

(e) General. All interest and fees shall be computed on the basis of a year of 360 days (except that interest on Reference Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year)) for the actual number of days, including the first day but excluding the last day, elapsed.

Section 2.05 Reduction of Commitment; Prepayment of Loans.

(a) Reduction of Commitments.

(i) Revolving Credit Commitments. The Total Revolving Credit Commitment shall terminate on the Final Maturity Date. The Borrowers may, without premium or penalty, reduce the Total Revolving Credit Commitment to an amount (which may be zero) not less than the sum of (A) the aggregate unpaid principal amount of all Revolving Loans then outstanding, (B) the aggregate principal amount of all Revolving Loans not yet made as to which a Notice of Borrowing has been given by the Administrative Borrower under Section 2.02, (C) the Letter of Credit Obligations at such time and (D) the stated amount of all Letters of Credit not yet issued as to which a request has been made and not withdrawn; provided that in no event shall the Borrowers be permitted to reduce the Total Revolving Credit Commitment to an amount less than $25,000,000 (other than a permanent reduction of the Total Revolving Credit Commitment to zero). Each such reduction (1) shall be in an amount which is an integral multiple of $1,000,000 (unless the Total Revolving Credit Commitment in effect immediately prior to such reduction is less than $1,000,000), (2) shall be made by providing not less than 5 Business Days’ prior written notice to the Administrative Agent, (3) shall be irrevocable and (4) shall be accompanied by the payment of the Applicable Prepayment Premium, if any, payable in connection with such reduction of the Total Revolving Credit Commitment (which shall be paid to Administrative Agent for the benefit of the Revolving Loan Lenders and shall be allocated among the Revolving Loan Lenders as they may separately agree among themselves). Once reduced, the Total Revolving Credit Commitment may not be increased. Each such reduction of the Total Revolving Credit Commitment shall reduce the Revolving Credit Commitment of each Lender proportionately in accordance its Pro Rata Share.

(ii) Term Loan. The Total Term Loan Commitment shall terminate at 5:00 p.m. (New York City time) on the Amendment No. ~~3~~5 Effective Date.

(b) Optional Prepayment.

(i) Revolving Loans. At any time and from time to time, the Borrowers may prepay the principal of any Revolving Loan, in whole or in part. Each prepayment made pursuant to this clause (b)(i) made in connection with a reduction of the Total Revolving Credit Commitment pursuant to clause (a)(i) above shall be accompanied by the payment of the Applicable Prepayment Premium, if any.

(ii) Term Loans. The Borrowers may, at any time and from time to time, upon at least five (5) Business Days’ prior written notice to the Administrative Agent, prepay the principal of the Term Loans, in whole or in part, so long as, after giving pro forma effect to such proposed payment, the Borrowers shall have Availability on the date of such proposed payment, and also average Availability over the 30 days ending with the date of such proposed payment (assuming that such proposed payment (and any Revolving Loans drawn to fund such proposed payment) had been made on the first day of such 30 day period), of at least $10,000,000. Each prepayment made pursuant to this clause (b)(ii) shall be accompanied by the payment of (A) accrued interest to the date of such payment on the amount prepaid and (B) the Applicable Prepayment Premium, if any, payable in connection with such prepayment of the Term Loans. Each such prepayment shall be applied, at the Borrower’s option, ratably to either the Term Loan A or the Term Loan B (or to both) against the remaining installments of principal due thereon until Paid in Full, either in the order of maturity as to the installments due with respect to the applicable Term Loan or in the inverse order of maturity as the Administrative Borrower may elect and designate in writing.

(iii) Termination of Agreement. Notwithstanding anything to the contrary in this Section 2.05, upon at least ten (10) days prior written notice to the Administrative Agent, the Administrative Borrower may terminate this Agreement by Paying in Full to the Administrative Agent the Obligations, plus the Applicable Prepayment Premium, if any, payable in connection with such termination of this Agreement, and the Lenders’ obligations to extend credit hereunder shall terminate concurrently with such repayment. The Borrowers shall be obligated to Pay in Full the Obligations, plus the Applicable Prepayment Premium, if any, payable in connection with such termination of this Agreement on the date set forth as the date of termination of this Agreement in such notice; provided that such notice of termination may be rescinded (and/or updated to provide a new payoff date) by the Administrative Borrower if any transaction involving the refinancing or repayment of the Obligations fails to close.

(c) Mandatory Prepayment.

(i) Overadvances. The Borrowers will not later than five (5) Business Days after the occurrence thereof, prepay the Revolving Loans or provide Cash Collateral up to the outstanding amount of the Letter of Credit Obligations at any time when the aggregate principal amount of all Revolving Loans plus the outstanding amount of all Letter of Credit Obligations exceeds the Borrowing Base, to the full extent of any such excess. If at any time after the Borrowers have complied with the first sentence of this Section 2.05(c)(i), the aggregate Letter of Credit Obligations are greater than the then current Borrowing Base, the Borrowers shall provide Cash Collateral of such excess to the Administrative Agent. Such Cash Collateral shall be deposited in a bank account subject to a Cash Management Agreement in favor of the Collateral Agent and, provided that no Event of Default shall have occurred and be continuing, returned to the Borrowers, at such time as (x) the aggregate Letter of Credit Obligations plus the aggregate principal amount of all outstanding Revolving Loans no longer exceeds the Borrowing Base and (y) the aggregate Letter of Credit Obligations no longer exceed the Letter of Credit Sublimit, as determined by the Administrative Agent.

(ii) Commitment Termination. The Borrowers will immediately prepay the outstanding principal amount of the Term Loans in the event that the Total Revolving Credit Commitment is terminated in accordance with the terms hereof for any reason.

(iii) Cash Dominion. Subject to Section 4.01, at such time as the Agents are sweeping cash from the Cash Management Accounts pursuant to Section 8.01(d), the Administrative Agent shall on each Business Day apply all funds transferred to or deposited in the Administrative Agent’s Account to the payment, in whole or in part, of the Revolving Loans (or, in the event the Revolving Loans have been paid in full, to the Cash Collateralization of any outstanding Letters of Credit).

(iv) Excess Cash Flow. Within five (5) days of the date on which audited annual financial statements are required to be delivered pursuant to Section 7.01(a)(iii) (the “ECF Due Date”), commencing with the delivery to the Agents and the Lenders of the financial statements for the Fiscal Year ending on December 31, 2016 or, if such financial statements are not delivered to the Agents and the Lenders on the date such statements are required to be delivered pursuant to Section 7.01(a)(iii), five (5) days after the date such statements are required to be delivered to the Agents and the

Lenders pursuant to Section 7.01(a)(iii), the Borrowers shall prepay the outstanding principal amount of the Loans in an amount equal to the result of (to the extent positive): (A) 50% (or (x) if the Senior Leverage Ratio measured for the four Fiscal Quarter period ending on the last day of such Fiscal Year was less than 2.75:1.00 but greater than or equal to 2.00:1.00, 25% or (y) if the Senior Leverage Ratio measured for the four Fiscal Quarter period ending on the last day of such Fiscal Year was less than 2.00:1.00, 0%) of the Excess Cash Flow of the Ultimate Parent and its Subsidiaries for such Fiscal Year; provided, that, until such time that at least $10,000,000 of Term Loans have been voluntarily prepaid pursuant to Section 2.05(b)(ii), (1) the percentage in subclause (A) above shall be increased from 50% to 60% and (2) the percentage in clause (A)(x) above shall be increased from 25% to 35%, minus (B) at any time after at least $10,000,000 of Term Loans have been voluntarily prepaid pursuant to Section 2.05(b)(ii), the aggregate principal amount of all additional voluntary prepayments of the Term Loans made during such Fiscal Year (or during the 90 days prior to the ECF Due Date) but only to the extent such prepayments (x) were applied against the remaining installments of principal in respect of the Term Loan in the order required pursuant to Section 2.05(d) in relation to prepayments required under this clause (iv) and (y) were not previously applied to reduce any other payment pursuant this clause (iv).

(v) Dispositions. Subject to Section 2.05(c)(viii) below, not later than one (1) Business Day following any Disposition by any Loan Party pursuant to Sections 7.02(c)(ii)(B) and 7.02(c)(ii)(C), the Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with clause (d) below in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by the Loan Parties (and not paid to the Administrative Agent as a prepayment of the applicable Loans) shall exceed for all such Dispositions, $500,000 in any Fiscal Year. Nothing contained in this Section 2.05(c)(v) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 7.02(c)(ii).

(vi) Debt Issuances. Not later than one (1) Business Day following the issuance or incurrence by any Loan Party of any Indebtedness (other than Permitted Indebtedness), the Borrowers shall prepay the outstanding amount of the Obligations in accordance with clause (d) below in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith The provisions of this Section 2.05(c)(vi) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

(vii) Casualty and Condemnation. Subject to Section 2.05(c)(viii) below, not later than one (1) Business Day following the receipt by any Loan Party of any casualty insurance (other than business interruption insurance) or condemnation proceeds in respect of any Collateral in excess of $500,000 in any Fiscal Year, the Borrowers shall prepay the outstanding principal of the Obligations in accordance with clause (d) below in an amount equal to 100% of such insurance or condemnation proceeds, net of any reasonable expenses incurred in collecting such insurance or condemnation proceeds, provided that the threshold referred to above shall not be applicable to limit repayment obligations under this Section 2.05(vii) at any time when an Event of Default has occurred and is continuing.

(viii) Reinvestment Rights. Notwithstanding the foregoing, with respect to Net Cash Proceeds received by any Loan Party in connection with a Disposition or the receipt of insurance proceeds or condemnation awards that are required to be used to prepay the Obligations pursuant to Section 2.05(c)(v) or 2.05(c)(vii), as the case may be, up to $5,000,000 in the aggregate in any Fiscal Year of the Net Cash Proceeds from all such Dispositions (except that the foregoing limitation shall not apply to proceeds received from the Disposition of obsolete, worn out or surplus equipment in the ordinary course pursuant to Section 7.02(c)(ii)(B) hereof) (collectively, the “Reinvestment Eligible Funds”) shall not be required to be so used to prepay the Obligations to the extent that such Reinvestment Eligible Funds are used to purchase, replace, repair, restore or otherwise acquire properties or assets used in such Person’s business, provided that, (i) no Default or Event of Default has occurred and is continuing on the date such Person receives such Reinvestment Eligible Funds, (ii) the Administrative Borrower delivers a certificate to the Administrative Agent pursuant to Section 7.01(a)(iv), (iii) such Reinvestment Eligible Funds are deposited in a Cash Management Account, and (iv) upon the earlier of (a) the expiration of 180-day period following the receipt of such Reinvestment Eligible Funds or (b) the occurrence of a Default or an Event of Default, such Reinvestment Eligible Funds, if not theretofore so used, shall be used to prepay the Obligations in accordance with Section 2.05(c)(v) or Section 2.05(c)(vii) as applicable.

(d) Application of Payments. Each prepayment pursuant to subsections (c)(iii),(c)(iv), (c)(v), (c)(vi), (c)(vii) and (c)(viii) above shall be applied, first, to the applicable Term Loans, and second, to the Revolving Loans, except that proceeds of casualty insurance and non-ordinary course dispositions with respect to Inventory shall be applied, first, to the Revolving Loans (without any reduction in the Total Revolving Credit Commitment or any applicable Revolving Credit Commitment) and, second, to the applicable Term Loans. Prepayments of the Term Loans pursuant to Section 2.05(c) shall be applied against the next four quarters of scheduled amortization in respect of the Term Loan (ratably to the Term Loan A and the Term Loan B), with the balance applied ratably to the Term Loan A and the Term Loan B in the inverse order of maturity.

Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, prepayments required under Section 2.05(c) shall continue to be applied in the manner set forth in this Section 2.05(d), unless the Administrative Agent has elected to, or has been directed by the Collateral Agent to, apply payments and other proceeds of Collateral in accordance with Section 4.03(b), in which case prepayments required under Section 2.05(c) shall be applied in the manner set forth in Section 4.03(b).

(e) Interest and Fees. Any prepayment made pursuant to this Section 2.05 (other than prepayments made pursuant to subsections (c)(i) and (c)(iii) of this Section 2.05) shall be accompanied by (i) accrued interest on the principal amount being prepaid to the date of prepayment, (ii) any Funding Losses payable pursuant to Section 2.08, (iii) if applicable pursuant to Section 2.06(e), the Applicable Prepayment Premium, payable in connection with such prepayment of the Loans and (iv) if such prepayment would reduce the amount of the outstanding Loans to zero at a time when the Total Revolving Credit Commitment has been terminated, such prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to Section 2.06.

(f) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

Section 2.06 Fees.

(a) Fee Letter. As and when due and payable under the terms of the Fee Letter, the Borrowers shall pay the fees set forth in the Fee Letter.

(b) Unused Line Fee. From and after the Effective Date and until the Final Maturity Date, the Borrowers shall pay to the Administrative Agent for the account of the Revolving Loan Lenders, to be allocated among the Revolving Loan Lenders as they may separately agree among themselves, an unused line fee in Dollars (the “Unused Line Fee”), which shall accrue at the rate per annum of 0.375% on the average daily excess, if any, of the Maximum Revolving Loan Amount over the average principal amount of all Revolving Loans and Letter of Credit Obligations outstanding from time to time and shall be payable quarterly in arrears on the first day of each calendar quarter commencing January 1, 2016 and on the Final Maturity Date (and, for the avoidance of doubt, and without limiting the generality of Section 4.01 hereof, Borrowers hereby agree that upon the coming due of any such Unused Line Fee, the entire amount thereof may be charged to the Loan Account of Borrowers as a Revolving Loan made as a Reference Rate Loan; provided that upon any such charge to the Loan Account, Administrative Agent shall give prompt notice to Administrative Borrower of such charge and of the calculation and total amount of such Unused Line Fee so charged on any date).

(c) Letter of Credit Fees. The Borrowers shall pay (A) to the Administrative Agent, for the ratable benefit of the Revolving Loan Lenders, a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in clause (B) below) which shall accrue at a rate per annum equal to the L/C Fee Rate in effect at such time, times the daily balance of the Maximum Undrawn Amount of all outstanding Letters of Credit, for the period from and excluding the date of issuance of same to and including the date of expiration or termination, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each quarter commencing January 1, 2016 and on the Final Maturity Date, and (B) to the Administrative Agent, for the benefit of the L/C Issuer, a fronting fee of one quarter of one percent (0.25%) per annum times the daily balance of the Maximum Undrawn Amount of all outstanding Letters of Credit, for the period from and excluding the date of issuance of same to and including the date of expiration or termination, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each quarter and on the Final Maturity Date, together with any and all customary administrative, issuance, amendment, payment and negotiation charges (as per the L/C Issuer’s standard fee schedule) with respect to any Letters of Credit and all fees and expenses as agreed upon by the L/C Issuer and the Borrowers in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of

Credit and any acceptances created thereunder and shall reimburse Administrative Agent for any and all fees and expenses, if any, paid by the Administrative Agent to the L/C Issuer, which charges and fees shall be payable on demand or as otherwise mutually agreed upon by the Administrative Agent and the Borrowers. All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the L/C Issuer’s prevailing charges for that type of transaction;

(all of the foregoing fees and charges in paragraphs collectively, the “Letter of Credit Fees”). All such Letter of Credit Fees shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason. Without limiting the generality of the provisions of Section 4.01, the parties hereto agree that, for administrative convenience, Administrative Agent may charge the Loan Account of the Borrowers with the amount of a Revolving Loan made as a Reference Rate Loan on the date any such Letter of Credit Fees with respect to any Letter of Credit are due and payable for the purpose of paying such Letter of Credit Fees; provided that upon any such charge to the Loan Account, Administrative Agent shall give prompt notice to Administrative Borrower of such charge.

(d) Loan Servicing Fee. From and after the Effective Date and until the later of (i) the Final Maturity Date and (ii) the date on which all Obligations are Paid in Full, the Borrowers shall pay to the Administrative Agent for the account of the Agents a non-refundable loan servicing fee (the “Loan Servicing Fee”) equal to $20,000 each quarter, which shall be payable quarterly in advance on the Effective Date and on the first day of each calendar quarter thereafter, commencing on January 1, 2016 (in the case of the fee paid on the Effective Date, it shall be payable ratably based on the number of days remaining in the calendar quarter in which the Effective Date occurs). For the avoidance of doubt, and without limiting the generality of Section 4.01 hereof, Borrowers hereby agree that upon the coming due of any such Loan Servicing Fee, the entire amount thereof may be charged to the Loan Account of Borrowers as a Revolving Loan made as a Reference Rate Loan; provided that upon any such charge to the Loan Account, Administrative Agent shall give prompt notice to Administrative Borrower of such charge and of the calculation and total amount of such Loan Servicing Fee so charged on any date.

(e) Applicable Prepayment Premium. In the event of the full or partial termination of this Agreement and repayment of the Obligations at any time prior to the Final Maturity Date, for any reason, including (i) termination upon the election of the Required Lenders to terminate after the occurrence and during the continuation of an Event of Default (or, in the case of the occurrence of any Event of Default described in Section 9.01(f) or Section 9.01(g) with respect to any Loan Party, automatically upon the occurrence thereof), (ii) foreclosure and sale of Collateral, (iii) sale of the Collateral in any Insolvency Proceeding, or (iv) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Agents and the Lenders or profits lost by the Agents and the Lenders as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Agents and the Lenders, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, the Applicable Prepayment Premium, measured as of the date of such termination. Notwithstanding the foregoing, no Applicable Prepayment Premium shall be due and owing (a) in connection with a Term Loan prepayment resulting from the events described in Section 2.05(c)(iv) or (vii), (b) to any Lender that finances (or any Affiliate of such Lender that finances) the voluntary termination of this Agreement pursuant Section 2.05(b)(iii), (c) prepayments with the proceeds of Permitted Cure Stock, (d) prepayments of Revolving Loans that are not accompanied by a termination of the Revolving Credit Commitment, (e) any prepayment of the Term Loan pursuant to Section 2.05(b)(ii) during the first eighteen (18) months after the Effective Date, to the extent the aggregate principal amount of all such prepayments during such period is less than $10,000,000, (f) in connection with any voluntary prepayment of the Term Loans pursuant to Section 2.05(b)(ii) to the extent such prepayment occurs within 90 days prior to the date on which Excess Cash Flow is required to be applied to the Loans in accordance with Section 2.05(c)(iv); provided that the Applicable Prepayment Premium shall be due and owing on any portion of such voluntary prepayment described in this clause (f) that exceeds the amount of the corresponding Excess Cash Flow payment with respect to which such voluntary prepayment is deducted, and (g) in connection with any prepayment of the Term Loan B from the proceeds of a Qualified Initial Public Offering or a Private Placement.

(f) Audit and Collateral Monitoring Fees. The Borrowers acknowledge that pursuant to Section 7.01(f), representatives of the Agents may visit any or all of the Loan Parties and/or conduct certain audits, inspections, appraisals, valuations and/or field examinations for which the Borrowers will be obligated to reimburse expenses of the Agents and such representatives. The Borrowers agree to pay such expenses, which shall be calculated on the basis of (i) $1,000 per day per examiner plus the examiner’s reasonable out-of-pocket costs and expenses incurred in connection with all such visits, audits, inspections, appraisals, valuations and field examinations, (ii) a supervisory review fee of $1,300 per each such audit, inspection, valuation or field examination and (iii) the cost of all visits, audits, inspections, appraisals, valuations and field examinations conducted by a third party on behalf of the Agents. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Borrowers shall not be obligated to pay the fees, costs and expenses for more than three (3) such audits, inspections, valuations and/or field examinations described in clauses (i), (ii) and (iii), in each case conducted during each consecutive twelve (12) month period during the term of this Agreement, provided that Borrowers acknowledge that Administrative may elect to conduct such three (3) audits, inspections, valuations or field examinations with respect to Borrowers during any such consecutive twelve (12) month period at different times, and further provided that, nothing contained in this sentence or otherwise in this Agreement limiting Borrowers’ obligations to pay the fees, costs and expenses of such audits, inspections, valuations or field examinations shall limit the rights of Agents pursuant to the first sentence of this Section 2.06(f) and Section 7.01(f), in each case, if conducted at their own expense. In addition, (x) at any time after the first anniversary of this Agreement, Administrative Agent, acting in its Permitted Discretion, may elect to reduce the number of audits, inspections, valuations and/or field examinations per twelve (12) month period with respect to which Borrowers shall be liable for the fees, costs and expenses thereof (absent the existence of any Event of Default) from three (3) to two (2) if, to the extent and only continuing for so long as such reduction is consistent with Administrative Agent’s governmental regulatory requirements and generally applicable internal policies, and (y) absent the existence of any Event of Default, Agent, acting in its Permitted Discretion, shall use commercially reasonable efforts to endeavor to schedule its periodic audits, inspections, valuations and/or field examinations in a manner to minimize any adverse impact on the operations of Loan Parties to the extent consistent with Administrative Agent’s governmental regulatory requirements and generally applicable internal policies.

Section 2.07 LIBOR Option.

(a) In lieu of having interest charged at the rate based upon the Reference Rate, the Borrowers shall have the option (the “LIBOR Option”) to have interest on all or a portion of the Loans be charged at a rate of interest based upon the LIBOR Rate. Each Interest Period of a LIBOR Rate Loan made to Borrowers shall commence on the date such LIBOR Rate Loan is made and shall end on such date as the Borrower may elect as set forth in subsection 2.02(a) above; provided that no Interest Period shall end after the last day of the Final Maturity Date; provided, further, from and after the Amendment No. 1 Effective Date, notwithstanding anything in this Agreement to the contrary, all Revolving Loans shall have interest charged based upon the LIBOR Rate.

(b) The Administrative Borrower shall elect the initial Interest Period applicable to a LIBOR Rate Loan made to the Borrowers by its Notice of Borrowing given to the Administrative Agent pursuant to Section 2.02(a) or by its notice of conversion given to the Administrative Agent pursuant to Section 2.07(c), as the case may be. The Administrative Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to the Administrative Agent of such duration not later than 11:00 a.m. (New York time) on the day which is not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such LIBOR Rate Loan. If the Administrative Agent does not receive timely notice of the Interest Period elected by the Administrative Borrower, the Administrative Borrower shall be deemed to have elected to convert such LIBOR Rate Loan to a Reference Rate Loan, subject to Section 2.07(c) herein below.

(c) The Administrative Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding LIBOR Rate Loan made to the Borrowers, or on any Business Day with respect to Revolving Loans or any portion of the Term Loan that are Reference Rate Loans, convert any such loan into a loan of another type (i.e., a Reference Rate Loan or a LIBOR Rate Loan) in the same aggregate principal amount, provided that any conversion of a LIBOR Rate Loan made to the Borrowers not made on the last Business Day of the then current Interest Period applicable to such LIBOR Rate Loan shall be subject to Section 2.08. If a Borrower desires to convert a Loan, the Administrative Borrower shall give the Administrative Agent a LIBOR Notice by no later than 11:00 a.m. (New York City time) (i) on the day which is three (3) Business Days’ prior to the date on which such conversion is to occur with respect to a conversion from a Reference Rate Loan to a LIBOR

Rate Loan, or (ii) on the day which is one (1) Business Day prior to the date on which such conversion is to occur with respect to a conversion from a LIBOR Rate Loan to a Reference Rate Loan, specifying, in each case, the date of such conversion, the Loans to be converted and the duration of the first Interest Period therefore.

(d) Subject to Section 2.05(b), the Borrowers may prepay the LIBOR Rate Loans in whole at any time or in part from time to time, together with accrued interest on the principal being prepaid to the date of such repayment in the case of any LIBOR Rate Loan made to the Borrowers, and the Administrative Borrower shall specify the date of prepayment of Loans which are LIBOR Rate Loans, the Loan to which such prepayment is to be applied and the amount of such prepayment.

(e) [Intentionally omitted.]

(f) Notwithstanding any other provision hereof, if any Requirement of Law, or Change in Law, shall make it unlawful for any Lender (for purposes of this subsection (f), the term “Lender” shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any LIBOR Rate Loans) to make or maintain its LIBOR Rate Loans, the obligation of such Lender to make LIBOR Rate Loans hereunder shall forthwith be cancelled and the Borrowers shall, if any affected LIBOR Rate Loans are then outstanding, promptly upon request from the Administrative Agent, either pay all such affected LIBOR Rate Loans or convert such affected LIBOR Rate Loans into loans of another type. If any such payment or conversion of any LIBOR Rate Loan denominated in US Dollars made to the Borrowers is made on a day that is not the last day of the Interest Period applicable to such LIBOR Loan, the Borrowers shall pay the Administrative Agent, upon the Administrative Agent’s request, such amount or amounts as may be necessary to compensate Lenders for any Funding Losses sustained or incurred by Lenders in respect of such LIBOR Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such LIBOR Rate Loan. A certificate as to any additional amounts that describes in reasonable detail the calculations thereof payable pursuant to the foregoing sentence submitted by Lenders to the Administrative Borrower shall be conclusive absent manifest error.

(g) In the event that any Agent or any Lender shall have determined that:

(i) reasonable means do not exist for ascertaining the LIBOR Rate applicable pursuant to Section 2.02(a) hereof for any Interest Period; or

(ii) dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank market, with respect to an outstanding LIBOR Rate Loan, a proposed LIBOR Rate Loan, or a proposed conversion of a Reference Rate Loan into a LIBOR Rate Loan; or

(iii) at any time that a Default or an Event of Default has occurred and is continuing,

then upon notice of same being given to the Administrative Borrower, the Administrative Agent shall give such Administrative Borrower prompt written, telephonic or facsimile notice of such determination. If such notice is given, (i) any such requested LIBOR Rate Loan shall be made as a Reference Rate Loan, unless such Administrative Borrower shall notify the Administrative Agent no later than 1:00 p.m. (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of LIBOR Rate Loan, (ii) any Reference Rate Loan or LIBOR Rate Loan which was to have been converted to an affected type of LIBOR Rate Loan shall be continued as or converted into a Reference Rate Loan, or, if such Administrative Borrower shall notify the Administrative Agent, no later than 11:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Rate Loan, and (iii) any outstanding affected LIBOR Rate Loans shall be converted into a Reference Rate Loan at the end of the applicable Interest Period. Until such notice has been withdrawn, the Lenders shall have no obligation to make an affected type of LIBOR Rate Loan or maintain outstanding affected LIBOR Rate Loans and the Borrowers shall not have the right to convert a Reference Rate Loan or an unaffected type of LIBOR Rate Loan into an affected type of LIBOR Rate Loan.

(h) Anything to the contrary contained herein notwithstanding, neither any Agent nor any Lender, nor any of their participants, is required actually to acquire LIBOR deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. Except for Section 2.07(g)(ii), the provisions of this Article II shall apply as if each Lender or its participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring LIBOR deposits for each Interest Period in the amount of the LIBOR Rate Loans.

Section 2.08 Funding Losses. In connection with each LIBOR Rate Loan, the Borrowers shall indemnify, defend, and hold the Agents and the applicable Lenders harmless against any loss, cost, or expense incurred by any Agent or any such Lender as a result of (a) the payment of any principal of any such LIBOR Rate Loan other than on the last day of an Interest

Period applicable thereto (including as a result of a Default or an Event of Default), (b) the conversion of any such LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto (including as a result of a Default or an Event of Default), or (c) the failure to borrow, convert, continue or prepay any such LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, “Funding Losses”). Funding Losses shall, with respect to any Agent or any Lender, be deemed to equal the amount reasonably determined by such Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan excluding any loss of margin above the LIBOR Rate had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of an Agent or a Lender delivered to the Administrative Borrower setting forth a calculation in reasonable detail any amount or amounts that such Agent or such Lender is entitled to receive pursuant to this 2.08 shall be conclusive absent manifest error.

Section 2.09 Taxes. (a) Any and all payments by any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (“Taxes”), except as required by applicable law. If any applicable law requires the deduction or withholding of any Taxes from any such payment, then the applicable Loan Party or the Administrative Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Taxes are Indemnified Taxes, then the sum payable by the Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deduction or withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. For this purpose, “Indemnified Taxes” means all Taxes imposed on or with respect to any payment made by or on account of any Obligation of any Loan Party, other than Excluded Taxes. For this purpose, “Excluded Taxes” means Taxes described in Section 2.09(e) below, and:

(A) taxes imposed on net income (or taxes imposed in lieu thereof) or branch profits taxes imposed on or with respect to any Agent, any Lender or the L/C Issuer (or any transferee or assignee thereof, including a participation holder (any such entity, a “Transferee”)) or, in the case of a pass-through entity, any of its beneficial owners by the United States or the jurisdiction in which such Person is organized or has its principal lending office, or with which such Person has any other present or former connection (other than a connection arising solely from entering into, receiving any payment under or enforcing its rights under this Agreement or any other Loan Document),

(b) In addition, each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (“Other Taxes”). Each Loan Party shall deliver to each Agent, each Lender and the L/C Issuer (or Transferee) official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Indemnified Taxes or Other Taxes.

(c) The Loan Parties hereby jointly and severally indemnify and agree to hold each Agent, each Lender and the L/C Issuer harmless from and against Indemnified Taxes and Other Taxes (including, Indemnified Taxes and Other Taxes imposed on any amounts payable under this Section 2.09) paid by such Person, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Indemnified Taxes or Other Taxes.

(d) (i) Each Lender (or Transferee) with respect to the Obligations that is organized under the laws of a jurisdiction outside the United States (a “Non-U.S. Lender”) agrees that it shall deliver to the Administrative Agent (who shall promptly provide a copy thereof to the Borrower) (or, in the case of a participant, to the Lender granting the participation only) a properly completed and duly executed copy of either U.S. Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY (including the appropriate attachments thereto) or any subsequent versions thereof or successors thereto, in each case claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax and payments of interest hereunder along with any other appropriate documentation establishing such exemption or reduction. In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the IRC such Non-U.S. Lender hereby represents to the Agents and the Borrower that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the IRC is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the IRC) of either Parent, the Borrowers or the Guarantors and is not a controlled foreign corporation related to either Parent, the Borrowers or the Guarantors (within the meaning of Section 864(d)(4) of the IRC), and such Non-U.S. Lender agrees that it shall promptly notify the Administrative Agent (or, in the case of a participant, the Lender granting the participation only) in the event any such representation is no longer accurate. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a “New Lending Office”). In addition, such Non-U.S. Lender shall deliver such forms within 20 days after receipt of a written request therefor from any Agent, the assigning Lender or the Lender granting a participation, as applicable. If the lapse of time or a change in circumstances renders a previous certification obsolete or inaccurate in any material respect, the Non-U.S. Lender shall deliver to the Administrative Agent (who shall promptly deliver a copy thereof to the Borrower) (or, in the case of a participant, to the Lender granting the participation only) new, properly completed and duly executed copies of the applicable Internal Revenue Service Form establishing such exemption or reduction and any related documentation as may be required to establish such Non-U.S. Lender’s entitlement to a continued exemption from or reduction in United States withholding tax if such Non-U.S. Lender or beneficial owner continues to be so entitled.

(ii) Each Lender (or Transferee) and Agent that is a “United States person” (within the meaning of Section 7701(a)(30) of the IRC) (each a “Lender”) agrees that it shall deliver to the Administrative Agent (who shall promptly provide a copy thereof to the Borrower) (or, in the case of a participant, to the Lender granting the participation only) a complete and duly executed copy of Internal Revenue Service Form W-9 or successor form certifying that such Lender (or Transferee) is not subject to United States backup withholding tax on the date it becomes a party to this Agreement. Such forms shall be delivered by each Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder). In addition, such U.S. Lender shall deliver such forms within 20 days after receipt of a written request therefor from any Agent, the assigning Lender or the Lender granting a participation, as applicable.

(iii) Notwithstanding any other provision of this Section 2.09, a Lender shall not be required to deliver any form pursuant to this Section 2.09(d) that such Lender is not legally able to deliver. Upon written request by the Administrative Borrower, the Administrative Agent shall provide to the Administrative Borrower any U.S. Internal Revenue Service Form received by the Administrative Agent pursuant to clauses (d)(i) and (d)(ii) above.

(e) The Loan Parties shall not be required to indemnify any Lender, or pay any additional amounts to any Lender, in respect of United States Federal withholding or backup withholding tax pursuant to this Section 2.09 to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding or backup withholding tax existed on the date such Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation, (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Lender or the Administrative Agent to comply with the provisions of clause (d) above, or (iii) the withholding is imposed pursuant to sections 1471 through 1474 of the Internal Revenue Code as of the date of this Agreement (and any amended or successor version that is substantively comparable and not materially more on onerous to comply with and any current or future regulations or official interpretation thereof (“FATCA”).

(f) Any Agent, any Lender or the L/C Issuer (or Transferee) claiming any indemnity payment or additional payment amounts payable pursuant to this Section 2.09 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Administrative Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount that may thereafter accrue, would not require such Agent, such Lender or the L/C Issuer (or Transferee) to disclose any information such Agent, such Lender or the L/C Issuer (or Transferee) deems confidential and would not, in the sole determination of such Agent, such Lender or the L/C Issuer (or Transferee), be otherwise disadvantageous to such Agent, such Lender or the L/C Issuer (or Transferee).

(g) If any Agent, any Lender or the L/C Issuer (or Transferee) determines in its good faith that it has received a refund of any Indemnified Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.09, it shall pay to the applicable Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Party under this Section 2.09 with respect to the Indemnified Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Agent or such Lender (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Loan Party or any other Person.

(h) FATCA. If a payment made to a Lender under any Loan Document would be subject to United States federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Administrative Borrower and the Administrative Agent at the time or times reasonably requested by the Administrative Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Administrative Borrower or the Administrative Agent as may be necessary for the Administrative Borrower and the Administrative Agent to comply with their obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(i) The obligations of the parties under this Section 2.09 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.10 Increased Costs and Reduced Return. (a) If any Lender, any Agent or the L/C Issuer shall have determined that any Change in Law shall (i) subject such Agent, such Lender or the L/C Issuer, or any Person controlling such Agent, such Lender or the L/C Issuer to any tax, duty or other charge with respect to this Agreement or any Loan made by such Agent or such Lender or any Letter of Credit issued by the L/C Issuer, or change the basis of taxation of payments to such Agent, such Lender or the L/C Issuer or any Person controlling such Agent, such Lender or the L/C Issuer of any amounts payable hereunder (except for Indemnified Taxes and Excluded Taxes), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan, any Letter of Credit or against assets of or held by, or deposits with or for the account of, or credit extended by, such Agent, such Lender or the L/C Issuer or any Person controlling such Agent, such Lender or the L/C Issuer or (iii) impose on such Agent, such Lender or the L/C Issuer or any Person controlling such Agent, such Lender or the L/C Issuer any other condition regarding this Agreement or any Loan or Letter of Credit, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to such Agent, such Lender or the L/C Issuer of making any Loan, issuing, guaranteeing or participating in any Letter of Credit, or agreeing to make any Loan or issue, guaranty or participate in any Letter of Credit, or to reduce any amount received or receivable by such Agent, such Lender or the L/C Issuer hereunder, then, upon demand by such Agent, such Lender or the L/C Issuer, the Borrowers shall pay to such Agent, such Lender or the L/C Issuer such additional amounts as will compensate such Agent, such Lender or the L/C Issuer for such increased costs or reductions in amount; provided, however, that notwithstanding anything to the contrary in this Section 2.10(a), it shall be a condition to a Lender’s or L/C Issuer’s exercise of its rights, if any, under this Section 2.10(a) that such Lender or L/C Issuer shall generally be exercising similar rights with respect to borrowers under similar agreements.

(b) If any Agent, any Lender or the L/C Issuer shall have determined that any Change in Law either (i) affects or would affect the amount of capital required or expected to be maintained by such Agent, such Lender or the L/C Issuer or any Person controlling such Agent, such Lender or the L/C Issuer, and such Agent, such Lender or the L/C Issuer determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, Letters of Credit issued or any guaranty or participation with respect thereto, such Agent’s, such Lender’s or the L/C Issuer’s or such other controlling Person’s other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Agent’s, such Lender’s or the L/C Issuer’s such other controlling Person’s capital to a level below that which such Agent, such Lender or the L/C Issuer or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, Letters of Credit issued, or any guaranty or participation with respect thereto or any agreement to make Loans, to issue Letters of Credit or such Agent’s, such Lender’s or the L/C Issuer’s or such other controlling Person’s other obligations hereunder (in each case, taking into consideration, such Agent’s, such Lender’s or the L/C Issuer’s or such other controlling Person’s policies with respect to capital adequacy), then, upon demand by such Agent, such Lender or the L/C Issuer, the Borrowers shall pay to such Agent, such Lender or the L/C Issuer from time to time such additional amounts as will compensate such Agent, such Lender or the L/C Issuer for such cost of maintaining such increased capital or such reduction in the rate of return on such Agent’s, such Lender’s or the L/C Issuer’s or such other controlling Person’s capital; provided, however, that notwithstanding anything to the contrary in this Section 2.10(b), it shall be a condition to a Lender’s or L/C Issuer’s exercise of its rights, if any, under this Section 2.10(b) that such Lender or L/C Issuer shall generally be exercising similar rights with respect to borrowers under similar agreements.

(c) All amounts payable under this Section 2.10 shall bear interest from the date that is ten (10) days after the date of demand by any Agent, any Lender or the L/C Issuer until Payment in Full to such Agent, such Lender or the L/C Issuer at the Reference Rate. A certificate of such Agent, such Lender or the L/C Issuer claiming compensation under this Section 2.10, specifying the event herein above described and the nature of such event shall be submitted by such Agent, such Lender or the L/C Issuer to the Administrative Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Agent’s, such Lender’s or the L/C Issuer’s reasons for invoking the provisions of this Section 2.10, and shall be final and conclusive absent manifest error.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.10 shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that the Borrowers shall not be required to compensate such Agent, such Lender or the L/C Issuer pursuant to this Section 2.10 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Agent, Lender or L/C Issuer, as the case may be, notifies the Administrative Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Agent’s, Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 days period referred to above shall be extended to include the period of retroactive effect thereof).

(e) The obligations of the Loan Parties under this Section 2.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.11 Extended Term Loans and Extended Revolving Credit Commitments.

(a) The Administrative Borrower may, at any time and from time to time, request that all or a portion of the Term Loan be amended to extend the scheduled maturity date (a “Term Loan Extension”) with respect to all or a portion of any principal amount of the applicable Term Loan (any such Term Loan or portion thereof that has been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.11 without the consent of any Lender other than the extending Lender(s). In order to establish any Extended Term Loan, the Administrative Borrower shall provide a notice to the Collateral Agent (who shall provide a copy of such notice to each Term Loan Lender and the Administrative Agent) (a “Term Loan Extension Request”), (i) certifying that no Default or Event of Default then exists, (ii) certifying that both before and after giving effect to such Term Loan Extension, each of the representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the proposed effective date for the Term Loan Extension to the same extent as though made on and as of that date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, provided that if a representation and warranty is qualified as to materiality, the materiality qualifier set forth above shall be disregarded with respect to such representation and warranty for purposes of this condition, (iii) the Administrative Borrower shall have offered to all Term Loan Lenders the opportunity to participate in such Term Loan Extension on a pro rata basis with respect to the corresponding Term Loan and on the same terms and conditions to each such Term Loan Lender, and any applicable Lender may elect to agree or to decline, in its sole discretion, and (iv) setting forth the proposed terms of the Extended Term Loans to be established, which (x) shall be identical as offered to each Term Loan Lender, (including as to the proposed interest rates and fees payable) and offered pro rata to each Term Loan Lender, and (y) shall specify the date on which the Administrative Borrower proposes that the Term Loan Extension shall be effective and the proposed final maturity date of the Extended Term Loan, except that:

(A) all or any of the scheduled amortization payments of principal of the Extended Term Loan may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans, to the extent provided in the applicable Extension Amendment;

(B) repayments of principal of the Extended Term Loan may be delayed to dates occurring after the Final Maturity Date;

(C) the effective yield with respect to the Extended Term Loan (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the effective yield for the Term Loan, to the extent provided in the applicable Extension Amendment; provided that if at the time of the effectiveness of any Extension Amendment, if the effective yield in respect of such new Extended Term Loan shall at any time (over the life of such Extended Term Loan) exceed by more than 0.50% the effective yield on the then outstanding Term Loan, the margin applicable to all existing Term Loans shall be increased to the extent necessary so that at all times thereafter the holders of the Term Loan do not receive less than the effective yield with respect to such Extended Term Loan less 0.50%;

(D) the Extension Amendment may provide for other covenants and terms that apply only after the Final Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loan);

(E) Extended Term Loans may have mandatory prepayment terms that provide for the application of proceeds from mandatory prepayment events to be made first to prepay the applicable Term Loans before applying any such proceeds to prepay such Extended Term Loans; and

(F) Extended Term Loans may have optional prepayment terms (including call protection and terms which allow the applicable Term Loan to be optionally prepaid prior to the prepayment of such Extended Term Loan) as may be agreed by the applicable Administrative Borrower and the Lenders; provided that no Extended Term Loans may be optionally prepaid prior to the date on which the corresponding Term Loan is Paid in Full, unless such optional prepayment is accompanied by a pro rata optional prepayment of the corresponding Term Loan.

(b) Notwithstanding anything to the contrary, (i) in no event shall the final maturity date of any Extended Term Loan at the time of establishment thereof be earlier than the Final Maturity Date, (ii) the weighted average life to maturity of any Extended Term Loan at the time of establishment thereof shall be no shorter than the remaining weighted average life to maturity of the corresponding Term Loan, and (iii) any Extended Term Loan may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Term Loan Extension Request.

(c) The Administrative Borrower may, at any time and from time to time, request that all or a portion of the Revolving Credit Commitments be amended to extend the scheduled maturity date (a “Revolving Credit Extension”) with respect to all or a portion of any principal amount of such Revolving Credit Commitments (any such Revolving Credit Commitments which have been so amended, “Extended Revolving Credit Commitments”) and to provide for other terms consistent with this Section 2.11 without the consent of any Lender other than the extending Lender(s). In order to establish any Extended Revolving Credit Commitments, the Administrative Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each Revolving Loan Lender and the Collateral Agent) (each, a “Revolver Extension Request”; together with a Term Loan Extension Request, each an “Extension Request”), (i) certifying that no Default or Event of Default then exists, (ii) certifying that both before and after giving effect to such Revolving Credit Extension, each of the representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the proposed effective date for the Revolving Credit Extension to the same extent as though made on and as of that date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, provided that if a representation and warranty is qualified as to materiality, the materiality qualifier set forth above shall be disregarded with respect to such representation and warranty for purposes of this condition and in no event shall such materiality qualifier be applicable with respect to the representations set forth in the final sentence of Section 6.01(g)(i), (iii) the Administrative Borrower shall have offered to all Revolving Loan Lenders the opportunity to participate in such Revolving Credit Extension on a pro rata basis with respect to the Revolving Credit Commitments and on the same terms and conditions to each such Revolving Loan Lender, and any Revolving Loan Lender may elect to agree or to decline, in its sole discretion, and (iv) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which (x) shall be identical as offered to each Revolving Loan Lender (including as to the proposed interest rates and fees payable) and offered pro rata to each Revolving Loan Lender and (y) shall specify the date on which the Administrative Borrower proposes that the Revolving Credit Extension shall be effective and the proposed final maturity date of the Extended Revolving Credit Commitment, except that:

(A) the maturity date of the Extended Revolving Credit Commitments may be delayed to a later date than the Final Maturity Date, to the extent provided in the applicable Extension Amendment;

(B) the effective yield with respect to extensions of credit under the Extended Revolving Credit Commitments (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the effective yield for extensions of credit under the Revolving Credit Commitments, in each case, to the extent provided in the applicable Extension Amendment; provided that if at the time of the effectiveness of any Extension Amendment, if the effective yield in respect of such new Extended Revolving Credit Commitments shall at any time (over the life of such Extended Revolving Credit Commitments) exceed by more than 0.50% the effective yield on the then outstanding Revolving Credit Commitments, the margin applicable thereto shall be increased to the extent necessary so that at all times thereafter the Revolving Loan Lenders do not receive less than the effective yield with respect to such Extended Revolving Credit Commitments less 0.50%;

(C) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Final Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Credit Commitments); and

(D) all borrowings under the Revolving Credit Commitments and the Extended Revolving Credit Commitments and repayments thereunder shall be made on a pro rata basis (except for (x) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings) and (y) repayments required upon the maturity date of the non-extending Revolving Credit Commitments).

(d) Notwithstanding anything to the contrary, (i) in no event shall the final maturity date of any Extended Revolving Credit Commitment at the time of establishment thereof be earlier than the Final Maturity Date, (ii) the amount of the Extended Revolving Credit Commitments shall not include any scheduled decrease prior to the Final Maturity Date, and (iii) any Extended Revolving Credit Commitment may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Revolver Extension Request.

(e) The Administrative Borrower shall provide the applicable Extension Request at least ten Business Days prior to the date on which the Term Loan Lenders or Revolving Loan Lenders, as applicable,

are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.11. No Lender shall have any obligation whatsoever to agree to have any of its Term Loans amended into Extended Term Loans or any of its Revolving Credit Commitments amended into Extended Revolving Credit Commitments, as applicable, pursuant to any Extension Request, and no Lender shall have any obligation whatsoever to respond to any such Extension Request. Any Lender that does not respond to the Extension Request on or prior to the date specified therein shall be deemed to have rejected such Extension Request. Any existing Term Loan Lender wishing to have all or a portion of its Term Loan subject to such Extension Request amended into Extended Term Loans and any Revolving Loan Lender wishing to have all or a portion of its Revolving Credit Commitment subject to such Extension Request amended into Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans or Revolving Credit Commitments, as applicable, which it has elected to be amended into Extended Term Loans or Extended Revolving Credit Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans or Revolving Credit Commitments, as applicable, in respect of which applicable Term Loan Lenders or Revolving Loan Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Credit Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Credit Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Credit Commitments, as applicable, included in each such Extension Election.

(f) Extended Term Loans and Extended Revolving Credit Commitments shall be established pursuant to an Extension Amendment to this Agreement among the Loan Parties, the Administrative Agent, the Collateral Agent and each Lender providing Extended Term Loans or Lender providing an Extended Revolving Credit Commitment, which shall be consistent with the provisions set forth above (but which shall not require the consent of any other Lender other than those consents provided pursuant to this Agreement). Each Extension

Amendment shall be binding on the Lenders, the Loan Parties and the other parties hereto. In connection with any Extension Amendment, the Loan Parties, the Administrative Agent, the Collateral Agent shall enter into such amendments to the other Loan Documents as may be reasonably requested by the Agents (which shall not require any consent from any Lender other than those consents provided pursuant to this Agreement) in order to ensure that the Extended Term Loans or Extended Revolving Credit Commitments are provided with the benefit of the Collateral provided in the other Loan Documents and shall deliver such other agreements, documents, certificates and opinions of counsel in connection therewith as may be reasonably requested by the Agents.

(g) The provisions of this Section 2.11 shall override any provision of Section 12.02(a) (other than provisions therein that require certain unanimous votes) to the contrary. No conversion of Loans pursuant to any Extension Request in accordance with this Section 2.11 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement. For the avoidance of doubt, and notwithstanding anything to the contrary contained in the foregoing, no provision of any Extension Amendment may amend, modify or waive any provision of Sections 2.05(c)(i), 2.05(c)(iii), 2.05(d) or 4.03 without the consent of all Lenders.

Section 2.12 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requires the Borrowers to pay any additional amounts under Section 2.07 or requests compensation under Section 2.10, then such Lender shall (at the request of the Administrative Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to such Section in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

(b) If any Lender requires the Borrowers to pay any additional amounts under Section 2.07 or requests compensation under Section 2.10 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with clause (a) above in a manner that eliminates the accrual of such additional amounts, or if any Lender is a Defaulting Lender, then the Administrative Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.07), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrowers shall have paid to the Agents any assignment fees specified in Section 12.07;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.07) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii) in the case of any such assignment resulting from payments required to be made pursuant to Section 2.07 or a claim for compensation under Section 2.10, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Administrative Borrower to require such assignment and delegation cease to apply.

ARTICLE III.

LETTERS OF CREDIT

Sectin 3.01 Letters of Credit. Subject to the terms and conditions hereof (including Section 2.01(b) hereof), the L/C Issuer shall issue or cause the issuance of standby and/or trade letters of credit (collectively, “Letters of Credit”) for the account of the Borrowers or any of their Subsidiaries upon the request of Administrative Borrower (each such Letter of Credit, a “Letter of Credit”), which such Letters of Credit shall be denominated in Dollars. The Maximum Undrawn Amount of all outstanding Letters of Credit shall not exceed in the aggregate at any time the lower of (i) (A) the Borrowing Base minus (B) the aggregate principal amount of all Revolving Loans then outstanding, or (ii) the Letter of Credit Sublimit; provided that, notwithstanding anything to the contrary contained in the foregoing or in any other provision hereof, no Letter of Credit shall be issued if after giving effect thereto, any of the credit limits set forth in Section 2.01(b) would be violated. All disbursements or payments related to Letters of Credit shall be deemed to be Revolving Loans and shall bear interest at the rate applicable to Revolving Loans that are Reference Rate Loans in accordance with Section 2.04. Letters of Credit that have not been drawn upon shall not bear interest.

Section 3.02 Issuance of Letters of Credit.

(a) Subject to the terms hereof, the Administrative Borrower may request the L/C Issuer to issue or cause the issuance of a Letter of Credit by delivering to the Administrative Agent, at the Payment Office, prior to 10:00 a.m. (New York time), at least five (5) Business Days’ prior to the proposed date of issuance, the L/C Issuer’s form of letter of credit application (the “Letter of Credit Application”) completed to the reasonable satisfaction of the L/C Issuer, and such other certificates, documents and other papers and information as the L/C Issuer may reasonably request. The Administrative Borrower, also has the right to give instructions and make agreements with the L/C Issuer with respect to any application, any applicable letter of credit and related security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, and the disposition of applicable documents, and to agree with the L/C Issuer upon any amendment, extension or renewal of any Letter of Credit.

(b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts, other written demands for payment, or acceptances of drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) except as provided in Section 3.02(d) below, have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance (subject to automatic renewals) and in no event later than the date that is 15 days prior to the Final Maturity Date. Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revision thereof adhered to by the Issuer (“UCP 600”) or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590) (“ISP98 Rules”), as determined by the L/C Issuer, and each trade Letter of Credit shall be subject to UCP 600.

(c) The Administrative Agent shall use its reasonable efforts to notify the Lenders of the request by the Administrative Borrower for a Letter of Credit hereunder.

(d) Notwithstanding anything to the contrary set forth in Section 3.02(b) or any other provision of this Agreement, Administrative

Borrower may request and L/C Issuer may issue Letters of Credit (and/or renewals or extensions of existing Letters of Credit) under this Agreement with an expiry date that extends months beyond) the Final Maturity Date then in effect when such Letter of Credit (or the extension or renewal thereof) is requested (any such Letter of Credit so issued, renewed or extended, a “Post-Term Letter of Credit”), subject to all other existing terms and conditions of and provisions in this Agreement regarding Letters of Credit, including any terms, conditions and provisions regarding the requesting and issuance thereof, but provided that, under no circumstances may any such Post-Term Letter of Credit as so issued, renewed or extended have an expiry date later than the twelve-month anniversary of the Final Maturity Date as in effect when such Post-Term Letter of Credit is so issued, renewed or extended. Nothing contained in this Section 3.02(d) shall be construed under any circumstances as an agreement by Lenders to extend the Final Maturity Date or require or obligate in any way Agent, Lenders and/or Issuer to make any Loans or to issue any new Letters of Credit (or extend or renew any existing Letters of Credit) on or after the Final Maturity Date.

(e) All of the obligations, liabilities and indebtedness of any kind or nature of Borrowers with respect to any and all such Post-Term Letters of Credit (including all Reimbursement Obligations and obligations to pay Letter of Credit Fees and obligations to pay interest in respect of any disbursement made by L/C Issuer in connection with a drawing under a Post-Term Letter of Credit that is not immediately reimbursed by Borrowers (including any such interest accruing thereon after the Final Maturity Date, or after the commencement of any Insolvency Proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest and/or Letter of Credit Fees is allowed in such proceeding)) (any such obligations, liabilities and indebtedness, the “Post-Term Letter of Credit Obligations”) shall remain Obligations secured by the Collateral pursuant to the Liens created under the Loan Documents both prior to and after the Final Maturity Date, and Agents and Lenders shall have no obligations to release any Liens on the Collateral notwithstanding the overall termination of this Agreement and of the commitments of the Lenders hereunder, until such time as the last such Post-Term Letter of Credit shall have expired or terminated or shall been fully drawn and all Post-Term Letter of Credit Obligations (other than contingent indemnities and expense reimbursement obligations to the extent no claim therefore has been made, or is reasonably expected to be made) have been paid in full in cash, provided that, notwithstanding the foregoing, on the Final Maturity Date, Borrowers may Cash Collateralize each such Post-Term Letter of Credit, and in such event, if all other Obligations have been Paid in Full, Collateral

Agent may release the Liens and security interests on all other Collateral in accordance with the Loan Documents. Administrative Agent will deposit such Cash Collateral in a non-interest bearing deposit account maintained at Administrative Agent. Borrowers agree that upon the coming due of any such Post-Term Letter of Credit Obligations, Agent may use such Post-Term Cash Collateral to pay and satisfy such Post-Term Letter of Credit Obligations.

(f) Notwithstanding anything to the contrary contained in this Agreement and/or the overall termination of this Agreement on the Final Maturity Date (subject to the survival of the provisions thereof that survive the termination of this Agreement by the terms thereof), all of the applicable provisions of Article III and Section 2.06(c) of this Agreement, any Letter of Credit application for any Post-Term Letter of Credit and any other documents executed by and/or between Borrowers and/or L/C Issuer with respect to any Post-Term Letter of Credit (other than any provisions providing for any obligations of any Lenders or any provisions giving Borrowers the right or ability to request that additional Letters of Credit be issued or that existing Letters of Credit be renewed or extended) shall survive the termination of this Agreement on the last day of the Term for the benefit of Agent and Lenders (but not for the benefit of Borrowers), and Borrowers shall remain bound thereby, including without limitation (i) the obligations under Section 2.6(c) of this Agreement for Borrowers to pay Letter of Credit Fees to L/C Issuer with respect to any Post-Term Letter of Credit for so long as each Post-Term Letter of Credit shall remain outstanding and (ii) the obligations under this Article III for Borrowers to pay interest on any disbursements or payments made by L/C Issuer relating to any Post-Term Letter of Credit until reimbursed.

Section 3.03 Requirements For Issuance of Letters of Credit. The Administrative Borrower shall authorize and direct the L/C Issuer to name one or more Borrowers as the “Applicant” or “Account Party” of each Letter of Credit. If the Administrative Agent is not the L/C Issuer of any Letter of Credit, the Administrative Borrower shall authorize and direct the L/C Issuer to deliver to the Administrative Agent all instruments, documents, and other writings and property received by the L/C Issuer pursuant to the Letter of Credit and to accept and rely upon the Administrative Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

Section 3.04 Disbursements, Reimbursement.

(a) Immediately upon the issuance of each Letter of Credit, each Revolving Loan Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s applicable Pro Rata Share (determined in accordance with paragraph (a) of the definition of “Pro Rata Share”) of the Maximum Face Amount of such Letter of Credit and the amount of such drawing, respectively.

(b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the L/C Issuer will promptly notify the Administrative Borrower. Provided that it shall have received such notice by 12:00 noon (New York City time) with respect to any Letter of Credit, the Borrowers shall reimburse (such obligation to reimburse the L/C Issuer together with any interest thereon pursuant to Section 2.04 shall be referred to as a “Reimbursement Obligation”) the L/C Issuer prior to 1:00 p.m. (New York City time) on such date that an amount is paid by the L/C Issuer under any Letter of Credit (each such date, a “Drawing Date”) in an amount and in the currency equal to the amount and currency so paid by the L/C Issuer. In the event the Borrowers fail to reimburse the L/C Issuer for the full amount of any drawing under any Letter of Credit by 1:00 p.m. (New York City time) with respect to any Letter of Credit on the Drawing Date, the Administrative Agent will promptly notify each Revolving Loan Lender thereof, and the Borrowers shall be deemed to have requested that a Revolving Loan that is a Reference Rate Loan be made by the Revolving Loan Lenders pursuant to Section 2.01(a)(i)(B) to be disbursed on the Drawing Date under such Letter of Credit. Any notice given by the Administrative Agent pursuant to this Section 3.04(b) may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(c) Each Revolving Loan Lender shall upon any notice pursuant to Section 3.04(b) make available to the L/C Issuer an amount in immediately available funds equal to its applicable Pro Rata Share (determined in accordance with paragraph (a) of the definition of “Pro Rata Share”) of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 3.04(d)) each be deemed to have made a Revolving Loan that is a Reference Rate Loan to the Borrowers in that amount. If any Revolving Loan Lender so notified fails to make available to the L/C Issuer the amount of such Lender’s applicable Pro Rata Share of such amount by no later than 2:00 p.m. (New York City time) with respect to any Letter of Credit on the Drawing Date, then (unless L/C Issuer and such Lender shall agree otherwise, each in their sole and absolute discretion) interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the interest rate on Revolving Loans that are Reference Rate Loans on and after the fourth day following the Drawing Date. The Administrative Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Administrative Agent to give any such notice on the Drawing Date or in sufficient time to enable any Revolving Loan Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 3.04(c), provided that such Lender shall not be obligated to pay interest as provided in Section 3.04(c) (i) and (ii) until and commencing from the date of receipt of notice from the Administrative Agent of a drawing. Each Revolving Loan Lender’s payment to the L/C Issuer pursuant to this Section 3.04(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a “Participation Revolving Loan” from such Lender in satisfaction of its Participation Commitment under this Section 3.04.

(d) With respect to any unreimbursed drawing that is not converted into a Revolving Loan to the Borrowers in whole or in part as contemplated by Section 3.04(b), because of the failure of Borrowers to satisfy the conditions set forth in Section 5.02 (other than any notice requirements) or for any other reason, the Borrowers shall be deemed to have incurred from the L/C Issuer a borrowing (each a “Letter of Credit Borrowing”) in the currency in which such Letter of Credit is denominated in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum equal to the interest rate on Revolving Loans that are Reference Rate Loans.

(e) Each Lender’s Participation Commitment shall continue until the last to occur of any of the following events: (x) the L/C Issuer ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (y) no Letter of Credit issued or created hereunder remains outstanding and uncanceled and (z) all Persons (other than the Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

Section 3.05 Repayment of Participation Revolving Loans.

(a) Upon (and only upon) receipt by the L/C Issuer for its account of immediately available funds from the Borrowers (i) in reimbursement of any payment made by the L/C Issuer under any Letter of Credit with respect to which any Lender has made a Participation Revolving Loan to the L/C Issuer or (ii) in payment of interest on such a payment made by the L/C Issuer under such a Letter of Credit, the L/C

Issuer will pay to each Revolving Loan Lender in the same funds and currencies as those received by the L/C Issuer, the amount of such Lender’s applicable Pro Rata Share of such funds, except the L/C Issuer shall retain the amount of the applicable Pro Rata Share of such funds of any Revolving Loan Lender that did not make a Participation Revolving Loan in respect of such payment by the L/C Issuer.

(b) If the L/C Issuer is required at any time to return to the Borrowers or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by the Borrowers to the L/C Issuer pursuant to Section 3.05(a) in reimbursement of a payment made under any Letter of Credit or interest or fee thereon, each Revolving Loan Lender shall, on demand of the L/C Issuer, forthwith return to the L/C Issuer the amount of its applicable Pro Rata Share of any amounts so returned by the L/C Issuer plus interest at the Federal Funds Effective Rate.

Section 3.06 Documentation. Each Borrower agrees to be bound by the terms of the Letter of Credit Application and by the L/C Issuer’s interpretations of any Letter of Credit issued for the Loan Account of Borrowers and by the L/C Issuer’s written regulations and customary practices relating to letters of credit, though the L/C Issuer’s interpretations may be different from the interpretations of Borrowers. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final nonappealable judgment), neither the L/C Issuer nor the Administrative Agent shall be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any instructions of any Borrower or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

Section 3.07 Determination to Honor Drawing Request. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the L/C Issuer shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

Section 3.08 Nature of Participation and Reimbursement Obligations. Each applicable Revolving Loan Lender’s obligation in accordance with this Agreement to make the Revolving Loans or Participation Revolving Loans as a result of a drawing under a Letter of Credit, and the obligations of the Borrowers to reimburse the L/C Issuer upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Article III under all circumstances, including the following circumstances:

(a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Administrative Agent, the Borrowers or any other Person for any reason whatsoever;

(b) the failure of the Borrowers or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Revolving Loans under Section 3.04;

(c) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Documents;

(d) any claim of breach of warranty that might be made by any Borrower or any Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Borrower or any Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the L/C Issuer, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, such Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrowers or any of their Subsidiaries and the beneficiary for which any Letter of Credit was procured);

(e) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provisions of services relating to a Letter of Credit;

(f) except as provided in Section 3.07, any payment by the L/C Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(g) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(h) any failure by the Administrative Agent or the L/C Issuer to issue any Letter of Credit in the form requested by the applicable Borrowers, unless the Administrative Agent has received written notice from the Administrative Borrower of such failure within three (3) Business Days after the Administrative Agent shall have furnished the Administrative Borrower a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(i) any Material Adverse Effect on any Borrower or any Guarantor;

(j) any breach of this Agreement or any Loan Document by any party thereto;

(k) the occurrence or continuance of an insolvency proceeding with respect to any Borrower or any Guarantor;

(l) the fact that a Default or Event of Default shall have occurred and be continuing;

(m) the fact that the Final Maturity Date shall have occurred or this Agreement or the Obligations hereunder shall have been terminated; and

(n) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Nothing contained in this Section 3.08 shall be deemed to relieve the Administrative Agent or the L/C Issuer from any claim by any of the Borrowers for the gross negligence or willful misconduct of the Administrative Agent or the L/C Issuer, respectively, in respect of honoring or failing to honor any drawing under any Letter of Credit or otherwise in respect of any Letter of Credit, but any such claim may not be used as a defense to the reimbursement obligation for any such drawing.

Section 3.09 Indemnity. In addition to amounts payable as provided in Section 12.15, the Borrowers, jointly and severally, hereby agree to protect, indemnify, pay and save harmless the Administrative Agent and the L/C Issuer from and against any and all claims, demands, liabilities, damages, taxes, (except for the imposition of, or any change in the rate of, any taxes imposed on the net income of any Agent, any Lender or the L/C Issuer by the jurisdiction in which such Person is organized or has its principal lending office), penalties, interest, judgments, losses, costs, charges and expenses (including reasonable and documented out-of-pocket fees, expenses and disbursements of outside counsel and allocated costs of internal counsel) which the Administrative Agent or any of the Administrative Agent’s Affiliates may

incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence, bad faith or willful misconduct of the Administrative Agent or the L/C Issuer or any of their respective Affiliates (as determined by a court of competent jurisdiction in a final nonappealable judgment), or (B) the wrongful dishonor by the Administrative Agent, the L/C Issuer, or any of their respective Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called “Governmental Acts”).

Section 3.10 Liability for Acts and Omissions. As between the Borrowers, the L/C Issuer and the Revolving Loan Lenders, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer shall not be responsible for: (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Borrowers against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among Borrowers and any beneficiary of any Letter of Credit or any such transferee; (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) errors in interpretation of technical terms; (f) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (g) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (h) any consequences arising from causes beyond the control of the L/C Issuer, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the L/C Issuer’s rights or powers hereunder. Nothing in the preceding sentence shall relieve the L/C Issuer from liability for the L/C Issuer’s gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final nonappealable judgment) in connection with actions or omissions described in such clauses (a) through (h) of such sentence. In no event shall the L/C Issuer or the L/C Issuer’s Affiliates be liable to the Borrowers for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the L/C Issuer and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the L/C Issuer or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the L/C Issuer or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the L/C Issuer or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the L/C Issuer under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final nonappealable judgment), shall not put the L/C Issuer under any resulting liability to the Borrowers or any Revolving Loan Lender.

ARTICLE IV.

APPLICATION OF PAYMENTS; DEFAULTING LENDERS;

JOINT AND SEVERAL LIABILITY OF BORROWERS

Section 4.01 Payments; Computations and Statements. (a) The Borrowers will make each payment under this Agreement not later than 2:00 p.m. (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the applicable Administrative Agent’s Account. All payments received by the Administrative Agent after 2:00 p.m. (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day, provided that for the purpose of computing interest charges for the Obligations during any time when springing cash dominion is in effect pursuant to Section 8.01(d), all items of payment (including customer remittances received into any Cash Management Accounts and applied to the Obligations under any cash dominion arrangements described in Section 8.01) shall be deemed applied by the Administrative Agent one (1) Business Day after (A) the Business Day following the Administrative Agent’s receipt of such payments via wire transfer or electronic depository check or (B) in the case of payments received by the Administrative Agent in any other form, the Business Day such payment constitutes good funds. This approach is acknowledged by the parties to be an integral aspect of the price of the Lenders’ financing of the Borrowers and shall apply irrespective of the characterization of whether receipts are owned by the Borrowers or the Lenders. All payments shall be made by the Borrowers without set-off, counterclaim, recoupment, deduction or other defense to the Agents and the Lenders. Except as provided in Section 2.02, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the applicable Lenders in accordance with their applicable Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement, provided that the Administrative Agent will cause to be distributed all interest and fees received from or for the account of the Borrowers not less than once each month and in any event promptly after receipt thereof. The Lenders and the Borrowers hereby authorize the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account of the Borrowers with any amount due and payable by the Borrowers under any Loan Document, provided that, in the absence of a continuing Event of Default, any such charge in respect of out-of-pocket fees, costs and expenses of the Agents and Lenders payable by the Borrowers shall occur no sooner than 15 days after the Administrative Borrower’s receipt of a reasonably detailed invoice therefor. Each of the Lenders and the Borrowers agrees that the Administrative Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied. Any amount charged to the Loan Account of the Borrowers shall be deemed a Revolving Loan hereunder made by the Revolving Loan Lenders to the Borrowers, funded by the Administrative Agent on behalf of the Revolving Loan Lenders and subject to Section 2.02 of this Agreement. The Lenders and the Borrowers confirm that any charges which the Administrative Agent may so make to the Loan Account of the Borrowers as herein provided will be made as an accommodation to the Borrowers and solely at the Administrative Agent’s discretion, provided that the Administrative Agent shall from time to time upon the request of the Collateral Agent, charge the Loan Account of the Borrowers with any amount not paid when due and payable under any Loan Document. Whenever any payment to be made or any report required to be delivered under any such Loan Document shall become due on a day other than a Business Day, such payment shall be made, or such report shall be delivered on the next succeeding Business Day and if applicable, such extension of time shall in such case be included in the computation of interest or fees, as the case may be. Except as otherwise expressly provided for herein, all computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

(b) The Administrative Agent shall provide each of the Administrative Borrowers, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrowers during such month, the amounts and dates of all Loans made to the Borrowers during such month, the amounts and dates of all payments on account of the Loans to the Borrowers during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrowers during such month, any Letters of Credit issued by the L/C Issuer for the account of the Borrowers during such month, specifying the face amount thereof, the amount of charges to the Loan Account and/or Loans made to the

Borrowers during such month to reimburse the Revolving Loan Lenders for drawings made under Letters of Credit, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall be presumed to be correct and, thirty (30) days after the same is sent, shall be final and conclusive absent manifest error.

Section 4.02 Sharing of Payments. Except as provided in Section 2.02 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith (a) turn the same over to the Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (b) purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them in accordance with the applicable provisions of this Agreement; provided, however, that (i) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (A) the amount of such Lender’s required repayment to (B) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered) and (ii) the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letters of Credit to any assignee or participant, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply). The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 4.02 may, to the fullest extent permitted by law, exercise all of its rights (including the Lender’s right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

Section 4.03 Apportionment of Payments. Subject to Section 2.02 hereof and to any written agreement among the Agents and/or the Lenders (including the Agreement Among Lenders):

(a) All payments of principal and interest in respect of outstanding Loans, all payments in respect of the Letter of Credit Obligations, all payments of fees (other than the fees set forth in Section 2.06 hereof to the extent set forth in a written agreement among the Agents and the Lenders, fees with respect to Letters of Credit provided for in Sections 2.06(c)(i)(B) and 2.06(c)(ii)) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans or Letter of Credit Obligations, as designated by the Person making payment when the payment is made.

(b) After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the direction of the Collateral Agent or the Required Lenders shall, apply all proceeds of the Collateral as follows: (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Agents or the L/C Issuer until paid in full; (ii) second, ratably to pay the Revolving Loan Obligations in respect of any fees (other than any Applicable Prepayment Premium) and indemnities then due and payable to the Revolving Loan Lenders until paid in full; (iii) third, ratably to pay interest then due and payable in respect of the Revolving Loans, Agent Advances and Reimbursement Obligations until paid in full; (iv) fourth, ratably to pay principal of the Revolving Loans, Agent Advances and Letter of Credit Obligations (or, to the extent such Obligations are contingent, to provide Cash Collateral in respect of such Obligations) until paid in full; (v) fifth, ratably to pay Bank Product Obligations in an amount not to exceed $5,000,000 plus the amount of the Bank Product Reserve then in effect; (vi) sixth, ratably to pay the Term Loan Obligations in respect of any fees (other than any Applicable Prepayment Premium) and indemnities then due and payable to the Term Loan Lenders until paid in full; (vii) seventh, ratably to pay interest then due and payable in respect of the Term Loan until paid in full; (viii) eighth, ratably to pay principal of the Term Loan A until paid in full; (ix) ninth, ratably to pay principal of the Term Loan B until paid in full; (x) tenth, ratably to pay the Obligations in respect of any Applicable Prepayment Premium then due and payable to the Lenders until paid in full; (xi) eleventh, ratably to Bank Product Obligations to the extent not paid under clause (v) above; and (xii) twelfth, to the ratable payment of all other Obligations then due and payable.

(c) In each instance, so long as no Event of Default has occurred and is continuing and the Administrative Agent has not elected to or has not been directed by the Collateral Agent to apply payments and other Proceeds of Collateral in accordance with Section 4.03(b), Section 4.03(b) shall not be deemed to apply to any payment by the Borrowers specified by the Administrative Borrower to the Administrative Agent to be for the payment of the principal of or interest on the Term Loans or other related Obligations then due and payable under any provision of this Agreement or the prepayment of all or part of the principal of the Term Loans in accordance with the terms and conditions of Section 2.05.

(d) For purposes of Section 4.03(b), “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees and interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest calculated at default rates, interest on interest and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding, except to the extent that default or overdue interest (but not any other interest) and loan fees, each arising from or related to a default, are disallowed in any Insolvency Proceeding.

(e) In the event of a direct conflict between the priority provisions of this Section 4.03 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 4.03 shall control and govern.

Section 4.04 Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a) The Administrative Agent shall not be obligated to transfer to such Defaulting Lender any payments made by any Borrower to the Administrative Agent for such Defaulting Lender’s benefit, and, in the absence of such transfer to such Defaulting Lender, the Administrative Agent shall transfer any such payments to each other non-Defaulting Lender ratably in accordance with their Pro Rata Shares (without giving effect to the Pro Rata Shares of such Defaulting Lender) (but only to the extent that such Defaulting Lender’s Loans were funded by the other Lenders) or, if so directed by the Administrative Borrower and if no Default or Event of Default has occurred and is continuing (and to the extent such Defaulting Lender’s Loans were not funded by the other Lenders), retain the same to be re-advanced to the Borrowers as if such Defaulting Lender had made such Loans to the Borrowers. Subject to the foregoing, the Administrative Agent may hold and, in its discretion, re-lend to the Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by the Administrative Agent for the account of such Defaulting Lender. No Defaulting Lender shall be entitled to receive any Unused Line Fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fees that otherwise would have been required to have been paid to that Defaulting Lender).

(b)    Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle the Borrowers to replace the Defaulting Lender with one or more substitute Lenders, and the Defaulting Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Defaulting Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Defaulting Lender shall execute and deliver an Assignment and Acceptance, subject only to the Defaulting Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Defaulting Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Defaulting Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Defaulting Lender shall be made in accordance with the terms of Section 12.07.

(c)    The operation of this Section shall not be construed to increase or otherwise affect the Commitments of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to the Administrative Agent or to the Lenders other than such Defaulting Lender.

(d)    This Section shall remain effective with respect to such Lender until either (i) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (ii) the non-Defaulting Lenders, the L/C Issuer, the Agents, and the Borrowers shall have waived such Defaulting Lender’s default in writing, and the Defaulting Lender makes its Pro Rata Share of the applicable defaulted Loans and pays to the Agents all amounts owing by such Defaulting Lender in respect thereof; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 4.05 Joint and Several Liability of the Borrowers.

(a) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, each of the Borrowers hereby accepts joint and several liability hereunder and under the other Loan Documents for the Obligations, in consideration of the financial accommodations to be provided by the Agents and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 4.05) it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation. Subject to the terms and conditions hereof, the Obligations of each of the Borrowers under the provisions of this Section 4.05 constitute the absolute and unconditional, full recourse Obligations of each of the Borrowers, enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever.

(b) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, each of the Borrowers hereby accepts joint and several liability hereunder and under the other Loan Documents for the Obligations in consideration of the financial accommodations to be provided by the Agents and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 4.05), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

(c) The provisions of this Section 4.05 are made for the benefit of the Agents, the Lenders and their successors and assigns, and may be enforced by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agents, the Lenders or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 4.05 shall remain in effect until all of the Obligations shall have been Paid in Full.

(d) Each of the Borrowers hereby agrees that it will not enforce any rights that it may now or hereafter acquire against any other entity constituting a Borrower or a Guarantor that arise from the existence, payment, performance or enforcement of such entity’s obligations under this Agreement and the other Loan Documents, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent and the Lenders against any other entity constituting a Borrower or a Guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any other entity constituting a Borrower or a Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Agents or the Lenders hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the Payment in Full of the Obligations.

ARTICLE V.

CONDITIONS TO LOANS

Section 5.01 Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the ”Effective Date”) when each of the following conditions precedent shall have been satisfied in a manner reasonably satisfactory to the Agents:

(a) Payment of Fees, Etc. The Borrowers shall have paid on or before the date of this Agreement all fees, costs, expenses and taxes then payable pursuant to Section 2.06 and Section 12.04.

(b) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) notwithstanding the provisions of Section 5.02(a)(i) and (ii) below to the contrary, the only representations and warranties relating to the Borrowers and their Subsidiaries the accuracy of which shall be a condition to the availability of the Loans and the Letters of Credit on the Effective Date, shall be (A) the representations and warranties contained in Section 6.01(a), (b), (c), (d), (k), (t), (u) and (y), and (B) the representations and warranties made by Funko Holdings or with respect to the business of Parent in the Acquisition Agreement, but only to the extent that the Parent or any of its Affiliates have the right under the Acquisition Agreement to terminate their obligations under the Acquisition Agreement or not to consummate the transactions contemplated by the Acquisition Agreement as a result of a breach of such representations and warranties in the Acquisition Agreement without regard to the Parent’s or the Buyer’s waiver of such breach; provided that the representations and warranties specified in clauses (A) and (B) above are true and correct on and as of the Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

(c) Legality. The making of the initial Loans or the issuance of any Letters of Credit shall not contravene any law, rule or regulation applicable to any Agent, any Lender or the L/C Issuer.

(d) Delivery of Documents. The Collateral Agent shall have received on or before the Effective Date the following, each in form and substance reasonably satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Effective Date:

(i) a Security Agreement, together with, to the extent applicable, the original stock certificates representing all of the Equity Interests, and all promissory notes required to be pledged thereunder, accompanied by undated stock powers executed in blank and other proper instruments of transfer;

(ii) a UCC Filing Authorization Letter, together with (A) appropriate financing statements on Form UCC-1, duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Agreement and (B) evidence reasonably satisfactory to the Collateral Agent of the filing of such UCC-1 financing statements as reasonably requested by the Collateral Agent and each Mortgage;

(iii) certified copies of request for copies of information on Form UCC-11, listing all effective financing statements which name as debtor any Loan Party and which are filed in the offices referred to in paragraph (ii) above, together with copies of such financing statements, none of which, except as otherwise agreed by the Collateral Agent, shall cover any of the Collateral (other than Permitted Liens) and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Collateral Agent, shall not show any such Liens;

(iv) the Collateral Assignment, duly executed by the Buyer;

(v) the Intercompany Subordination Agreement, duly executed by each Loan Party;

(vi) the Flow of Funds Agreement, duly executed by each party; thereto;

(vii) a copy of the resolutions of each Loan Party, certified as of the Effective Date by an Authorized Officer thereof, authorizing (A) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (B) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;

(viii) a Perfection Certificate, duly executed by the parties thereto;

(ix) a certificate of an Authorized Officer of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers/directors/representatives;

(x) a certificate of the appropriate official(s) of the jurisdiction of organization and, except to the extent such failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, each jurisdiction of foreign qualification of each Loan Party certifying as of a recent date not more than 30 days prior to the Effective Date as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such jurisdictions;

(xi) a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the jurisdiction of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction;

(xii) a copy of the Governing Documents of each Loan Party, together with all amendments thereto, certified as of the Effective Date by an Authorized Officer of such Loan Party;

(xiii) an opinion of Hogan Lovells, counsel to the Loan Parties, as to such customary matters as the Agents may reasonably request;

(xiv) [Intentionally Omitted].

(xv) [Intentionally Omitted].;

(xvi) [Intentionally Omitted].

(xvii) a certificate of an Authorized Officer of each Loan Party, certifying as to the matters set forth in Section 5.01(b);

(xviii) a copy of (A) the Financial Statements and (B) the financial projections described in Section 6.01(g)(ii) hereof, certified as of the Effective Date as complying with the representations and warranties set forth in Section 6.01(g)(ii) by an Authorized Officer of the Ultimate Parent;

(xix) a certificate of the chief financial officer of Funko Holdings certifying as to the solvency of the Borrowers (taken as a whole), which certificate shall be reasonably satisfactory in form and substance to the Collateral Agent;

(xx) evidence of the insurance coverage required by Section 7.01 and the terms of each Security Agreement and such other insurance coverage with respect to the business and operations of the Loan Parties as the Collateral Agent may reasonably request, in each case, where reasonably requested by the Collateral Agent, with such endorsements as to the named insureds or loss payees thereunder as the Collateral Agent may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days’ prior written notice to the Collateral Agent and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Collateral Agent may request;

(xxi) evidence of the payment in full of all Indebtedness under the Existing Credit Facilities, together with (A) a termination and release agreement or deed of release (as applicable) with respect to each of the Existing Credit Facilities and all related documents, duly executed by the applicable Loan Parties and the Existing Lenders, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing Lenders at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Loan Parties, and (C) UCC-3 termination statements for all UCC-1 financing statements filed by the Existing Lenders and covering any portion of the Collateral;

(xxii) copies of the Acquisition Documents and, to the extent requested by the Collateral Agent, of the other Material Contracts as in effect on the Effective Date, certified as true and correct copies thereof by an Authorized Officer of the Administrative Borrower, together with a certificate of an Authorized Officer of the Administrative Borrower stating that such agreements remain in full force and effect and that none of the Loan Parties has breached or defaulted in any of its obligations under such agreements;

(xxiii) such other customary agreements, instruments, opinions and other documents, each reasonably satisfactory to the Collateral Agent in form and substance, as the Collateral Agent may reasonably request.

(e) Material Adverse Effect. No event or development shall have occurred since December 31, 2014 which constitutes a “Company Material Adverse Effect” (as defined in the Acquisition Agreement).

(f) Consummation of Acquisition. Concurrently with the making of the initial Loans, (i) the Buyer shall have purchased pursuant to the Acquisition Documents (no provision of which shall have been amended or otherwise modified or waived in a manner that is materially adverse to the Lenders’ interests) without the prior written consent of the Agents), and shall have become the owner, free and clear of all Liens, of all of the Acquisition Assets, (ii) the proceeds of the initial Loans shall have been applied in full to pay a portion of the Purchase Price payable pursuant to the Acquisition Documents for the Acquisition Assets and the closing and other costs relating thereto, and (iii) the Buyer shall have fully performed all of the obligations to be performed by it under the Acquisition Documents.

(g) Sponsor Investment. The Agents shall have received reasonably satisfactory evidence that the Permitted Holders made a cash equity contribution to Ultimate Parent of at least $118,000,000 plus fee and expenses related thereto (plus $26,900,000 of roll-over equity from existing management and $37,400,000 of roll-over equity from the Funko Sellers under the Acquisition Agreement) to effect the consummation of the Funko Acquisition.

(h) Availability. After giving effect to all Loans to be made on the Effective Date, the Letters of Credit to be issued on the Effective Date and the consummation of the Funko Acquisition (including the repayment of the Existing Credit Facilities), the Availability shall not be less than $20,000,000. The Administrative Borrower shall deliver to the Collateral Agent a certificate of the chief financial officer of the Administrative Borrower certifying as to the matters set forth above and containing the calculation of Availability.

Section 5.02 Conditions Precedent to All Loans and Letters of Credit. The obligation of any Agent or any Lender to make any Loan or of the L/C Issuer to issue any Letter of Credit after the Effective Date is subject to the fulfillment of each of the following conditions precedent:

(a) Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Administrative Borrower to the Administrative Agent of a Notice of Borrowing with respect to each such Loan, and the Borrowers’ acceptance of the proceeds of such Loan, or the submission by the Administrative Borrower of a Letter of Credit Application with respect to a Letter of Credit, and the issuance of such Letter of Credit, shall each be deemed to be a representation and warranty by each Borrower on the date of such Loan or the date of issuance of such Letter of Credit that: (i) the representations and warranties contained in ARTICLE VI and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant hereto or thereto on or prior to the date of such Loan or such Letter of Credit are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof (including the representations and warranties set forth in the final sentence of Section 6.01(g)(i)), which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification)), (ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof or at the time of issuance of such Letter of Credit, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made, or the issuance of such Letter of Credit to be issued, on such date and (iii) the conditions set forth in this Section 5.02 have been satisfied as of the date of such request.

(b) Notices. The Administrative Agent shall have received (i) a Notice of Borrowing pursuant to Section 2.02 hereof and (ii) a Letter of Credit Application pursuant to Section 3.02(a) hereof, if applicable.

Section 5.03 Conditions Subsequent to Effectiveness. As an accommodation to the Loan Parties, the Agent and the Lenders have agreed to execute this Agreement and to make the Loans on the Effective Date notwithstanding unsatisfied conditions set forth below on or before the Effective Date. In consideration of such accommodation, the Loan Parties agree that, in addition to all other terms, conditions and provisions set forth in this Agreement and the other Loan Documents, including, without limitation, those conditions set forth in Section 5.01, the Loan Parties shall satisfy each of the conditions subsequent set forth below on or before the date applicable thereto (it being understood that (i) the failure by the Loan Parties to perform or cause to be performed any such condition subsequent on or before the date applicable thereto shall constitute an Event of Default and (ii) to the extent that the existence of any such condition subsequent would otherwise cause any representation, warranty or covenant in this Agreement or any other Loan Document to be breached, the Required Lenders hereby waive such breach for the period from the Effective Date until the date on which such condition subsequent is required to be fulfilled pursuant to this Section 5.03):

(a) Within 45 days after the Effective Date (or such later date as may be permitted by the Agents in their sole discretion), the Agents shall have received Cash Management Agreements, each in form and substance reasonably satisfactory to the Agents, with respect to the Cash Management Accounts;

(b) Within 240 days of the Effective Date or such later date as may be agreed to by the Administrative Agent in its sole discretion, Parent shall have established master concentration account(s) with PNC for all of the Loan Parties’ Treasury Services. For purposes hereof, “Treasury Services” means demand deposit related services, investment services, deposits (on-site and remote), checking account services, lockbox services, controlled disbursement account services, manual payroll account services, account reconciliation services, foreign exchange services, debit card account services, ACH services, zero balance accounts, wire transfer services, and daily on-line reporting; and

(c) Within ten (10) Business Days following the Effective Date (or such later date as permitted by the Agents in their sole discretion), the Agents shall have received endorsements as to the named insureds, first mortgagees or loss payees under the insurance policies listed on Schedule 6.01(r) as required under Section 7.01(h) and providing that such policies may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days’ prior written notice to the Collateral Agent and each such named insured, first mortgagees or loss payee.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES

Section 6.01 Representations and Warranties. Each Loan Party hereby represents and warrants to the Agents, the Lenders and the L/C Issuer as follows:

(a) Organization, Good Standing, Etc. Each Loan Party and each of its Subsidiaries (i) is a corporation, limited liability company or limited partnership or other foreign business entity duly organized, validly existing and, where applicable, in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrowers, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and, where applicable, is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, other than a jurisdiction where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

(b) Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene any applicable Requirement of Law in any material respect or any of its Governing Documents or any material Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

(c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party.

(d) Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

(e) Capitalization; Subsidiaries.

(i) On the Effective Date, after giving effect to the transactions contemplated hereby to occur on the Effective Date, the authorized Equity Interests of the Parent and the issued and outstanding Equity Interests of the Parent are as set forth on Schedule 6.01(e). All of the issued and outstanding shares of Equity Interests of the Parent have been validly issued. Except as described on Schedule 6.01(e), as of the Effective Date, there are no outstanding debt or equity securities of the Parent and no outstanding obligations of the Parent convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Parent, or other obligations of the Parent to issue, directly or indirectly, any shares of Equity Interests of the Parent.

(ii) Schedule 6.01(e) is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Equity Interests of such Subsidiaries of the Ultimate Parent in existence as of the Effective Date. All of the issued and outstanding shares of Equity Interests of such Subsidiaries have been validly issued and, in the case of any Subsidiary organized as a corporation under the laws of any jurisdiction of the United States, are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as indicated on such Schedule, as of the Effective Date, all such Equity Interests is owned by the Ultimate Parent or one or more of its wholly-owned Subsidiaries, free and clear of all Liens other than Permitted Liens (but excluding any Permitted Liens that are consensual or contractual Liens). As of the Effective Date, there are no outstanding debt or equity securities of the Ultimate Parent or any of its Subsidiaries and no outstanding obligations of the Ultimate Parent or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Ultimate Parent or any of its Subsidiaries, or other obligations of any Subsidiary to issue, directly or indirectly, any shares of Equity Interests of any Subsidiary of the Ultimate Parent.

(f) Litigation; Commercial Tort Claims. Except as set forth in Schedule 6.01(f), (i) there is no pending or, to the best knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party or any of its properties before any court or other Governmental Authority or any arbitrator that (A) could reasonably be expected to be adversely determined and, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (B) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby and (ii) as of the Effective Date, none of the Loan Parties holds any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

(g) Financial Condition.

(i) The Financial Statements, copies of which have been delivered to each Agent, fairly present the consolidated financial condition of Funko and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of Funko and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP (subject to the absence of footnotes and year-end adjustments in the case of the Financial Statements described in clause (b) of the definition of Financial Statements). Except as set forth on Schedule 6.01(g), all material indebtedness and other material liabilities (including, without limitation, Indebtedness, liabilities for taxes, long-term leases and other unusual forward or long-term commitments), direct or contingent, of Funko and its Subsidiaries are set forth in the Financial Statements, but excluding any liabilities incurred in the ordinary course of business since the date of the last Financial Statements. Since December 31, 2014, no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

(ii) Funko has heretofore furnished to each Agent and each Lender (A) (x) projected monthly income statements of Funko and its Subsidiaries for the period from January 1, 2015 through December 31, 2017 and (y) projected quarterly balance sheets, statements of operations and statements of cash flows of Funko and its Subsidiaries for the period from January 1, 2015 through December 31, 2017, (B) projected annual balance sheets, income statements and statements of cash flows of the Funko and its Subsidiaries for the Fiscal Years ending on January 1, 2015 through December 31, 2019, which projected financial statements shall be updated from time to time pursuant to Section 7.01(a)(vii) and (C) projected annual budget for Funko and its Subsidiaries, prepared on a monthly basis. Such budget, as updated from time to time pursuant to Section 7.01(a)(viii), has been prepared on a reasonable basis and in good faith by Funko, and is based on assumptions believed by Funko to be reasonable at the time made (it being understood that projections are uncertain by their nature and may not be realized).

(h) Compliance with Law, Etc. No Loan Party or any of its Subsidiaries is in violation of (i) any of its Governing Documents, (ii) any domestic or foreign Requirement of Law, including, without limitation, any statute, legislation or treaty, any guideline, directive, rule, standard, requirement, policy, order, judgment, injunction, award or decree of any Governmental Authority, in each case, applicable to it or any of its property or assets, or (iii) any material term of any Contractual Obligation (including, without limitation, any Material Contract) binding on or otherwise affecting it or any of its properties, except to the extent that any such violation described in subclause (i) (solely in the case of a Subsidiary that it not a Loan Party), (ii) or (iii) could not reasonably be expected to result in a Material Adverse Effect, and no Default or Event of Default has occurred and is continuing.

(i) ERISA. Except as set forth on Schedule 6.01(i), (i) each Employee Plan is in substantial compliance with ERISA and the Internal Revenue Code, (ii) no Termination Event has occurred for which there remains any outstanding material liability nor is any such Termination Event reasonably expected to occur with respect to any Employee Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Agents, is complete and correct and fairly presents the funding status of such Employee Plan as of the date of such report, and since the date of such report there has been no material adverse change in such funding status (other than resulting from changes in market value of assets of such Plan), (iv) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service in the last two years with respect to any Employee Plan have been delivered to the Agents, (v) no Employee Plan had an accumulated or waived funding deficiency or permitted decrease which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code at any time during the previous 60 months, and (vi) no Lien imposed under the Internal Revenue Code or

ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the Internal Revenue Code. No Loan Party has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan that remains unsatisfied, or is aware of any facts indicating that it or any of its ERISA Affiliates may in the future incur any such withdrawal liability. No Loan Party or any of its ERISA Affiliates nor any fiduciary of any Employee Plan has (i) failed to pay any required installment or other payment required under Section 412 of the Internal Revenue Code on or before the due date for such required installment or payment, (ii) engaged in a transaction within the meaning of Section 4069 of ERISA or (iii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course or claims that could not reasonably be expected to result in material liability) asserted or instituted against (i) any Employee Plan or its assets, (ii) any fiduciary with respect to any Employee Plan, or (iii) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan. Except as set forth on Schedule 6.01(i) and except as required by Section 4980B of the Internal Revenue Code or pursuant to executive employment agreements, as of the date hereof, no Loan Party or any of its Subsidiaries maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) for employees in the US which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant’s termination of employment.

(j) Taxes, Etc. All national and Federal, and all material state, provincial and local tax returns and other reports required by applicable Requirements of Law to be filed by any Loan Party or any of its Subsidiaries have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries and which have become due and payable on or prior to the date hereof have been paid, except (i) to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP or (ii) in the case of any Subsidiary that is not a Loan Party, relating to amounts that are not material. Each Loan Party is resident for Tax purposes only in the jurisdiction of its incorporation.

(k) Regulations T, U and X. No Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U and X.

(l) Nature of Business.

(i) No Loan Party is engaged in any business other than as described on Schedule 6.01(l) and other business reasonably related or ancillary thereto.

(ii) The Parent is a holding company and does not have any material liabilities (other than liabilities arising under the Loan Documents, liabilities imposed by law, including tax liabilities, obligations under any employment agreement, stock option plan or other benefit plan for management or employees of the Parent and its Subsidiaries, and other liabilities (not including Indebtedness) incidental to its existence and permitted business and activities), own any material assets (other than the ownership of Equity Interests of its Subsidiaries and activities incidental thereto, including corporate maintenance activities (including the payment of expenses) associated with being a holding company for a consolidated group, cash and Permitted Investments) or engage in any operations or business (other than the ownership of its Subsidiaries).

(m) Adverse Agreements, Etc. No Loan Party or any of its Subsidiaries is a party to any Contractual Obligation or subject to any restriction or limitation in any Governing Document or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which has, or in the future could reasonably be expected to have, a Material Adverse Effect.

(n) Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, except where the failure to have, or be in compliance with, all such permits, licenses, authorizations, approvals, entitlements and accreditations could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect, except where such suspension, revocation, impairment, forfeiture or non-renewal could not reasonably be expected to have a Material Adverse Effect.

(o) Properties. (i) Each Loan Party has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets are in good working order and condition for the purpose of the conduct of the business of the Loan Parties, ordinary wear and tear and casualty events excepted.

(ii) Schedule 6.01(o) sets forth a complete and accurate list, as of the Effective Date, of the location, by state and street address, of all real property owned or leased by each Loan Party and identifies the interest (fee or leasehold) of such Loan Party therein. As of the Effective Date, each Loan Party has valid leasehold interests in the Leases described on Schedule 6.01(o) to which it is a party. To the extent requested by the Administrative Agent, true, complete and correct copies of each such Lease have been delivered to the Agents prior to the Effective Date. Schedule 6.01(o) sets forth, as of the Effective Date, with respect to each such Lease, the commencement date, termination date, renewal options (if any) and annual base rents. As of the Effective Date, to the knowledge of the Loan Parties, each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with any such Lease is necessary for any Loan Party to enter into and execute the Loan Documents to which it is a party, except as set forth on Schedule 6.01(o). To the best knowledge of any Loan Party, as of the Effective Date, no other party to any such Lease is in default of its material obligations thereunder, and no Loan Party (or any other party to any such Lease) has at any time delivered or received any notice of default which remains uncured under any such Lease and, as of the Effective Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such Lease.

(p) Full Disclosure. None of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Agents in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared.

(q) [Intentionally omitted].

(r) Environmental Matters. Except as set forth on Schedule 6.01(r), (i) the operations of each Loan Party are in compliance with all Environmental Laws, except as could not reasonably be expected to have a Material Adverse Effect; (ii) there has been no Release at any of the properties owned or operated by any Loan Party or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (iii) no Environmental Action has been asserted against any Loan Party or any predecessor in interest nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (iv) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (v) no property now or, to the knowledge of the Loan Parties as of the Effective Date, formerly owned or operated by a Loan Party has been used as a treatment or disposal site for any Hazardous Material; (vi) no Loan Party has failed to report to the proper Governmental Authority any Release which is required to be so reported by any Environmental Laws which could reasonably be expected to have a Material Adverse Effect; (vii) each Loan Party holds and is in compliance with all licenses, permits and approvals required under any Environmental Laws in connection with the operation of the business carried on by it, except for such licenses, permits and approvals as to which a Loan Party’s failure to maintain or comply with could not reasonably be expected to have a Material Adverse Effect; and (viii) no Loan Party has received any written notification pursuant to any Environmental Laws that (A) any work, repairs, construction or Capital Expenditures are required to be made as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto or (B) any license, permit or approval referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

(s) Insurance. Each Loan Party keeps its property adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen’s compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law (including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 6.01(s) sets forth a list of all insurance maintained by each Loan Party on the Effective Date.

(t) Use of Proceeds. From and after the Amendment No. ~~3~~5 Effective Date, the proceeds of the Loans (other than the Term Loan B) shall be used to (a) finance a portion of the Purchase Price for the Loungefly Acquisition and the closing and other costs and expenses related thereto, (b) pay fees and expenses in connection with the transactions contemplated hereby and (~~b~~c) fund working capital and other general corporate purposes of the Borrowers. The proceeds of the Term Loan B shall be used on or around the Amendment No. 3 Effective Date to fund a distribution to be paid by the Ultimate Parent to its direct and indirect investors in an aggregate amount not to exceed $50,000,000. The Letters of Credit will be used for working capital and other general corporate purposes.

(u) Solvency. After giving effect to the transactions contemplated by this agreement and before and after giving effect to each Loan and Letter of Credit, the Loan Parties are Solvent on a consolidated basis. No Borrower is contemplating either an Insolvency Proceeding or the liquidation of all or a major portion of such Loan Party’s assets or property.

(v) Location of Bank Accounts. Schedule 6.01(v) sets forth a complete and accurate list as of the Effective Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

(w) Intellectual Property. Except as set forth on Schedule 6.01(w), each Loan Party owns or licenses or otherwise has the right to use all patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.01(w) is, except for commercially available, off the shelf software and intellectual property registered outside the United States, a complete and accurate list as of the Effective Date of all such material registered patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other material registered intellectual property rights of each Loan Party. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of each Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(x) Material Contracts. Set forth on Schedule 6.01(x) is a complete and accurate list as of the Effective Date of all Material Contracts of each Loan Party. As of the Effective Date, each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms, and (ii) is not in default due to the action of any Loan Party or, to the best knowledge of any Loan Party, of any other Person that could reasonably be expected to result in a Material Adverse Effect, any other party thereto.

(y) Investment Company Act. None of the Loan Parties is (i) an “investment company” or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, or (ii) subject to regulation under any Requirement of Law that limits in any respect its ability to incur Indebtedness or which may otherwise render all or a portion of the Obligations unenforceable.

(z) Employee and Labor Matters. As of the Effective Date, there is (i) no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance in existence or, to any Loan Party’s knowledge, pending or threatened against any Loan Party or (iii) to the best knowledge of each Loan Party, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party. No Loan Party or any of its Subsidiaries has incurred any material liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. .

(aa) Customers and Suppliers. Except as could not reasonably be expected to result in a Material Adverse Effect, there exists no actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (i) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, or (ii) any Loan Party, on the one hand, and any supplier or any group thereof, on the other hand; and there exists no present state of facts or circumstances that could reasonably be expected to give rise to or result in any such termination, cancellation, limitation, modification or change.

(bb) [Intentionally Omitted].

(cc) Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN. Schedule 6.01(cc) sets forth a complete and accurate list as of the date hereof of (i) the exact legal name of each Loan Party, (ii) the jurisdiction of organization of each Loan Party, (iii) the organizational identification number of each Loan Party (or indicates that such Loan Party has no organizational identification number), (iv) each place of business of each Loan Party, (v) the chief executive office of each Loan Party and (vi) if applicable, the federal employer identification number of each Loan Party.

(dd) Locations of Collateral. There is no location at which any Loan Party has any Collateral (except for Inventory in transit) other than those locations listed on Schedule 6.01(dd) or Schedule 6.01(ee) and any other locations reported (or permitted to be exempt from reporting) pursuant to Section 7.01(a)(v). Schedule 6.01(dd) hereto contains a true, correct and complete list, as of the Effective Date, of the legal names and addresses of each warehouse at which Collateral of each Loan Party is stored.

(ee) Security Interests. The Security Agreement creates in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, a legal, valid and enforceable security interest in the Collateral secured thereby. Upon the filing of the UCC-1 financing statements and the recording of the Collateral Assignments for Security referred to in each Security Agreement in the United States Patent and Trademark Office, the United States Copyright Office or the equivalent authority in the other relevant jurisdictions, as applicable, such security interests in and Liens on the Collateral granted thereby shall be perfected, to the extent perfection can be accomplished through such filings, first priority security interests subject only to Permitted Liens, and no further recordings or filings are or will be required to maintain such perfected status of such security interests and Liens, other than (i) the filing of continuation statements in accordance with applicable law and (ii) the recording of the Collateral Assignments for Security pursuant to each Security Agreement in the United States Patent and Trademark Office, the United States Copyright Office or the equivalent authority, if any, in the other relevant jurisdictions, as applicable, with respect to after-acquired U.S. patent and trademark applications and registrations and U.S. copyrights.

(ff) [Intentionally Omitted]

(gg) Acquisition Documents. The Parent has delivered to the Agents complete and correct copies of the Acquisition Documents, including all schedules and exhibits thereto. The Acquisition Documents set forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby. The execution, delivery and performance of the Acquisition Documents by Parent and the Buyer, and, to the knowledge of

Parent, each of the other parties thereto, has been duly authorized by all necessary action (including, without limitation, the obtaining of any consent of stockholders or other holders of Equity Interests required by law or by any applicable corporate or other organizational documents) on the part of each such Person. No material authorization or approval or other action by, and no notice to filing with or license from, any Governmental Authority is required for such sale other than such as have been obtained on or prior to the Effective Date or are not required to be obtained as a condition to closing thereunder. Each Acquisition Document is the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms.

(hh) [Intentionally Omitted].

(ii) Anti-Terrorism Laws.

(i) General. None of the Loan Parties nor any Affiliates of any Loan Parties, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the Anti-Terrorism Laws.

(ii) None of the Loan Parties, nor any Affiliates of any Loan Parties, or their respective agents acting or benefiting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder, is any of the following (each a “Blocked Person”):

(A) a Person that is blocked pursuant to any of the OFAC Sanctions Programs, including a Person named on OFAC’s list of Specially Designated Nationals and Blocked Persons;

(B) a Person that is owned or controlled by, or that owns or controls, or that is acting for or on behalf of, any Person described in (A), above;

(C) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; and

(D) a Person that is affiliated or associated with a Person described in (A) through (C), above.

(iii) None of the Loan Parties, nor any of their agents acting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder, unless authorized by the U.S. Government (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any OFAC Sanctions Programs.

(iv) Without limiting or contradicting (or being limited or contradicted by) the foregoing, (x) no Covered Entity is a Sanctioned Person and (y) no Covered Entity, either in its own right or through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

ARTICLE VII.

COVENANTS OF THE LOAN PARTIES

Section 7.01 Affirmative Covenants. So long as the Obligations have not been Paid in Full, each Loan Party will, unless the Required Lenders shall otherwise consent in writing:

(a) Reporting Requirements. Furnish to each Agent:

(i) as soon as available, and in any event within 30 days after the end of each fiscal month of the Borrowers commencing with the first fiscal month of the Borrowers ending after the Effective Date, internally prepared consolidated balance sheets, statements of operations and statements of cash flows of the Ultimate Parent and its Subsidiaries as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year, and ending with the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year (it being agreed that the requirements of this clause (A) shall not apply so long as there is no corresponding month in the preceding Fiscal Year that occurred after the Effective Date), and (B) the projections delivered pursuant to Section 7.01(a)(vii), all in reasonable detail, and, in the case of the financial statements, certified by an Authorized Officer of the Administrative Borrower as having been prepared on a basis consistent with prior practices and fairly presenting, in all material respects, the financial position of the Ultimate Parent and its Subsidiaries for such period, subject to the absence of footnotes and normal year-end adjustments;

(ii) [reserved];

(iii) as soon as available, and in any event within 120 days (or, in the case of Fiscal Year 2015, 135 days) after the end of each Fiscal Year of the Ultimate Parent and its Subsidiaries, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and consolidated and consolidating statements of cash flows of the Ultimate Parent and its Subsidiaries as at the end of such Fiscal Year, and, with respect to such consolidated balance sheets, statements of operations, and statement of cash flow, accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of one of the “Big Four” nationally recognized certified public accounting firms, McGladrey LLP, Grant Thornton LLP, BDO USA, LLP, Berntson Porter & Company PLLC or any other independent certified public accountants of recognized standing selected by the Ultimate Parent and reasonably satisfactory to the Agents (which opinion shall be without (x) a “going concern” or like qualification or exception, (y) any qualification or exception as to the scope of such audit, or (z) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.03);

(iv) (x) simultaneously with the delivery of the financial statements of the Ultimate Parent and its Subsidiaries required by clause (iii) of this Section 7.01(a) or (y) within 15 days after delivery of the financial statements of the Ultimate Parent and its Subsidiaries required by clause (i) of this Section 7.01(a) for the fiscal months ending in March, June and September, commencing with the fiscal month ending on or about March 31, 2016, a certificate of an Authorized Officer of the Administrative Borrower (A) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Ultimate Parent and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Ultimate Parent and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which the Ultimate Parent and its Subsidiaries propose to take or have taken with respect thereto and (B) (1) attaching a schedule showing the calculation of the financial covenants specified in Section 7.03, (2) including a discussion and analysis of the financial condition and results of operations of the Ultimate Parent and its Subsidiaries for the portion of the Fiscal Year then elapsed and discussing the reasons for any significant variations from the financial projections for such period and the figures for the corresponding period in the previous Fiscal Year and (3) attaching a schedule listing the Net Cash Proceeds from each Disposition and the amount of insurance proceeds or condemnation awards received by the Loan Parties during the immediately preceding fiscal quarter that are subject to the prepayment requirements set forth in Sections 2.05(c)(v) and (vii), respectively, and indicating whether such proceeds shall be used to purchase, replace, repair or restore properties or acquire assets used in such Person’s business within a period specified in such certificate not to exceed 180 days after the date of receipt of such proceeds and setting forth estimates of the amount of such proceeds to be so expended;

(v) as soon as available and in any event within 20 days after the end of each fiscal month of the Ultimate Parent and its Subsidiaries commencing with the first fiscal month of the Ultimate Parent and its Subsidiaries ending after the Effective Date, reports in form and detail reasonably satisfactory to the Agents and certified by the CFO, or other Authorized Officer of the Administrative Borrower as being accurate and complete (A) listing all Accounts Receivable of the Loan Parties as of the last day of such fiscal month, which shall include the amount and age of each such Account Receivable, showing separately those which are more than 30, 60, 90 and 120 days old and a description of all Liens, set-offs, defenses and counterclaims with respect thereto, together with a reconciliation of such schedule with the schedule delivered to the Agents pursuant to this clause (v)(A) for the immediately preceding fiscal month and such other information as any Agent may request, (B) listing all accounts payable of the Loan Parties as of the last day of such fiscal month which shall include the amount and age of each such account payable and such other information as any Agent may request, (C) listing separately all Inventory and In-Transit Inventory of the Loan Parties as of the last day of such fiscal month, and containing a breakdown of such Inventory by type and amount, the cost value thereof (by location), the warehouse and production facility location; provided that, notwithstanding the foregoing, Loan Parties shall not be obligated or required to include in such Inventory reporting under this clause (C) any breakdown of Inventory located at any location(s) which are exempt from reporting under clause (2) of the final proviso to this sentence (but further provided that nothing in the foregoing proviso shall be interpreted or construed to contradict or limit or provide any exception to the provisions of clause (i) of the definition of Eligible Inventory, and without limiting the generality of such clause (i), the parties hereto agree that no Inventory at any location shall be Eligible Inventory unless Loan Parties have elected to include a breakdown of the Inventory at such location in the most recently delivered Borrowing Base Certificate), (D) including a current schedule of (x) all locations of vendors and processors (including the legal name (and any applicable trade name) of such vendor or processor and the full address of such location) at which any Inventory is currently located and/or is customarily located from time to time, and (y) all other locations in the United States at which any Collateral (other than inventory in transit and mobile equipment, and items located at the premises of other Persons for service or repair in the ordinary course of business) is kept (including, in the case of any such location not owned by Loan Parties, the legal name (and any applicable trade name) of the landlord, warehouseman, bailee or other owner/operator of such location and the full address of such location); provided that, notwithstanding anything to the contrary in the foregoing or in Section 6.01(dd) hereof, (1) it shall not be a violation of this Section 7.01(a)(v) or of Section 6.01(dd) for any Inventory or Collateral to be kept at any location not previously disclosed to Administrative Agent so long as such location is disclosed to Administrative Agent in the first monthly collateral reports delivered by Loan Parties under this clause (D) following the first date at which any such Inventory or Collateral is kept at such location, and (2) Loan Parties shall not be obligated to report or disclose any such location, and may keep Inventory or other Collateral at any such location despite such non-disclosure, to the extent the aggregate Book Value of all Inventory and fair market value of all other Collateral held at any such non-disclosed individual location does not exceed $500,000 at any one time and the aggregate Book Value of all Inventory and fair market value of all other Collateral held at all such non-disclosed locations does not exceed $2,500,000 in the aggregate at any one time; along with such other information as any Agent may request, all in detail and in form reasonably satisfactory to the Administrative Agent and (E) including appropriate details of the royalty accrual account, the prepaid royalty account and the deferred revenue account.

(vi) as soon as available and in any event within 20 days after the end of each fiscal month (or, if (x) an Event of Default has occurred and is continuing or (y) average Availability is less than ten percent (10%) of the then-existing Maximum Revolving Loan Amount during any consecutive 30 day period based on the most recently delivered Borrowing Base Certificate, within 3 Business Days after the end of each week, but only until such time as no Event of Default is continuing and the average Availability exceeds ten percent (10%) of the then-existing Maximum Revolving Loan Amount over 60 consecutive days based on the most recently delivered Borrowing Base Certificate) of the Ultimate Parent and its Subsidiaries commencing with the first fiscal month of the Ultimate Parent and its Subsidiaries ending after the Effective Date, a Borrowing Base Certificate, current as of the close of business on the last Business Day of the most recently ended month (or week, if applicable), supported by schedules showing the derivation thereof and containing such detail and other information the Administrative Agent may reasonably request from time to time, including, at any time when Eligible Special Inventory is permitted to be included in the calculation of the Borrowing Base, a schedule of the Eligible Special Inventory, itemizing the Book Value of the Eligible Special Inventory for each licensor in relation thereto; provided that (A) the Borrowing Base set forth in the Borrowing Base Certificate shall be effective from and including the date such Borrowing Base Certificate is duly received by the Administrative Agent but not including the date on which a subsequent Borrowing Base Certificate is received by the Administrative Agent, unless the Administrative Agent disputes the eligibility of any property included in the calculation of the Borrowing Base or the valuation thereof by notice of such dispute to the Administrative Borrower, provided that the Borrowers at their discretion may provide an updated Borrowing Base Certificate establishing a new Borrowing Base level based on a report of weekly or daily application of sales, cash and credits on Accounts Receivable of the Borrowers and weekly change in volume and value of Inventory of the Borrowers and (B) in the event of any dispute about the eligibility of any property included in the calculation of the Borrowing Base or the valuation thereof, the Administrative Agent’s good faith judgment shall control;

(vii) as soon as available and in any event not later than 30 days after the end of each Fiscal Year, financial projections for the Ultimate Parent and its Subsidiaries, supplementing and superseding the financial projections referred to in Section 6.01(g)(ii)(A), prepared on a monthly basis (in the case of income statements) and a quarterly basis (in the case of balance sheets, statement of operations and statement of cash flows) and otherwise in form and substance reasonably satisfactory to the Agents, for the immediately succeeding Fiscal Year for the Ultimate Parent and its Subsidiaries, all such financial projections to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Ultimate Parent to be reasonable at the time made and from the best information then available to the Ultimate Parent;

(viii) [reserved];

(ix) [reserved];

(x) promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party by such Governmental Authority other than routine inquiries or other inquires where liability is not reasonably expected to exceed $1,000,000, but excluding any such documents or information the delivery of which would violate applicable law or result in a breach of a Loan Party’s attorney-client privilege;

(xi) as soon as practicable, and in any event within 3 days after an Authorized Officer of any Loan Party becomes aware of the occurrence of an Event of Default or Default or the occurrence of any event or development that such Authorized Officer has determined could reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Administrative Borrower setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;

(xii) (A) as soon as practicable and in any event within 10 days after any Loan Party or any its Subsidiaries thereof knows that (1) any Reportable Event with respect to any Employee Plan has occurred, (2) any other Termination Event with respect to any Employee Plan sponsored by any Loan Party has occurred, or (3) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to an Employee Plan, (B) promptly and in any event within 3 days after receipt thereof by any

Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Internal Revenue Code has not been made when due with respect to an Employee Plan, and (D) promptly and in any event within 3 days after receipt thereof by any Loan Party from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (E) promptly and in any event within 10 days after any Loan Party or any of its Subsidiaries thereof sends notice of a plan closing or mass layoff (as defined in WARN) to employees, copies of each such notice send by such Loan Party or any of its Subsidiaries;

(xiii) promptly, but in any event not later than 5 Business Days after, any determination by an Authorized Officer that an action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which could be reasonably expected to be adversely determined and, if adversely determined, could reasonably be expected to have a Material Adverse Effect, notice thereof;

(xiv) as soon as practicable and in any event within 5 Business Days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives relating to a default or claimed default or termination in connection with any Material Contract or any Acquisition Document;

(xv) as soon as practicable and in any event within 5 Business Days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Equity Interests of, or all or substantially all of the assets of, any Loan Party;

(xvi) promptly after the sending or filing thereof, copies of any material notices not delivered in the ordinary course of business that any Loan Party sends to any holders of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange;

(xvii) promptly upon receipt thereof, copies of any management letters, if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof;

(xviii) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as any Agent may from time to time may reasonably request;

(xix) promptly upon learning thereof, such information concerning any material loss or destruction of, or substantial damage to, any of the Collateral, in excess of $1,000,000 and

(xx) promptly notify the Agents if the President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or Global Head of Sales of any Loan Party becomes aware of any Accounts Receivable of any Borrower in excess of $1,000,000 individually arises out of contracts with the federal government of the United States (or any other United States federal Governmental Authority) which are either (x) eligible for assignment under the Federal Assignment of Claims Act or (y) otherwise subject to an enforceable restriction on the assignment thereof under federal Law that would pre-empt the provisions of Section 9-406 of the Uniform Commercial Code, and in any such case, if applicable, such Borrower will execute any instruments and take any steps required by the Agents in order that either all monies due or to become due under any such Account Receivable shall be assigned to the Collateral Agent and notice thereof given to such Governmental Authority under the Federal Assignment of Claims Act or all necessary steps be taken to comply with such restrictions on assignment, as applicable.

(b) Additional Guaranties and Collateral Security. Cause:

(i) each Subsidiary (other than any Excluded Subsidiary) of any Loan Party that is not in existence on the Effective Date, to execute and deliver to the Collateral Agent promptly and in any event within 10 Business Days after the formation, acquisition or change in status thereof, (A) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Guarantor or a Borrower, as applicable (provided that the Accounts Receivable or Inventory of any new Borrower shall not be included in the Borrowing Base until the applicable conditions set forth in the definitions of Eligible Accounts Receivable and Eligible Inventory

are satisfied), (B) a supplement to the Security Agreement, (C) one or more Mortgages creating on the real property of such Subsidiary a perfected, first priority Lien on such real property to the extent required by Section 7.01(o), and such other Real Property Deliverables as may be required by the Collateral Agent and (D) such other agreements, instruments, approvals or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Documents or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations in a manner consistent with the assets of the other corresponding Loan Parties that constitute Collateral; and

(ii) each owner of the Equity Interests of any such Subsidiary to execute and deliver promptly and in any event within 10 Business Days after the formation or acquisition of such Subsidiary a Pledge Amendment or other comparable document (as defined in the applicable Security Documents), together with (A) if applicable, certificates evidencing all of the Equity Interests of such Subsidiary, (B) if applicable, undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (C) such opinions of counsel as the Collateral Agent may reasonably request and (D) such other agreements, instruments, approvals or other documents reasonably requested by the Collateral Agent.

(iii) Notwithstanding the foregoing, no CFC of a Loan Party shall be required to become a Loan Party hereunder (and, as such, shall not be required to deliver the documents required by clause (i) above) and no Equity Interests of such CFC shall be required to be pledged or otherwise subject to a Lien under the Loan Documents if in any such case (x) adverse tax consequences could reasonably be expected to result therefrom or (y) such guarantee is prohibited by any Requirement of Law; provided, however, that if the Equity Interests of such CFC are owned by a Loan Party, such Loan Party shall deliver, all such documents, instruments, agreements (excluding any pledge agreement or other security document governed by the laws of any jurisdiction other than a jurisdiction of the United States), and certificates described in clause (ii) above to the Collateral Agent, and take all actions reasonably requested by the Collateral Agent or otherwise necessary to grant and to perfect a first-priority Lien (subject to Permitted Liens) in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, in sixty five percent (65%) of the voting Equity Interests of such CFC and one hundred percent (100%) of all other Equity Interests of such CFC owned by such Loan Party.

(c) Compliance with Laws, Etc. (i) Except as could not reasonably be expected to result in a Material Adverse Effect, comply and cause each of its Subsidiaries to comply, with all Requirements of Law (including, without limitation, all Environmental Laws), judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing), (ii) pay all national and Federal, and all material state and provincial taxes and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (iii) pay all lawful claims which if unpaid could reasonably be expected to become a Lien or charge upon any of its properties, in each case, except in the cause of clauses (i) and (ii), (A) to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP or (B) any such taxes, assessments and governmental charges the aggregate amount of which does not exceed $20,000.

(d) Preservation of Existence, Etc. (i) Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its (A) existence (except to the extent otherwise permitted to merge, dissolve or liquidate pursuant to this Agreement) and (B) material rights and privileges, and (ii) become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary unless the failure to comply with clause (i)(B) or to be so qualified and in good standing could not reasonably be expected to result in a Material Adverse Effect.

(e) Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

(f) Inspection Rights. Permit the Agents and representatives of any Agent at any time and from time to time during normal business and, so long as no Event of Default shall have occurred and be continuing and no Agent shall reasonably believe that an Event of

Default has occurred and remains continuing, upon not less than 30 days’ prior notice, in a manner which reasonably endeavors to minimize disruption to the business of the Loan Parties and at the expense of the Borrowers (subject to the limitations set forth in Section 2.06(f)), to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, (and, if reasonably requested under the circumstances, Phase I Environmental Site Assessments) or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives, in each case subject to the limitations set forth Section 2.06(f). In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of any Agent in accordance with this Section 7.01(f).

(g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear (and casualty events) excepted, and except as could not reasonably be expected to result in a Material Adverse Effect, comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(h) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in an amount, adequacy and scope reasonably satisfactory to the Agents. All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Agents and the Lenders, as its interests may appear, in case of loss, under a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as the Agents may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent and the policies shall include a lender loss payable and additional insured endorsement in favor of the Collateral Agent and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days’ prior written notice (or 10 days’ prior written notice in the case of non-payment of premiums) to the Collateral Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrowers’ expense and without any responsibility on the Agents’ part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(i) Obtaining of Permits, Etc. Except as could not reasonably be expected to result in a Material Adverse Effect, obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all material permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business.

(j) Environmental. (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens for which any Loan Party is liable; (ii) except as could not reasonably be expected to result in a Material Adverse Effect, comply, and cause each of its Subsidiaries to comply with all Environmental Laws and provide to the Collateral Agent any documentation of such compliance which the Collateral Agent may reasonably request; (iii) (A) provide the Agents written notice within five (5) Business Days of any Release of a Hazardous Material in excess of any reportable quantity from or onto property owned or operated by it or any of its Subsidiaries and which any Loan Party is required to report to a Governmental Authority under any applicable Environmental Law, except to the extent that the failure to issue such Report could not reasonably be expected to result in liability in excess of

$500,000 and, (B) to the extent required by Environmental Laws in order to ensure material compliance therewith, take any Remedial Actions required to abate said Release, except to the extent that the failure to abate said Release could not reasonably be expected to result in a Material Adverse Effect; and (iv) provide the Administrative Agent with written notice within 10 days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which could reasonably be expected to have a Material Adverse Effect.

(k) Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of any Loan Party and its Subsidiaries that is required to be included in the Collateral, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Agent, each Lender and the L/C Issuer the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) authorizes each Agent to execute any such agreements, instruments or other documents in such Loan Party’s name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.

(l) Change in Collateral; Collateral Records. Advise the Agents promptly, in sufficient detail, of any material adverse change relating to the Lien granted on any Collateral.

(m) Landlord Waivers; Collateral Access Agreements. (i) At any time (a) any Collateral with an aggregate book value in excess of the Dollar Equivalent of $1,000,000 (when aggregated with all other Collateral at such locations) or (b) any books and records of Loan Parties (other than books and records that are duplicative of those maintained at other locations) are located on any real property of a Loan Party (whether such real property is now existing or acquired after the Effective Date) which is not owned by a Loan Party, use commercially reasonable efforts to obtain written subordinations or waivers, in form and substance reasonably satisfactory to Collateral Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral; provided that in the event the Loan Parties are unable to obtain any such written subordination or waiver with respect to any such location at which any Collateral included in the Borrowing Base is located (without regard to the foregoing $1,000,000 exception) or any such location at which books and records are located (which books and records are not duplicative of those at any other location for which Reserves have been imposed or for which a subordinated or waiver contemplated by this paragraph has been obtained), the Administrative Agent may, in its Permitted Discretion, establish such Reserves as it deems necessary (in any event not to exceed three months rent for the applicable location) with respect to such location not earlier than 90 days after the Effective Date; and

(ii) At any time any Collateral with an aggregate book value in excess of the Dollar Equivalent of $1,000,000 (when aggregated with all other Collateral at all such locations) is stored on the premises of a bailee, warehouseman, or similar party (excluding any vendor or processor), use commercially reasonable efforts to obtain written access agreements, in form and substance reasonably satisfactory to the Collateral Agent, providing for access to such Collateral located on such premises in order to remove such Collateral from such premises during an Event of Default; provided that in the event the Loan Parties are unable to obtain, or, in the case of any vendor or processor location, chose not to obtain, any such written access agreements with respect to any location at which any Collateral included in the Borrowing Base is located (without regard to the foregoing $1,000,000 exception or exception for vendor and processor locations), the Administrative Agent may, in its reasonable discretion, establish such Reserves as it deems necessary (in any event not to exceed three months of bailee fees, warehouseman fees, processing fees or similar fees owing to such bailee, warehouseman, vendor, processor or similar party for the applicable location) with respect to such location not earlier than 90 days after the Effective Date.

(n) Subordination. Cause all Indebtedness and other obligations now or hereafter owed by it to any of its Affiliates (other than, to the extent constituting Indebtedness, obligations in relation to the Funko Earnout and the Funko Earnout Preferred Equity), to be subordinated in right of payment and security to the Indebtedness and other Obligations owing to the Agents and the Lenders in accordance with the Intercompany Subordination Agreement, the Acon Notes Subordination Agreement or such other applicable subordination agreement in form and substance reasonably satisfactory to the Agents.

(o) After Acquired Real Property. Upon the acquisition by any Loan Party after the date hereof of any fee interest in any real property (wherever located) (each such interest being a “New Facility”) with a Current Value (as defined below) in excess of $500,000, promptly so notify the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party’s good-faith estimate of the current value of such real property (for purposes of this Section, the “Current Value”). The Collateral Agent shall notify such Loan Party whether it intends to require a Mortgage and the other Real Property Deliverables. Upon receipt of such notice requesting a Mortgage, the Person that has acquired such New Facility shall promptly furnish to the Collateral Agent each of the applicable Real Property Deliverables, reasonably requested by the Collateral Agent. The Borrowers shall pay all fees and expenses, including reasonable attorneys’ fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party’s obligations under this Section 7.01(o).

(p) Fiscal Year. Cause the Fiscal Year of the Ultimate Parent and its Subsidiaries to end as set forth in the definition of “Fiscal Year” unless the Agents consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).

(q) [reserved].

(r) Lender Meetings. Upon the request of any Agent or the Required Lenders (which request, so long as no Event of Default shall have occurred and be continuing, shall not be made more than once during each Fiscal Year), participate in a meeting with the Agents and the Lenders at the Borrowers’ corporate offices (or at such other location as may be agreed to by the Administrative Borrower and such Agent or the Required Lenders) at such time as may be agreed to by the Administrative Borrower and such Agent or the Required Lenders.

(s) Post-Closing Covenant. To the extent not executed and delivered on or before the Amendment No. 5 Effective Date, unless otherwise agreed by the Required Lenders in their sole discretion, Loungefly shall execute, deliver to the Collateral Agent a deposit account control agreement for all deposit accounts held by Loungefly at Wells Fargo Bank, N.A. within 60 days after the Amendment No. 5 Effective Date (or such later date as may be permitted by the Required Lenders in their sole discretion) in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent. To the extent any representation and warranty would not be true or any provision of any covenant would be breached in this Agreement or any other Loan Document because the action required by this Section 7.01(s) was not taken on or prior to the Amendment No. 5 Effective Date, the respective representation and warranty shall be required to be true and correct in all material respects and the respective covenant complied with at the time the action is taken (or was required to be taken) in accordance with this Section 7.01(s).

Section 7.02 Negative Covenants. So long as the Obligations have not been Paid in Full, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

(a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any Requirement of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries that are Loan Parties as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof); sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to it or any of its Subsidiaries; other than, as to all of the above, Permitted Liens; provided, that, no Liens shall be permitted on any assets included in the Borrowing Base other than (i) the Liens of the Collateral Agent for the benefit of the Agents and the Lenders, and (ii) non-consensual liens arising by operation of applicable Law (and not under any contract) that are otherwise Permitted Liens and which are either (x) inchoate or (y) junior to the Liens of the Collateral Agent for the benefit of the Agents and the Lenders (provided that Administrative Agent may impose Reserves with respect to any Liens under this subclause (y)).

(b) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

(c) Fundamental Changes; Dispositions. Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or convey, sell, lease or sublease, transfer, assign or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets (including accounts and rights to receive income), whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that

(i) any wholly-owned Subsidiary of any Loan Party (other than Ultimate Parent or the Parent) may be merged into such Loan Party or another wholly-owned Subsidiary of such Loan Party, or may consolidate with another wholly-owned Subsidiary of such Loan Party, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Agents at least 10 days’ prior written notice of such merger or consolidation, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders’ rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger or consolidation and (E) in the case of any merger involving a Loan Party, the surviving Subsidiary, if any, becomes a Loan Party by operation of law or is joined as a Loan Party hereunder pursuant to a Joinder Agreement and is a party to a Security Agreement and the Equity Interests of such Subsidiary is the subject of a Security Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger or consolidation;

(ii) any Loan Party and its Subsidiaries may (A) sell Inventory in the ordinary course of business, (B) dispose of obsolete, worn-out or surplus equipment in the ordinary course of business, (C) sell or otherwise dispose of other property or assets (other than Accounts Receivable or Inventory of any Loan Party) for an aggregate amount not less than the fair market value of such property or assets, so long as (x) at least 85% of the consideration for each such Disposition is for cash and (y) the Loan Parties will be in compliance with the financial covenants set forth in Section 7.03 calculated on a pro forma basis to give effect to such Disposition, (D) consummate any transactions constituting a Permitted Investment, (E) use or transfer money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, and (F) enter into non-exclusive license agreements with respect to intellectual property rights in the ordinary course of business, provided that the Net Cash Proceeds of such Dispositions (1) in the case of clause (C) above, do not exceed $2,500,000 in the aggregate in any Fiscal Year and (2) in all cases, the applicable requirements of Section 2.05(c)(v) are satisfied;

(iii) any dormant Subsidiary of any Loan Party (other than a Borrower or the Parent), owning assets the aggregate value of which does not exceed $100,000 at any time, may wind-up, liquidate or dissolve, so long as (A) no other provision of this Agreement would be violated thereby, (B) in the case of any wind-up, liquidation or dissolution involving a Loan Party, such Loan Party gives the Agents at least 10 days’ prior written notice of such winding up, liquidation or dissolution, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders’ rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such dissolution or liquidation and (E) the aggregate value of all such dormant Subsidiaries that wind-up, liquidate or dissolve does not exceed $500,000; and

(iv) any Subsidiary of any Loan Party (other than Ultimate Parent or the Parent), may merge with any Person in connection with a Permitted Acquisition, so long as (A) no other provision of this Agreement would be violated thereby, (B) in the case of a merger involving a Loan Party, such Loan Party gives the Agents at least 10 days’ prior written notice of such merger or consolidation, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders’ rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger and (E) in the case of any merger involving a Loan Party, the surviving Subsidiary, if any, becomes a Loan Party by operation of law or is joined as a Loan Party hereunder pursuant to a Joinder Agreement and is a party to a Security Agreement and the Equity Interests of such Subsidiary is the subject of a Security Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger or consolidation.

(d) Change in Nature of Business.

(i) Make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in Section 6.01(l).

(ii) Permit the Parent to have any material liabilities (other than liabilities arising under the Loan Documents, liabilities imposed by law, including tax liabilities, obligations under any employment agreement, stock option plan or other benefit plan for management or employees of the Parent and its Subsidiaries, and other liabilities (not including Indebtedness) incidental to its existence and permitted business and activities), engage in any operations or business (other than the ownership of its Subsidiaries), or own any material assets (other than the ownership of Equity Interests of its Subsidiaries and activities incidental thereto, including corporate maintenance activities (including the payment of expenses) associated with being a holding company for a consolidated group, cash and Permitted Investments).

(e) Loans, Advances, Investments, Etc. Make or commit or agree to make, or permit any of its Subsidiaries make or commit or agree to make (other than non binding commitments or commitments contingent upon the Payment in Full of the Obligations or the obtaining of the requisite approvals hereunder), any Investment in any other Person except for Permitted Investments.

(f) Lease Obligations. Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction (other than any existing sale and leaseback transaction in effect on the Effective Date), or (ii) for the payment of rent for any real or personal property under leases or agreements to lease other than Operating Lease Obligations entered into in the ordinary course of business and Capitalized Lease Obligations otherwise permitted hereunder.

(g) [Reserved].

(h) Restricted Payments. (i) Declare or pay any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party or any of its Subsidiaries or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (iv) return any Equity Interests to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities thereto as such or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equity holders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party; provided, however, that (A) (I) the Loan Parties may make payments to or on behalf Parent or Ultimate Parent in an amount sufficient to pay franchise taxes and other costs and expenses required to be paid to maintain the legal existence of Parent and Ultimate Parent, solely to the extent such payments are actually applied to pay such franchise taxes, costs and expenses, (II) the Loan Parties may make payments to or on behalf of Parent and Ultimate Parent in an amount sufficient to pay out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead in the ordinary course of business of Parent and Ultimate Parent, in the case of this subclause (A)(II), in an aggregate amount not to exceed $100,000 in any Fiscal Year and (III) the Loan Parties may make tax distributions to or on behalf of the Ultimate Parent in amounts sufficient to enable Ultimate Parent to make all tax distributions required pursuant to the Funko LLC Agreement (it being understood that, if an Event of Default has occurred and is continuing, to the extent any such tax distributions made in accordance with Funko LLC Agreement results in distributions to (or for the account of) the Permitted Holders in excess of amounts required to be paid by the Permitted Holders in relation to the tax liabilities of its direct and indirect investors, the Permitted Holders shall cause such excess amount to be held by ACON Funko Investors, L.L.C. or a newly formed subsidiary that shall be a Guarantor (with recourse limited to the deposit account holding any such excess amount) in a controlled deposit account pledged to the Collateral Agent, and such excess amounts may be used to make equity contributions to the Borrower or to fund tax distributions to the Permitted Holders that would otherwise be permitted to be distributed by the Borrower to the extent such distributions are not duplicative of future permitted tax distributions made by the Loan Parties to their equity holders), (B) any Subsidiary of any Borrower may pay dividends to any Loan Party (other than the Parent or Ultimate Parent) or, in the case of any Subsidiary that is not a Loan Party, to any other Subsidiary, (C) the Parent and Ultimate Parent may pay dividends in the form of Qualified Equity Interests, (D) the Parent may pay Permitted Management Fees, so long as in the case of all such Permitted Management Fees other than reimbursement of expenses described in clause (b) of the definition of Permitted Management Fees: (1) no Default or Event of Default shall have occurred and be continuing, or would result from the making of such payment and (2) the Loan Parties would have been in compliance with the financial covenants set forth in Section 7.03 on a pro forma basis as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered under Section 7.01(a) after giving effect to such payment (as if made on the first day of such period); provided that to the extent that any Permitted Management Fees cannot be paid as a result of not satisfying all of the conditions described in clauses (1) and (2) above, such Permitted Management Fees shall be permitted to accrue and be paid at such time when (I) all conditions described in clauses (1) and (2) above are satisfied both before and after giving effect to such payment and (II) Availability is not less than ten percent (10%) of the then-existing Maximum Revolving Loan Amount after giving effect to such payment, (E) the Loan Parties may make dividends, distributions or other payments for the purpose of making Permitted Funko Earnout Payments and the Underground Toys Earnout, (F) the Loan Parties may make dividends, distributions or other payments for the purpose of allowing the Ultimate Parent to make payments or redemptions in respect of all or a portion of the Funko Earnout Preferred Equity (and Ultimate Parent may make such payment or redemption); provided, that any amounts funded by the Parent to the Ultimate Parent for such purpose may not be paid in cash if, at the time of the making of any such payment or after giving effect to the making of any such payment, (i) there exists an Event of Default or (ii) Availability is less than $15,000,000 (in which case the payment of such amount in cash shall be permitted at such time as the conditions described in clauses (i) and (ii) are no longer continuing), (G) the Loan Parties may pay the Funko Transaction Costs incurred in connection with the closing on the Effective Date, (H) the Loan Parties may make distributions to the Ultimate Parent solely to enable the Ultimate Parent to, and the Ultimate Parent may, pay a distribution in an amount not to exceed $50,000,000 on the Amendment No. 1 Effective Date or within five (5) Business Days thereof, (I) the Loan Parties may make distributions to the Ultimate Parent solely to enable the Ultimate Parent to, and the Ultimate Parent may, pay a distribution in an amount not to exceed $50,000,000 on the Amendment No. 3 Effective Date or within five (5) Business Days thereof and (J) non-cash repurchases of any Equity Interests in Ultimate Parent in exchange for the termination, reduction or forgiveness of loans and advances of funds used to purchase such Equity Interests in accordance with clause (j) of the definition of “Permitted Investments”, and any further distributions to the Ultimate Parent of the Equity Interests that are acquired in such transaction.

(i) Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a purpose credit under the provisions of Regulation T, U or X of the Board.

(j) Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof, (ii) transactions with another Loan Party or transactions among Subsidiaries not involving any Loan Party, (iii) transactions permitted by Section 7.02(e) and Section 7.02(h), (iv) sales of Qualified Equity Interests of the Ultimate Parent to Affiliates of the Ultimate Parent not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith and (v) transactions contemplated by the Acon Subordinated Note.

(k) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Equity Interests of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 7.02(k) shall prohibit or restrict compliance with:

(A) this Agreement and the other Loan Documents;

(B) any agreements in effect on the date of this Agreement and described on Schedule 7.02(k) to the extent any encumbrance or restriction contained therein could reasonably be expected to have an adverse impact in any material respect on the interests of any Loan Party, the Agents or the Lenders;

(C) any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

(D) in the case of clause (iv), any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is the subject of any lease, license, conveyance, sale or similar transaction; or

(E) in the case of clause (iv), any agreement, instrument or other document evidencing a Permitted Lien (or the Indebtedness secured thereby) from restricting on customary terms the transfer of any property or assets subject thereto.

(l) Limitation on Issuance of Equity Interests. Except for Dispositions permitted by Section 7.02(c), issue or sell, or permit any of its Subsidiaries to issue or sell, any shares of its Equity Interests, any securities convertible into or exchangeable for its Equity Interests or any warrants; provided that the Ultimate Parent may issue Qualified Equity Interests so long as no Change of Control would result therefrom and any Subsidiary of the Ultimate Parent may issue Equity Interests to any Loan Party or any Subsidiary thereof.

(m) Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.

(i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any Indebtedness of a Loan Party or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would (A) shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, (B) change the subordination provision, if any, of such Indebtedness in a manner adverse to the Lenders, or (C) otherwise be on terms and conditions that, taken as a whole, are adverse to the Lenders in any material respect.

(ii) (A) except for (w) intercompany loans, (x) the Obligations, (y) the termination of Capitalized Leases in respect of assets no longer used in the business of any Loan Party and (z) Indebtedness of any Subsidiary that is not a Loan Party, make any voluntary or optional payment (including, without limitation, any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any Indebtedness for borrowed money of any Loan Party (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (except to the extent such Indebtedness is otherwise permitted by the definition of “Permitted Indebtedness”), or (B) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of the Acon Subordinated Indebtedness in violation of the subordination provisions thereof or the Acon Notes Subordination Agreement (it being understood and agreed that Ultimate Parent may make Acon Subordinated Indebtedness Permitted Payments in accordance with the terms of the Acon Notes Subordination Agreement), or any other Subordinated Indebtedness in violation of the subordination provisions thereof or any subordination agreement with respect thereto;

(iii) amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN, except that a Loan Party may (A) change its name, jurisdiction of organization, organizational identification number or FEIN in connection with a transaction permitted by Section 7.02(c) and (B) change its name upon at least 15 days’ prior written notice by the Administrative Borrower to the Collateral Agent (or such shorter period as may be approved by the Collateral Agent in its sole discretion) of such change and so long as, at the time of such written notification, such Person provides any financing statements or fixture filings necessary to perfect and continue perfected the Collateral Agent’s Liens;

(iv) amend, modify or otherwise change any of its Governing Documents, including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Equity Interests (including any shareholders’ agreement), or enter into any new agreement with respect to any of its Equity Interests, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iv) that either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or

(v) agree to any amendment, modification or other change to or waiver of any of its rights under any Material Contract if such amendment, modification, change or waiver would be adverse in any material respect to any Loan Party or any of its Subsidiaries or the Agent and the Lenders.

(n) Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act.

(o) Compromise of Accounts Receivable. Compromise or adjust any material amount of the Accounts Receivable (or extend the time of payment with respect to any material amount of the Accounts Receivable), or accept any material returns of Inventory or grant any material discounts, allowances or credits or permit any of its Subsidiaries that are Loan Parties to do so other than as may be approved by the Administrative Agent in its sole discretion or (x) in the ordinary course of its business or (y) any such action outside the ordinary course of business made in the commercially reasonable business judgment of any Borrower exercised in good faith provided that (1) no such non-ordinary course of business action may involve any amount exceeding $5,000,000 in any one case and (2) in the event any one or more action(s) occurring during any period between delivery of Borrowing Base Certificates that involves an amount of $500,000 individually or in the aggregate in respect of Eligible Accounts Receivable that were included in the most recently delivered Borrower Base Certificate, Borrowers will deliver an updated Borrowing Base Certificate to Administrative Agent within five (5) Business Days.

(p) [reserved].

(q) ERISA.

(i) Engage, or permit any ERISA Affiliate to engage, in any transaction described in Section 4069 of ERISA; (ii) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (iii) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.

(ii) Non-U.S. Plan. Fail to make any contribution required by applicable law or by the terms of any Non-U.S. Plan

(r) Environmental. Except as could not reasonably be expected to result in a Material Adverse Effect, permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except in compliance with Environmental Laws.

(s) Limitations on Negative Pledges. Enter into, incur or permit to exist, or permit any Loan Party to enter into, incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Loan Party to create, incur or permit to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation, except the following: (i) this Agreement and the other Loan Documents, (ii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 7.02(b) of this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iii) any customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets or of a Subsidiary pending such sale or other disposition; provided that such restrictions and conditions apply only to the assets or Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder, (iv) customary provisions in leases, licenses and contracts restricting the assignment or sublet thereof, and (v) restrictions arising under applicable law.

(t) Anti-Terrorism Laws. (i) None of the Loan Parties, nor any of their Affiliates or agents shall:

(A) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person in violation of any Anti-Terrorism Law,

(B) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the OFAC Sanctions Programs in violation of any Anti-Terrorism Law, or

(C) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the OFAC Sanctions Programs, the USA PATRIOT Act or any other Anti-Terrorism Law.

(ii) The Borrowers shall deliver to the Lenders any certification or other evidence reasonably requested from time to time by any Lender in its Permitted Discretion, confirming the Borrowers’ compliance with this Section 7.02(t).

(iii) Without limiting or contradicting (or being limited or contradicted by) the foregoing, Loan Parties further covenants and agree that: (i) no Covered Entity will engage in activities that provide basis for designation as a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws and (v) the Borrowers shall promptly notify the Agent in writing upon the occurrence of a Reportable Compliance Event.

Section 7.03 Financial Covenants. So long as the Obligations have not been Paid in Full, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

(a) Senior Leverage Ratio. Permit the Senior Leverage Ratio of the Ultimate Parent and its Subsidiaries, measured for the four consecutive Fiscal Quarter period ending as of the last day of each Fiscal Quarter of the Ultimate Parent and its Subsidiaries set forth below, to be greater than the ratio set forth opposite such date:

Fiscal Quarter Ending On or About	Senior Leverage Ratio
March 31, 2016	2.35:1.00
June 30, 2016	2.97:1.00
September 30, 2016	3.76:1.00
December 31, 2016	3.56:1.00
March 31, 2017	3.40:1.00
June 30, 2017	~~3.26~~3.50:1.00
September 30, 2017	~~3.25~~3.50:1.00
December 31, 2017	3.08:1.00
~~December~~March 31, ~~2017~~2018 and each Fiscal Quarter ended thereafter	2.83:1.00

(b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of the Ultimate Parent and its Subsidiaries, measured for the four consecutive Fiscal Quarter period ending as of the last day of each Fiscal Quarter of the Ultimate Parent and its Subsidiaries set forth below, to be less than the ratio set forth opposite such date:

Fiscal Quarter Ending On or About	Fixed Charge Coverage Ratio
March 31, 2016	1.05:1.00
June 30, 2016	1.05:1.00
September 30, 2016	1.05:1.00
December 31, 2016	1.10:1.00
March 31, 2017	1.10:1.00
June 30, 2017	1.10:1.00
September 30, 2017	1.10:1.00
December 31, 2017 and each Fiscal Quarter ended thereafter	1.10:1.00

ARTICLE VIII.

MANAGEMENT, COLLECTION AND STATUS OF

ACCOUNTS RECEIVABLE AND OTHER COLLATERAL

Section 8.01 Collection of Accounts Receivable; Management of Collateral. (a) The Loan Parties shall (i) establish and maintain cash management services of a type and on terms reasonably satisfactory to the Agents (it being understood that the cash management services in effect on the Effective Date are satisfactory to the Agents) at one or more of the banks set forth on Schedule 8.01 (each a “Cash Management Bank”) and (ii) deposit or cause to be deposited promptly, and in any event no later than the next Business Day after the date of receipt thereof, all proceeds in respect of any Collateral, all Collections (of a nature susceptible to a deposit in a bank account), and all other amounts received by any Loan Party (including payments made by Account Debtors directly to any Loan Party and remittances on credit card sales) into a Cash Management Account.

(b) Subject to Section 5.03(a) and 8.01(a), and except as otherwise agreed by the Agents, the Loan Parties shall, with respect to each Cash Management Account, deliver to the Collateral Agent a Cash Management Agreement with respect to such Cash Management Account. The Loan Parties shall not maintain cash, Cash Equivalents or other amounts in any deposit account or securities account, unless the Collateral Agent shall have received a Cash Management Agreement in respect of each such deposit account or securities account (other than accounts excluded from the definition of “Cash Management Accounts”).

(c) [Intentionally Omitted].

(d) Upon the terms and subject to the conditions set forth in a Cash Management Agreement with respect to a Cash Management Account, all amounts received in such Cash Management Account shall at the Collateral Agent’s direction be wired each Business Day into the applicable Administrative Agent’s Account, except that, so long as (i) no Event of Default has occurred and is continuing and (ii) average Availability is greater than ten percent (10%) of the then-existing Maximum Revolving Loan Amount during any consecutive 30 day period based on the most recently delivered Borrowing Base Certificate, no Agent will direct any Cash Management Bank to transfer funds in such Cash Management Account to the Administrative Agent’s Account. If the Collateral Agent is sweeping cash from the Cash Management Accounts into the Administrative Agent’s Account in accordance with the immediately preceding sentence, the Collateral Agent shall discontinue such cash sweep and allow the Loan Parties to withdraw cash from the Cash Management Accounts so long as (A) average Availability exceeds ten percent (10%) of the then-existing Maximum Revolving Loan Amount over 60 consecutive days based on the most recently delivered Borrowing Base Certificate and (B) the Cash Management Bank allows for the reversion of such cash dominion. For the avoidance of any doubt, during any cash dominion period as provided for in the preceding sentence, (x) Administrative Agent may sweep cash from any Cash Management Account maintained with Administrative Agent to the Administrative Agent’s Account, and may request that Collateral Agent (and upon any such request Collateral Agent shall) sweep cash from the Cash Management Accounts maintained with any bank or financial institution other than Administrative Agent to the Administrative Agent’s Account.

(e) So long as no Default or Event of Default has occurred and is continuing, the Borrowers may, upon notice to the Collateral Agent, amend Schedule 8.01(A) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to the Collateral Agent, and except in the case of accounts established with the Administrative Agent, the Collateral Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, the applicable Loan Party and such Cash Management Bank shall have executed and delivered to the Collateral Agent a Cash Management Agreement. Each Loan Party shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event, to the extent reasonably practicable, within 30 days of notice from the Collateral Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in any Agent’s Permitted Discretion, or that the operating performance, funds transfer, or availability procedures or performance of such Cash Management Bank with respect to Cash Management Accounts or the Collateral Agent’s liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in any Agent’s Permitted Discretion.

(f) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which the Loan Parties are hereby deemed to have granted a Lien to the Collateral Agent for the benefit of the Agents and the Lenders. All checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received directly by any Loan Party from any of its Account Debtors, as proceeds from Accounts Receivable of such Loan Party or (subject to the provisions of Section 2.05(c)(v) and (vii) with respect to the proceeds of Dispositions) as proceeds of any other Collateral shall be held by such Loan Party in trust for the Agents and the Lenders and if of a nature susceptible to a deposit in a bank account, upon receipt be deposited by such Loan Party in original form and no later than the next Business Day after receipt thereof into a Cash Management Account. During any time when the Agents are sweeping cash from the Cash Management Accounts pursuant to Section 8.01(d) above, no Loan Party shall commingle such collections with the proceeds of any assets not included in the Collateral. No checks, drafts or other instrument received by the Administrative Agent shall constitute final payment to the Administrative Agent unless and until such instruments have actually been collected.

(g) Nothing herein contained shall be construed to constitute any Agent as agent of any Loan Party for any purpose whatsoever, and the Agents shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents, by anything herein or in any assignment or otherwise, do not assume any of the obligations under any contract or agreement assigned to any Agent and shall not be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

Section 8.02 Covenant Re-Dating; Pledge of Credit. (a) No Loan Party shall re-date any invoice or sale or make sales on extended dating beyond that which is customary in the ordinary course of its business and in the industry; and (b) no Loan Party is or shall be entitled to pledge any Agent’s or any Lender’s credit on any purchases or for any purpose whatsoever.

Section 8.03 Collateral Custodian. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent or its designee may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent or its designee who shall have full authority to do all acts necessary to protect the Agents’ and the Lenders’ interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent or its designee may reasonably request to preserve the Collateral. All costs and expenses incurred by the Collateral Agent or its designee by reason of the employment of the custodian shall be the responsibility of the Borrowers and charged to the Loan Account.

ARTICLE IX.

EVENTS OF DEFAULT

Section 9.01 Events of Default. If any of the following Events of Default shall occur and be continuing:

(a) any Borrower shall fail to pay any principal of or interest on any Loan, any Agent Advance, any Reimbursement Obligation or any fee, indemnity or other amount payable under this Agreement or any other Loan Document when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and, in the case of interest, fees and indemnities, such failure continues for a period of three Business Days; provided that, in the case of any mandatory prepayment of principal in respect of the Revolving Loans under Section 2.05(c)(i) that becomes due and payable solely because of the imposition by Administrative Agent of a new Reserve, no Event of Default shall arise under this paragraph (a) until any failure to pay such mandatory prepayment shall continue for a period of ten (10) Business Days;

(b) any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate or other document delivered to any Agent, any Lender or the L/C Issuer pursuant to any Loan Document, which representation or warranty is subject to a materiality or a Material Adverse Effect qualification, shall have been incorrect in any respect when made or deemed made; or any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate or other document delivered to any Agent, any Lender or the L/C Issuer pursuant to any Loan Document, which representation or warranty is not subject to a materiality or a Material Adverse Effect qualification, shall have been incorrect in any material respect when made or deemed made;

(c) any Loan Party shall fail to perform or comply with any covenant or agreement contained in (i) Sections 7.01(a)(xi), 7.01(d)(i)(A), 7.01(f), 7.01(n), 7.02, 7.03 or ARTICLE VIII, (ii) Section 7.01(a)(xii) and Section 7.01(b), and such failure, if capable of being remedied, shall remain unremedied for 5 days after the earlier of the date a Senior Officer of any Loan Party becomes aware of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party and (iii) Sections 7.01(a)(i), 7.01(a)(iii), 7.01(a)(iv), 7.01(a)(v), 7.01(a)(vi), 7.01(a)(vii), 7.01(a)(x), 7.01(a)(xiii), 7.01(a)(xiv), 7.01(h) and 7.01(l), and such failure, if capable of being remedied, shall remain unremedied for 3 Business Days after the earlier of the date a Senior Officer of any Loan Party becomes aware of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party, provided that Borrower may not exercise its rights of remedy under this clause (iii) more than one time in any calendar year;

(d) any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 30 days after the earlier of the date a Senior Officer of any Loan Party becomes aware of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party;

(e) any Loan Party or any of its Subsidiaries shall fail to pay any of its Indebtedness in excess of $2,500,000 (it being understood that, to the extent constituting Indebtedness, obligations in relation to the Funko Earnout that are paid within the time frame provided for in the Funko LLC Agreement through the issuance of Funko Earnout Preferred Equity shall not constitute a failure to pay such Indebtedness), or any payment of principal, interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

(f) any Loan Party or any of its Subsidiaries (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

(g) any proceeding shall be instituted against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, suspension of payments, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian, administrator or other similar official for any such Person or for any substantial part of its property, and, in the case of the Loan Parties, either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

(h) [Intentionally Omitted].

(i) any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

(j) any Security Document, any Mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any Collateral purported to be covered thereby;

(k) one or more judgments, orders or awards (or any settlement of any claim that, if breached, could result in a judgment, order or award) for the payment of money exceeding $2,500,000 in the aggregate shall be rendered against any Loan Party and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement, (ii) there shall be a period of 30 consecutive days after entry thereof during which a stay of enforcement of any such judgment, order, award or settlement, by reason of a pending appeal or otherwise, shall not be in effect, (iii) at any time during which a stay of enforcement of any such judgment, order, award or settlement, by reason of a pending appeal or otherwise, is in effect, such judgment, order, award or settlement is not bonded to the extent required to keep such stay in effect or (iv) any Lien arising from any such judgment, order, award or settlement over the assets of any Loan Party becomes enforceable and any step (including the taking of possession or the appointment of a receiver, managers or similar person) is taken to enforce that Lien; provided, however, that any such judgment, order, award or settlement shall not give rise to an Event of Default under this subsection (k) if and for so long as (A) the amount of such judgment, order, award or settlement is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment, order, award or settlement;

(l) any cessation of a substantial part of the business of any Loan Party for a period which could reasonably be expected to have a Material Adverse Effect on the ability of the Loan Parties to continue its business on a profitable basis;

(m) the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Loan Party, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

(n) the indictment of any Loan Party under any criminal statute, or commencement of criminal or civil proceedings against any Loan Party or any of its Subsidiaries, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person;

(o) any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Loan Party by any Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the Termination Event is reasonably anticipated to result in liability in excess of $2,500,000; or

(p) a Change of Control shall have occurred;

then, and in any such event, the any Agent may, and shall at the request of the Required Lenders, by notice to the Administrative Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans and Reimbursement Obligations then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all Loans and Reimbursement Obligations, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, together with the payment of the Applicable Prepayment Premium (if any) with respect to the Commitments so terminated and the Loans so repaid, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 9.01 with respect to any Loan Party, without any notice to any Loan Party or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans and Reimbursement Obligations then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party. Subject to Section 4.03(b), the Administrative Agent may, after the occurrence and during the continuation of any Event of Default, require the Borrowers to Cash Collateralize each Letter of Credit then outstanding.

Notwithstanding anything to the contrary contained in Section 9.01, if the Loan Parties fail to comply with any financial covenant set forth in Section 7.03 as of any date or for any period, until the expiration of the tenth (10th) Business Day following the date on which financial statements are required to be delivered with respect to the applicable Fiscal Quarter hereunder, the Ultimate Parent may sell or issue common Qualified Equity Interest of the Ultimate Parent (the “Permitted Cure Stock”) the proceeds of which shall be deemed to increase Consolidated EBITDA (solely for purposes of Section 7.03(a) and (b) and not for any other purpose) on a dollar-for-dollar basis for the Fiscal Quarter most recently ended, with the effect that such financial covenants shall be recalculated on a pro forma basis, and, if after giving effect to such recalculation, the Borrowers are in compliance with such financial covenants, the Borrowers shall be deemed to have satisfied such financial covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith;

provided, however, that (i) such proceeds do not exceed the aggregate amount necessary to cure such Event of Default under Section 7.03(a) and (b) for the applicable period, (ii) the cure right under this paragraph shall be available up to four non-consecutive times during the term of this Agreement, (iii) the amount of proceeds arising from the issuance of the Permitted Cure Stock shall not represent more than 20% of Ultimate Parent’s TTM Consolidated EBITDA for the most recently ended Fiscal Quarter, (iv) Indebtedness shall not be deemed reduced by any payment made pursuant to Section 2.05(c)(ix) at any time that such related Consolidated EBITDA increase pursuant to this paragraph exists and (v) during the 10 Business Day period referred to above, neither the Administrative Agent nor any Lender may exercise any rights or remedies under Section 9.01 (or under any other Loan Document) on the basis of any actual or purported Event of Default under Section 9.01(c).

ARTICLE X.

AGENTS

Section 10.01 Appointment. Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints and authorizes the Administrative Agent and the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders for any Agent’s inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; and (viii) subject to Section 10.03 of this Agreement, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all makers of Loans; provided, however, that the L/C Issuer shall not be required to refuse to honor a drawing under any Letter of Credit and the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

(b) Nature of Duties; Delegation. (a) The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If any Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders have instructed such Agent to act or refrain from acting pursuant hereto.

(b) Each Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Lender). Any such Person shall benefit from this Article X to the extent provided by the applicable Agent.

(c) An Agent may employ agents and attorneys in fact and shall not be liable for the default or misconduct of any such agents or attorneys in fact selected by such Agent with reasonable care.

Section 10.02 Rights, Exculpation, Etc. The Agents and their directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Loan as the owner thereof until the Agents receive written notice of the assignment or transfer thereof, pursuant to Section 12.07 hereof, signed by such payee and in form reasonably satisfactory to the Agents; (ii) may consult with legal counsel (including, without limitation, counsel to any Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.03, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders (unless unanimity is required). Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (unless unanimity is required).

Section 10.04 Reliance. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

Section 10.05 Indemnification. To the extent that any Agent or the L/C Issuer is not reimbursed and indemnified by any Loan Party, and whether or not such Agent or the L/C Issuer has made demand on any Loan Party for the same, the Lenders will, within five days of written demand by such Agent or the L/C Issuer, reimburse and indemnify such Agent and the L/C Issuer from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, client charges and expenses of counsel or any other advisor to such Agent or the L/C Issuer), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent or the L/C Issuer in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent or the L/C Issuer under this Agreement or any of the other Loan Documents, in proportion to each Lender’s Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 10.08; provided, however, that (a) no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final non-appealable judicial determination that such liability resulted from such Agent’s or the L/C Issuer’s gross negligence or willful misconduct, and (b) only the Revolving Loan Lenders shall be obligated to indemnify the L/C Issuer for any amounts owing to the L/C Issuer pursuant to this Section 10.05. The obligations of the Lenders under this Section 10.05 shall survive the Payment in Full of the Loans and the termination of this Agreement.

Section 10.06        Agents Individually. With respect to its Pro Rata Share of the Total Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms “Lenders” or “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and their Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.

Section 10.07        Successor Agent. (a) Any Agent may at any time give at least thirty (30) (or, if the Total Revolving Credit Commitment is reduced to zero, ten (10)) days prior written notice of its resignation to the Lenders, the L/C Issuer and the Administrative Borrower, provided that, if the continuing Agent assumes all of the resigning Agent’s duties hereunder, such resigning Agent may provide notice on the effective date of its resignation. Upon receipt of any such notice of resignation, (i) the Required Lenders shall have the right, with the consent of the Administrative Borrower (which consent shall not be unreasonably withheld or delayed nor shall it be required during the existence of an Event of Default), to appoint a successor Collateral Agent, and (ii) the Collateral Agent shall have the right, with the consent of the Required Revolving Loan Lenders and of the Administrative Borrower (which consent shall not be unreasonably withheld or delayed nor shall it be required during the existence of an Event of Default), to appoint a successor Administrative Agent. If no such successor Agent shall have been so appointed by the Required Lenders or Collateral Agent, as applicable, and shall have accepted such appointment within thirty (30) (or, if the Total Revolving Credit Commitment is reduced to zero, ten (10)) days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders and the L/C Issuer, appoint a successor Agent. Whether or not a successor Agent has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) With effect from the Resignation Effective Date, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by such Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through such retiring Agent shall instead be made by or to the surviving Agent directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s Agent’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article, Section 12.04 and Section 12.16 shall continue in effect for the benefit of such retiring Agent in respect of any actions taken or omitted to be taken by it while the retiring Agent was acting as Agent.

Section 10.08 Collateral Matters.

(a) Each Agent may from time to time make such disbursements and advances (“Agent Advances”) which such Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Loans, Reimbursement Obligations, Letter of Credit Obligations and other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 12.04. The Agent Advances shall be repayable on demand and be secured by the Collateral and shall bear interest at a rate per annum equal to the rate then applicable to Revolving Loans that are Reference Rate Loans. The Agent making any Agent Advances shall notify the other Agent, each Lender and the Administrative Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Agent making any Agent Advances, upon such Agent’s demand, in the currency in which the respective Agent Advance was made in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Agent Advance subject to the terms of, the Agreement Among Lenders, provided that any such amount advanced by a Lender shall be deemed a Loan hereunder. If such funds are not made available to such Agent by such Lender, such Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to such Agent, at the Federal Funds Effective Rate for three Business Days and thereafter at the Reference Rate.

(b) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Total Commitment and Payment in Full of the Obligations; or constituting property being sold or disposed of in the ordinary course of any Loan Party’s business or otherwise in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the applicable Lenders required pursuant to Section 12.02. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.08(b).

(c) Without in any manner limiting the Collateral Agent’s authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 10.08(b). Upon the prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary or reasonably requested by any Loan Party to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Agents and the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

(d) Anything contained in any of the Loan Documents to the contrary notwithstanding but subject to the Agreement Among Lenders, the Loan Parties, each Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral under any Loan Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Collateral Agent for the benefit of the Lenders in accordance with the terms thereof, (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and (iii) the Collateral Agent, as agent for and representative of the Agents and the Lenders (but not any other Agent or any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled (either directly or through one or more acquisition vehicles) for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral to be sold (A) at any public or private sale, (B) at any sale conducted by the Collateral Agent under the provisions of the Uniform Commercial Code (including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code), (C) at any sale or foreclosure conducted by the Collateral Agent (whether by judicial action or otherwise) in accordance with applicable law or (D) any sale conducted pursuant to the provisions of any Debtor Relief Law (including Section 363 of the Bankruptcy Code), to use and apply all or any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale.

(e) The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein and in the Agreement Among Lenders.

Section 10.09 Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party. Should the Administrative Agent or any Lender obtain possession or control of any such Collateral, the Administrative Agent or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent’s instructions. In addition, the Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

Section 10.10 No Reliance on any Agent’s Customer Identification Program Certifications From Banks and Participants; USA PATRIOT Act.

(a) Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on any Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other requirements imposed by the USA PATRIOT Act or the regulations issued thereunder, including the regulations set forth in 31 CFR § 103.121, as hereafter amended or replaced (“CIP Regulations”), or any other Anti-Terrorism Laws or the equivalent on any applicable jurisdiction, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or other regulations issued under the USA PATRIOT Act. Each Lender, Affiliate, participant or assignee subject to Section 326 of the USA PATRIOT Act will perform the measures necessary to satisfy its own responsibilities under the CIP Regulations or any equivalent provisions in any applicable jurisdiction.

(b) Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to each Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Effective Date, and (2) as such other times as are required under the USA PATRIOT Act.

(c) The USA PATRIOT Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, any Agent or Lender may from time to time request, and each Loan Party shall provide to such Agent or Lender, such Borrower’s name, address, tax identification number and/or such other identifying information as shall be necessary for Lender to comply with the USA PATRIOT Act and any other Anti-Terrorism Law.

Section 10.11 No Third Party Beneficiaries. The provisions of this Article are solely for the benefit of the Agents, the Lenders and the L/C Issuer, and, except as provided in Sections 10.07 and 10.08, no Loan Party shall have rights as a third-party beneficiary of any of such provisions.

Section 10.12 No Fiduciary Relationship. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 10.13 Reports; Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender:

(a) is deemed to have requested that each Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report with respect to the Ultimate Parent or any of its Subsidiaries (each, a “Report”) prepared by or at the request of such Agent, and each Agent shall so furnish each Lender with each such Report,

(b) expressly agrees and acknowledges that the Agents (i) do not make any representation or warranty as to the accuracy of any Reports, and (ii) shall not be liable for any information contained in any Reports,

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that any Agent or other party performing any audit or examination will inspect only specific information regarding the Ultimate Parent and its Subsidiaries and will rely significantly upon the Ultimate Parent’s and its Subsidiaries’ books and records, as well as on representations of their personnel,

(d) agrees to keep all Reports and other material, non-public information regarding the Ultimate Parent and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 12.21, and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold any Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrowers, and (ii) to pay and protect, and indemnify, defend and hold any Agent and any other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by any such Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

(f) If another division or department of an Agent receives information, it may be treated as confidential to that division or department and the relevant Agent will not be deemed to have notice of it.

Section 10.14 Conduct of business by the Lenders and Agents. No provision of this Agreement will: (a) interfere with the right of any Lender or Agent to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (b) oblige any Lender or Agent to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or (c) oblige any Lender or Agent to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Taxes.

ARTICLE XI.

GUARANTY

Section 11.01 Guaranty.

(a) Each Loan Party hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due and payable (whether at stated maturity, on demand, by acceleration or otherwise), of all Obligations of the Borrowers, now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding with respect to any Borrower, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding), Letter of Credit Obligations, fees, commissions, expense reimbursements, indemnifications or otherwise, and whether accruing before or subsequent to the commencement of any Insolvency Proceeding with respect to any Borrower (notwithstanding the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code), and the due performance and observance by the Borrowers of their other Obligations now or hereafter existing in respect of the Loan Documents (such Obligations, to the extent not paid or performed by the Borrowers, being the ”Guaranteed Obligations”, and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agents, the Lenders, the Bank Product Providers and the L/C Issuer in enforcing any rights under the guaranty set forth in this ARTICLE XI.

(b) Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the applicable Guaranteed Obligations and would be owed by the Borrowers to the Agents, the Lenders, the Bank Product Providers and the L/C Issuer under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the Borrowers. Notwithstanding any of the foregoing, Guaranteed Obligations shall not include any Excluded Hedge Liabilities. In no event shall the obligation of any Guarantor hereunder exceed the maximum amount such Guarantor could guarantee under any Debtor Relief Law.

Section 11.02 Guaranty Absolute. Each Loan Party jointly and severally guarantees that the Guaranteed Obligations, will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agents, the Lenders, the Bank Product Providers or the L/C Issuer with respect thereto. Each Guarantor party hereto agrees that this ARTICLE XI constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Agent or any Lender to any Collateral. The obligations of each Guarantor under this ARTICLE XI are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor party hereto to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor party hereto under this ARTICLE XI shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor party hereto hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the applicable Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the applicable Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise and/or the making available of additional or new type of extensions of credit to any Loan Party that are of a different kind or nature from the types of extensions of credit available to the Loan Parties (or any of them) under the Loan Documents on the Effective Date;

(c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the applicable Guaranteed Obligations;

(d) the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including, without limitation, any Agent, any Lender, any Bank Product Provider or the L/C Issuer;

(e) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

(f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agents, the Lenders, the Bank Product Providers or the L/C Issuer that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This ARTICLE XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agents, the Lenders, the Bank Product Providers, the L/C Issuer or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

Section 11.03 Waiver. Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this ARTICLE XI and any requirement that the Agents, the Lenders, the Bank Product Providers or the L/C Issuer exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (iii) any right to compel or direct any Agent, any Lender, any Bank Product Provider or the L/C Issuer to seek payment or recovery of any amounts owed under this ARTICLE XI from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that any Agent, any Lender, any Bank Product Provider, any Bank Product Provider or the L/C Issuer protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense available to any Guarantor. Each Guarantor agrees that the Agents, the Lenders, the Bank Product Providers and the L/C Issuer shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Guaranteed Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this ARTICLE XI, and acknowledges that this ARTICLE XI is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

Section 11.04 Continuing Guaranty; Assignments. This ARTICLE XI is a continuing guaranty and shall (a) in the case of each Loan Party, remain in full force and effect until the later of the Payment in Full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this ARTICLE XI and the Final Maturity Date and (b) inure to the benefit of and be enforceable by the Agents, the Lenders, the Bank Product Providers and the L/C Issuer and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, its Loans, the Reimbursement Obligations and the Letter of Credit Obligations owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.07.

Section 11.05 Subrogation. No Guarantor party hereto will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this ARTICLE XI, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agents, the Lenders, the Bank Product Providers and the L/C Issuer against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations, and all other amounts payable under this ARTICLE XI shall have been Paid in Full and the Final Maturity Date shall have occurred. If any amount shall be paid to any Guarantor party hereto in violation of the immediately preceding sentence at any time prior to the later of (x) the Payment in Full of the Guaranteed Obligations, and all other amounts payable under this ARTICLE XI and (y) the Final Maturity Date, such amount shall be held in trust for the benefit of the Agents, the Lenders, the Bank Product Providers and the L/C Issuer and shall forthwith be paid to the Agents, the Lenders, the Bank Product Providers and the L/C Issuer to be credited and applied to the Guaranteed Obligations, and all other amounts payable under this ARTICLE XI, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations, or other amounts payable under this ARTICLE XI thereafter arising. If (i) any Guarantor party hereto shall make payment to the Agents. the Lenders, the Bank Product Providers and the L/C Issuer of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations, and all other amounts payable under this ARTICLE XI shall be Paid in Full and (iii) the Final Maturity Date shall have occurred, the Agents, the Lenders, the Bank Product Providers and the L/C Issuer will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor party hereto of an interest in the Guaranteed Obligations, resulting from such payment by such Guarantor party hereto.

ARTICLE XII.

MISCELLANEOUS

Section 12.01 Notices, Etc.

(a) Notices Generally. All notices and other communications provided for hereunder shall be in writing and shall be mailed (certified mail, postage prepaid and return receipt requested), telecopied or delivered by hand, Federal Express or other reputable overnight courier, if to any Loan Party, at the following address:

if to a Borrower, to it at the following address:

Funko, LLC

Funko Holdings LLC

~~1202 Shuksan Way~~2802 Wetmore Avenue

Everett, ~~WA 98203~~Washington 98201

with a copy to:

c/o ACON Equity Management, LLC

1133 Connecticut Avenue, NW, Suite 700

Washington, DC 20036

Attention: Mr. Ken Brotman

Telecopy: 202.454.1101

Telephone: 202.454.1111

with a copy to:

Hogan Lovells US LLP

Columbia Square

555 Thirteenth Street, NW

Washington, DC 20004

Attention: Gordon C. Wilson, Esq.

Telecopy: 202-637-5910

Telephone: 202-637-5711

if to the Administrative Agent, to it at the following address:

PNC Bank, National Association

1600 Market Street

Philadelphia, PA 19103

Attention: Brandon Schmoyer

Telephone: 215.585.6960

Telecopier: 215.585.4771

with a copy to:

PNC Bank, National Association

PNC Agency Services

PNC Firstside Center

500 First Avenue, 4th Floor

Pittsburgh, PA 15219

Attention:    Lisa Pierce

Telephone:  (412) 762-6442

Facsimile:    (412) 762-8672

with a copy to:

Hahn & Hessen LLP

488 Madison Avenue

New York, NY 10022

Attention: Steven J. Seif, Esq.

Telephone: 212-478-7200

Telecopier: 212-478-7400

if to the Collateral Agent, to it at the following address:

Cerberus Business Finance, LLC

875 Third Avenue

New York, New York 10022

Attention: Gerald M. Daniello

Telephone: 212-284-7810

Telecopier: 212-284-7906

in each case, with a copy to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: Eliot L. Relles, Esq.

Telephone: 212-756-2000

Telecopier: 212-593-5955

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01. All such notices and other communications shall be effective, (i) if mailed (certified mail, postage prepaid and return receipt requested), when received or 3 days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered by hand, Federal Express or other reputable overnight courier, upon delivery, except that notices to any Agent or the L/C Issuer pursuant to ARTICLE II and ARTICLE III shall not be effective until received by such Agent or the L/C Issuer, as the case may be.

(b) Electronic Communications.

(i) Each Agent, Administrative Borrower and Administrative Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) in accordance with clause (b)(ii) below or otherwise pursuant to procedures approved by the Agents, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to ARTICLE II and ARTICLE III if such Lender or the L/C Issuer, as applicable, has notified the Agents that it is incapable of receiving notices under such Article by electronic communication.

(ii) Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

Section 12.02 Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (x) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Agents and the Lenders or extending an existing Lien over additional property, by the Agents and the Borrowers (or by the Administrative Borrower on behalf of the Borrowers), (y) in the case of any other waiver or consent but subject to the Agreement Among Lenders, by the Required Lenders (or by the Collateral Agent with the consent of the Required Lenders) and (z) in the case of any other amendment but subject to the Agreement Among Lenders, by the Required Lenders (or by the Collateral Agent with the consent of the Required Lenders) and the Borrowers (or by the Administrative Borrower on behalf of the Borrowers), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:

(i) increase any Commitment of any Lender, reduce the principal of, or interest on, the Loans or the Reimbursement Obligations payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any scheduled date fixed for any payment of principal of, or interest or fees on, the Loans or Letter of Credit Obligations payable to any Lender, in each case, without the written consent of such Lender;

(ii) [reserved];

(iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender;

(iv) amend the definition of “Required Lenders” or “Pro Rata Share” without the written consent of each Lender;

(v) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Agents and the Lenders, or release any Borrower or any Guarantor, in each case, without the written consent of each Lender (except as otherwise provided in this Agreement and the other Loan Documents);

(vi) amend, modify or waive Section 2.01(b)(i), Section 2.01(c), Section 2.05(c), Section 4.02, Section 4.03, Section 5.02 (it being understood, however, that this clause (vi) shall not impact the effectiveness of any waiver of a Default or Event of Default, including for purposes of Section 5.02), Section 10.08, Section 12.07(b) or this Section 12.02 of this Agreement without the written consent of each Lender;

(vii) amend the definition of “Bank Product Provider”, “Bank Product Obligations” (or any defined term used therein or any provision expressly relating to Bank Product Obligations), “Bank Product Reserve”, “Cash Collateralize” (or any provision hereof relating to the Cash Collateralization of Letter of Credit Obligations), “Excluded Hedge Liability” (or any defined term used therein or any provision expressly relating to Excluded Hedge Liabilities), “Letter of Credit Sublimit”, “Interest Rate Hedging Obligations” (or any provision expressly relating to Interest Rate Hedging Obligations), “Lender-Provided Hedge Agreement”, or “Permitted Discretion” (as used with respect to the Administrative Agent), in each case, without the written consent of the Required Revolving Loan Lenders, the Required Lenders; or

(viii) amend the definition of “Availability”, “Book Value”, “Borrowing Base” (or any defined term used therein), “Eligible Accounts Receivable”, “Eligible Domestic Accounts Receivable”, Eligible Foreign Accounts Receivable”, “Eligible Domestic In-Transit Inventory” (or any defined term used therein), “Eligible Foreign In-Transit Inventory” (or any defined term used therein), “Eligible Inventory”, “Eligible Special Inventory”, “Dilution”, “Dilution Reserves”, “Net Amount of Eligible Accounts Receivable”, “Permitted Special Inventory Amount” or “Reserves” (or any defined term for any particular reserve referenced therein)), in each case, without the written consent of the Required Revolving Loan Lenders and the Required Lenders.

Notwithstanding the foregoing, (A) no amendment, waiver or consent shall, unless in writing and signed by an Agent or the L/C Issuer, affect the rights or duties of such Agent or the L/C Issuer (but not in its capacity as a Lender) under this Agreement or the other Loan Documents, (B) any amendment, waiver or consent to any provision of this Agreement (including Sections 4.01 and 4.02) that permits any Loan Party, any Permitted Holder or any of their respective Affiliates to purchase Loans on a non-pro rata basis, become an eligible assignee pursuant to Section 12.07 and/or make offers to make optional prepayments on a non-pro rata basis shall require the prior written consent of the Required Lenders rather than the prior written consent of each Lender directly affected thereby and (C) the consent of the Borrowers shall not be required to change any order of priority set forth in Section 4.03. Notwithstanding anything to the contrary herein, no Defaulting Lender, Loan Party, Permitted Holder or any of their respective Affiliates that is a Lender shall have any right to approve or disapprove any amendment, waiver or consent under the Loan Documents and any Loans held by such Person for purposes hereof shall be automatically deemed to be voted pro rata according to the Loans of all other Lenders in the aggregate (other than such Defaulting Lender, Loan Party, Permitted Holder or Affiliate).

(b) If any action to be taken by the Lenders hereunder requires the consent, authorization, or agreement of all of the Lenders or any Lender affected thereby, such consent, authorization or agreement is provided by the Required Lenders and a Lender (the “Holdout Lender”) fails to give its consent, authorization, agreement, then the Collateral Agent may, or at the request of the Administrative Borrower, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute lenders (each, a “Replacement Lender”), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 12.07(b). Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make its Pro Rata Share of Loans.

Section 12.03 No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

Section 12.04 Expenses; Taxes; Attorneys’ Fees. The Borrowers will pay, not later than 15 days after receipt of a reasonably detailed invoice therefor, all reasonable and documented out-of-pocket costs and expenses incurred by or on behalf of each Agent (and, in the case of clauses (d), (e), (f), (j), (k) and (l) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable and documented out-of-pocket fees, costs, client charges and expenses of counsel for each Agent (and, in the case of clauses (d), (e), (f), (j), (k) and (l) below, each Lender, provided that the obligation to reimburse expenses of counsel shall be limited to one law firm for each Agent and, in the event of a conflict of interest, one additional law firm, together with one additional counsel in each applicable jurisdiction), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, the rating of the Loans, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in Section 7.01(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of the Agents’ or any of the Lenders’ rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents’ or the Lenders’ claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (k) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of any Loan Party, (l) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien, (m) [intentionally deleted], or (n) the receipt by any Agent or any Lender of any advice from any accountants, auditors, appraisers, advisors or consultants with respect to any of the foregoing; provided, however, the foregoing to the contrary notwithstanding, that no Loan Party shall have any obligation to any Agent or any Lender under this Section 12.04 with respect to any Environmental Liabilities and Costs to the extent excluded from the obligations pursuant to Section 12.16(b) or with respect to any other obligations to the extent that such obligations (i) are caused by the gross negligence, bad faith or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction, (ii) arise from any dispute between or among any agent or any Lender, on the one hand, and ACON and/or the Borrowers or any of their Affiliates, on the other hand, to the extent that ACON and/or the Borrowers or any of their Affiliates prevails in such dispute, as determined by a final judgment of a court of competent jurisdiction, and (iii) any dispute solely among the Agents and Lenders and not involving the Loan Parties. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrowers agree to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by any Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrowers agree to save each Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Borrowers agree to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, and (z) if the Borrowers fail to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed not later than 15 days after receipt of a reasonably detailed invoice therefor. The obligations of the Borrowers under this Section 12.04 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

Section 12.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any and all other Indebtedness at any time owing by such Agent or such Lender to or for the credit or the account of any Loan Party against any and all Obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such Obligations may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.03 and, pending such payment, shall be segregated by such Defaulting

Lender from its other funds and deemed held in trust for the benefit of the Agents and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

Section 12.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.07 Assignments and Participations.

(a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights or Obligations hereunder or under the other Loan Documents without the prior written consent of each Lender and any such assignment without the Lenders’ prior written consent shall be null and void.

(b) Each Lender may (x) with the written consent of the Collateral Agent assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Term Loan ~~B~~A-1 Commitment and any Term Loan made by it and (y) with the written consent of each Agent, assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Revolving Credit Commitment and the Revolving Loans made by it; provided, however, that (i) such assignment shall require the prior consent of the Administrative Borrower (which consent shall not (1) be unreasonably withheld, conditioned or delayed nor shall it be required during the existence of an Event of Default or (2) required in connection with an assignment to Fortress Credit Corp. or any of its Affiliates or Related Funds), (ii) such assignment is in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender’s Commitment) (except such minimum amount shall not apply to an assignment by a Lender to (x) a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (y) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $5,000,000 or a multiple of $1,000,000 in excess thereof), (iii) except as provided in the last sentence of this Section 12.07(b), the parties to each such assignment shall execute and deliver to the Collateral Agent and the Administrative Borrower (and the Administrative Agent, if applicable), for their acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Collateral Agent, for the benefit of the Collateral Agent, a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender) and (iv) no written consent of the Collateral Agent, the Administrative Agent or the Administrative Borrower shall be required (1) in connection with any assignment by a Lender to a Lender, an Affiliate of such Lender, a Related Fund of such Lender or (2) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance and recordation on the Register, which effective date shall be at least 3 Business Days after the delivery thereof to the Collateral Agent, the Administrative Borrower and the Administrative Agent (or such shorter period as shall be agreed to by the Collateral Agent, the Administrative Borrower, the Administrative Agent and the parties to such assignment), (A) the assignee thereunder shall become a “Lender” hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Notwithstanding anything to the contrary contained in this Section 12.07(b), a Lender may assign any or all of its rights under the Loan Documents to an Affiliate of such Lender or a Related Fund of such Lender without delivering an Assignment and Acceptance to the Agents or to any other Person (a “Related Party Assignment”); provided, however, that (I) the Borrowers and the Administrative Agent may continue to deal solely and directly with such assigning Lender until an Assignment and Acceptance has been delivered to the Administrative Agent for recordation on the Register, (II) the

Collateral Agent may continue to deal solely and directly with such assigning Lender until receipt by the Collateral Agent of a copy of the fully executed Assignment and Acceptance pursuant to Section 12.07(e), (III) the failure of such assigning Lender to deliver an Assignment and Acceptance to the Agents shall not affect the legality, validity, or binding effect of such assignment, and (IV) an Assignment and Acceptance between the assigning Lender and an Affiliate of such Lender or a Related Fund of such Lender shall be effective as of the date specified in such Assignment and Acceptance and recordation on the Related Party Register referred to in the last sentence of Section 12.07(d) below.

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

(d) The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans (and stated interest thereon) (the “Registered Loans”) and Letter of Credit Obligations owing to each Lender from time to time. Subject to the last sentence of this Section 12.07(d), the entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any of the Administrative Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice. In the case of an assignment pursuant to the last sentence of Section 12.07(b) as to which an Assignment and Acceptance is not delivered to the Administrative Agent, the assigning Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain, or cause to be maintained, a register (the “Related Party Register”) comparable to the Register on behalf of the Borrowers. The Related Party Register shall be available for inspection by the Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon receipt by the Administrative Agent of a completed Assignment and Acceptance, and subject to any consent required from the Administrative Agent, the Administrative Borrower or the Collateral Agent pursuant to Section 12.07(b) (which consent of the Collateral Agent must be evidenced by the Collateral Agent’s execution of an acceptance to such Assignment and Acceptance), the Administrative Agent shall accept such assignment, record the information contained therein in the Register and provide to the Collateral Agent a copy of the fully executed Assignment and Acceptance.

(f) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register or the Related Party Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register or the Related Party Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agents shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered on the Register as the owner thereof for the purpose of receiving all payments thereon, notwithstanding notice to the contrary.

(g) In the event that any Lender sells participations in a Registered Loan, such Lender shall, acting for this purpose as a non-fiduciary agent on behalf of the Borrowers, maintain, or cause to be maintained, a register, on which it enters the name of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the “Participant Register”). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by any of the Administrative Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(h) Any Non-U.S. Lender who purchases or is assigned or participates in any portion of such Registered Loan shall comply with Section 2.09(d).

(i) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments, the Loans made by it and its Pro Rata Share of the Letter of Credit Obligations); provided, that (i) such Lender’s obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans or Letter of Credit Obligations, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 10.08 of this Agreement or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of 0, Section 2.09 and Section 2.10 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender; provided that, at the time such participant is claiming benefits pursuant to Section 2.09, such participant shall comply all obligations under Section 2.09 as if it was a Lender thereunder.

(j) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or loans made to such Lender pursuant to securitization or similar credit facility (a ”Securitization”); provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. The Loan Parties shall cooperate with such Lender and its Affiliates to effect the Securitization including, without limitation, by providing such information as may be reasonably requested by such Lender in connection with the rating of its Loans or the Securitization.

Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

Section 12.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

Section 12.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. (a) EACH OF THE LOAN PARTIES HERETO AGREE THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.

(b) EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.01. SERVICE MAY BE MADE ON THE LOAN PARTIES, IN ANY SUCH ACTION OR PROCEEDING, BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADMINISTRATIVE BORROWERS AT THEIR RESPECTIVE ADDRESSES FOR NOTICES AS SET FORTH IN SECTION 12.01, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION.

(c) EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

Section 12.11 WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

Section 12.12 [Reserved].

Section 12.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

Section 12.14 Reinstatement; Certain Payments. If any claim is ever made upon any Agent, any Lender or the L/C Issuer for repayment or recovery of any amount or amounts received by such Agent, such Lender or the L/C Issuer in payment or on account of any of the Obligations, such Agent, such Lender or the L/C Issuer shall give prompt notice of such claim to each other Agent and Lender and the Administrative Borrower, and if such Agent, such Lender or the L/C Issuer repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Agent, such Lender or the L/C Issuer or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Agent, such Lender or the L/C Issuer with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Agent, such Lender or the L/C Issuer hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Agent, such Lender or the L/C Issuer.

Section 12.15 [Intentionally Omitted].

Section 12.16 Indemnification; Limitation of Liability for Certain Damages.

(a) General Indemnity for Obligations. In addition to each Loan Party’s other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Agent and each Lender and each of their Affiliates and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses, provided that the obligation to reimburse expenses of counsel shall be limited as provided in Section 12.04 incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) transactions contemplated by this Agreement, (iii) any Agent’s or any Lender’s furnishing of funds to the Borrowers for the account of the Borrowers under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans, (iv) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the “Indemnified Matters”); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter (i) caused by the gross negligence, bad faith or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction, (ii) to the extent arising from any dispute between or among any Indemnitees, on the one hand, and ACON and/or the Borrowers or any of their Affiliates, on the other hand, to the extent that ACON and/or the Borrowers or any of their Affiliates prevails in such dispute, as determined by a final judgment of a court of competent jurisdiction, and (iii) any dispute solely among Indemnities not involving the Loan Parties.

(b) Environmental Indemnity for Obligations. Each Loan Party agrees to, jointly and severally, defend, indemnify, and hold harmless the Indemnitees against any and all Environmental Liabilities and Costs and all other claims, demands, penalties, fines, liability (including strict liability), losses, damages, costs and expenses (including without limitation, reasonable legal fees and expenses, consultant fees and laboratory fees), arising out of (i) any Releases or threatened Releases (x) at any property presently or formerly owned or operated by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest, or (y) of any Hazardous Materials generated and disposed of by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (ii) any violations of Environmental Laws; (iii) any Environmental Action relating to any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or relating to any Release of Hazardous Materials by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; and (v) any breach of any warranty or representation regarding environmental matters made by the Loan Parties in Section 6.01(r) or the breach of any covenant made by the Loan Parties in Section 7.01(j). Notwithstanding the foregoing, the Loan Parties shall not have any obligation to any Indemnitee under this subsection (b) regarding any potential environmental matter covered hereunder which (x) is caused by the gross negligence, bad faith, or willful misconduct of such Indemnitee, (y) arose from Hazardous Materials brought on to any real property after any Indemnitee has taken title to or possession of such property, whether by foreclosure, deed-in-lieu thereof or otherwise, as determined by a final judgment of a court of competent jurisdiction, or (z) is attributable solely to acts of any of the Agents.

(c) The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees, respectively are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.16 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The indemnities set forth in this Section 12.16 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents. To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, any other agreement or instrument contemplated hereby or thereby, any Loan or the use of the proceeds thereof.

(d) The indemnities and waivers set forth in this Section 12.16 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

Section 12.17 Administrative Borrowers. Each Borrower hereby irrevocably appoints Funko as the agent and attorney-in-fact for the Borrowers (the “Administrative Borrower”), which appointment shall remain in full force and effect unless and until the Agents shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. It is understood that the handling of the Loan Account and Collateral of the Borrowers, in a combined fashion, as more fully set forth herein and subject to the limitations set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Agents nor the Lenders shall incur liability to the Borrowers as a result hereof. Each of the Borrowers expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Agents and the Lenders to do so, and in consideration thereof, each of the Borrowers, hereby jointly and severally agrees to indemnify the Indemnitees and hold the Indemnitees harmless against any and all liability, expense, loss or claim of damage or injury, made against such Indemnitee by any of the Borrowers or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of the Borrowers as herein provided, (b) the Agents and the Lenders relying on any instructions of the Administrative Borrower or the Administrative Borrowers, or (c) any other action taken by any Agent or any Lender hereunder or under the other Loan Documents.

Section 12.18 Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, including, without limitation, the fees payable under the Fee Letter, the Loan Servicing Fee, Unused Line Fee, the Letter of Credit Fee and the Applicable Prepayment Premium, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.

Section 12.19 Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, each Agent and each Lender and when the conditions precedent set forth in Section 5.01 hereof have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Agent and each Lender, and any assignment by any Lender shall be governed by Section 12.07 hereof.

Section 12.20 Interest. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be Paid in Full, refunded by such Agent or such Lender, as applicable, to the Borrowers); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be Paid in Full, refunded by such Agent or such Lender to the Borrowers). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until Payment in Full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 12.20 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.20.

For purposes of this Section 12.20 the term “applicable law” shall mean that law in effect from time to time and applicable to the loan transaction between the Borrowers, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

Section 12.21 Confidentiality. Each Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to keep confidential any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure by any Agent or any Lender of any such information (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, counsel, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential in accordance with this Section 12.21); (ii) to any other party hereto; (iii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 12.21; (iv) to the extent required by any Requirement of Law or judicial process or as otherwise requested by any Governmental Authority; (v) to examiners, auditors or accountants; (vi) in connection with any litigation to which any Agent or any Lender is a party; (vii) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (viii) to its lenders or financing providers; (ix) in connection with public filings, or (x) with the consent of the Administrative Borrower.

Section 12.22 Public Disclosure. Each Loan Party agrees that neither it nor any of its Affiliates will now or in the future issue any press release or other public disclosure using the name of an Agent, any Lender or any of their respective Affiliates or referring to this Agreement or any other Loan Document without the prior written consent of such Agent or such Lender, except to the extent that such Loan Party or such Affiliate is required to do so under applicable law (in which event, such Loan Party or such Affiliate will consult with such Agent or such Lender before issuing such press release or other public disclosure). Each Agent and each Lender agrees that neither it nor any of its Affiliates will now or in the future advertise the closing of the transactions contemplated by this Agreement, or otherwise make appropriate announcements of the financial arrangements entered into among the parties hereto, including, without limitation, on a home page or similar place for dissemination of information on the Internet or worldwide web, or in announcements commonly known as tombstones, in such trade publications, business journals, newspapers of general circulation without the prior written consent of the Administrative Borrower, except to the extent that such Agent or Lender is required to do so under applicable law (in which event, such Agent or Lender or such Affiliate will consult with the Administrative Borrower before taking such action).

Section 12.23 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

Section 12.24 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the entities composing the Borrowers, which information includes the name and address of each such entity and other information that will allow such Lender to identify the entities composing the Borrowers in accordance with the USA PATRIOT Act. Each Loan Party agrees to take such action and execute, acknowledge and deliver at its sole cost and expense, such instruments and documents as any Lender may reasonably require from time to time in order to enable such Lender to comply with the USA PATRIOT Act.

Section 12.25 Keepwell. Each Loan Party, if it is a Qualified ECP Loan Party, then jointly and severally, together with each other Qualified ECP Loan Party, hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 12.25 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 12.25, or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 12.25 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the other Loan Documents. Each Qualified ECP Loan Party intends that this Section 12.25 constitute, and this Section 12.25 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Borrower and Guarantor for all purposes of Section 1a(18(A)(v)(II) of the CEA .

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

FUNKO ACQUISITION HOLDINGS, L.L.C.

By:
Name:
Title:

FUNKO HOLDINGS LLC

By:
Name:
Title:

FUNKO, LLC

By:
Name:
Title:

COLLATERAL AGENT:

CERBERUS BUSINESS FINANCE, LLC

By:
Name:
Title:

ADMINISTRATIVE AGENT AND LENDER:

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

LENDERS:

CERBERUS NJ CREDIT OPPORTUNITIES FUND, L.P.

By:	Cerberus NJ Credit Opportunities GP, LLC,
its General Partner

By:
Name:
Title:

CERBERUS ASRS HOLDINGS LLC

By:
Name:
Title:

CERBERUS ICQ LEVERED LOAN OPPORTUNITIES FUND, L.P.

By:	Cerberus ICQ Levered Opportunities GP, LLC,
its General Partner

By:
Name:
Title:

CERBERUS KRS LEVERED LOAN OPPORTUNITIES FUND, L.P.

By:	Cerberus KRS Levered Opportunities GP, LLC,
its General Partner

By:
Name:
Title:

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CERBERUS PSERS LEVERED LOAN OPPORTUNITIES FUND, L.P.

By:	Cerberus PSERS Levered Opportunities GP, LLC, its General Partner

By:
Name:
Title~~:~~

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SCHEDULE 1.01(A)

LENDERS AND LENDERS’ COMMITMENTS

Lender	Revolving Loan Commitment		Term Loan A-1 Commitment	Initial Term Loan ~~A~~and First Amendment Term Loan Amount Outstanding as of the Amendment No. ~~3~~5 Effective Date		Term Loan B ~~Commitment~~ Amount Outstanding as of the Amendment No. 5 Effective Date		Total
PNC Bank, National Association	$	~~80,000,000.00~~ 100,000,000.00	—	~~$~~	—	~~$~~	—	$	~~80,000,000.00~~ 100,000,000.00
Cerberus ASRS Funding LLC	~~$~~	—	—	$	~~49,543,413.58~~ 47,843,549.52	$	~~—~~ 5,133,452.76	$	~~49,543,413.58~~ 52,977,002.28
Cerberus AUS Levered Holdings LP		—	—		$590,800.87		$584,540.90		$1,175,341.77
Cerberus AUS Levered II LP	~~$~~	—	—	$	~~7,642,142.55~~ 7,566,564.78	~~$~~	—	$	~~7,642,142.55~~ 7,566,564.78
Cerberus FSBA Levered LLC	~~$~~	—	—	$	~~3,232,594.04~~ 2,551,651.10	$	~~—~~ 3,090,176.33	$	~~3,232,594.04~~ 5,641,827.43
Cerberus ICQ Levered LLC	~~$~~	—	—	$	~~10,593,381.71~~ 9,228,152.44	$	~~—~~ 2,387,979.67	$	~~10,593,381.71~~ 11,616,132.11
Cerberus ICQ Levered II LLC		—	—		—		$1,363,430.14		$1,363,430.14
Cerberus ICQ Offshore Levered LP		—	—		$1,106,320.48		—		$1,106,320.48
Cerberus ICQ Offshore Loan Opportunities Master Fund, L.P.		—	—		—		$772,684.05		$772,684.05
Cerberus KRS Levered LLC	~~$~~	—	—	$	~~5,780,306.45~~ 5,576,640.04	$	~~—~~ 549,131.60	$	~~5,780,306.45~~ 6,125,771.64
Cerberus Loan Funding XV L.P.	~~$~~	—	—	$	~~12,208,525.04~~ 12,087,787.56	~~$~~	—	$	~~12,208,525.04~~ 12,087,787.56
Cerberus Loan Funding XVI LP	~~$~~	—	—	$	~~10,397,176.04~~ 10,294,352.08	~~$~~	—	$	~~10,397,176.04~~ 10,294,352.08
Cerberus Loan Funding XVII, Ltd.		$—	—	$	~~7,362,905.68~~ 7,290,089.46	$	~~—~~ 2,282,216.97	$	~~7,362,905.68~~ 9,572,306.43
Cerberus Loan Funding XVIII L.P.		—	—		$6,310,355.28		$6,410,720.55		$12,721,075.83

Lender	Revolving Loan Commitment		Term Loan A-1 Commitment	Initial Term Loan ~~A~~and First Amendment Term Loan Amount Outstanding as of the Amendment No. ~~3~~5 Effective Date		Term Loan B ~~Commitment~~ Amount Outstanding as of the Amendment No. 5 Effective Date		Total
Cerberus Loan Funding XIX L.P.			—		$6,915,836.08		—		$6,915,836.08
Cerberus N-1 Funding LLC	~~$~~	—	—	$	~~18,469,780.73~~ 11,013,669.98	$	~~—~~  1,334,838.78	$	~~18,469,780.73~~ 12,348,508.76
Cerberus ~~Onshore~~Offshore Levered III ~~LLC~~LP	~~$~~	—	—	$	~~7,994,359.75~~ 2,859,287.68	$	~~—~~  2,859,720.83	$	~~7,994,359.75~~ 5,719,008.51
Cerberus PSERS Levered LLC	~~$~~	—	—	$	~~14,742,560.95~~ 13,919,192.99	$	~~—~~  3,371,680.96	$	~~14,742,560.95~~ 17,290,873.95
Cerberus Redwood Levered Loan Opportunities Fund A, L.P.		—	—		—		$1,342,211.82		$1,342,211.82
Cerberus Redwood Levered Loan Opportunities Fund B, L.P.		—	—		—		$2,013,317.73		$2,013,317.73
Cerberus SWC Levered ~~LP~~II LLC	~~$~~	—	$—	$	~~11,336,244.19~~ 12,573,692.85	$	~~—~~  943,912.37	$	~~11,336,244.19~~ 13,517,605.22
Cerberus ASRS Holdings LLC	~~$~~	—	$4,487,615.47	~~$~~	—	~~$~~	~~10,480,695.09~~ —	$	~~10,480,695.09~~ 4,487,615.47
Cerberus FSBA Holdings LLC	~~$~~	—	$939,295.49	~~$~~	—	~~$~~	~~4,367,399.99~~ —	$	~~4,367,399.99~~ 939,295.49
~~Cerberus ICQ Levered Loan Opportunities Fund, L.P.~~	~~$~~	~~—~~ 		~~$~~	~~—~~ 	~~$~~	~~5,301,932.79~~	~~$~~	~~5,301,932.79~~
Cerberus KRS Levered Loan Opportunities Fund, L.P.	~~$~~	—	$443,281.95	~~$~~	—	~~$~~	~~776,097.23~~ —	$	~~776,097.23~~ 443,281.95
Cerberus Levered Loan Opportunities Fund III, L.P.	~~$~~	—	$5,524,808.23	~~$~~	—	~~$~~	~~9,060,382.94~~ —	$	~~9,060,382.94~~ 5,524,808.23

Lender	Revolving Loan Commitment		Term Loan A-1 Commitment	Initial Term Loan ~~A~~and First Amendment Term Loan Amount Outstanding as of the Amendment No. ~~3~~5 Effective Date		Term Loan B ~~Commitment~~ Amount Outstanding as of the Amendment No. 5 Effective Date		Total
Cerberus NJ Credit Opportunities Fund, L.P.	~~$~~	—	$1,542,540.50	~~$~~	—	$	~~1,886,550.89~~ —	$	~~1,886,550.89~~ 1,542,540.50
Cerberus PSERS Levered Loan Opportunities Fund, L.P.	~~$~~	—	$1,717,784.09	~~$~~	~~—~~	~~$~~	~~4,765,255.40~~ —	$	~~4,765,255.40~~ 1,717,784.09
Fortress Credit Opportunities III CLO LP	~~$~~	—	—	$	~~15,440,476.87~~ 16,687,776.66	$	~~6,361,685.67~~ 5,979,984.54	$	~~21,802,162.54~~ 22,667,761.20
Fortress Credit Opportunities V CLO Limited	~~$~~	—	—	$	~~18,446,570.02~~ 20,064,140.75	$	~~2,000,000.00~~ 1,880,000.00	$	~~20,446,570.02~~ 21,944,140.75
Fortress Credit Opportunities VII CLO Limited	~~$~~	—	—	$	~~15,504,756.74~~ 15,351,420.83	$	~~5,000,000.00~~ 4,700,000.00	$	~~20,504,756.74~~ 20,051,420.83
Fortress Credit Opportunities VI CLO Limited	~~$~~	—	—	$	~~4,856,353.60~~ 5,418,718.57	~~$~~	—	$	~~4,856,353.60~~ 5,418,718.57
~~Fortress~~DBD Credit ~~Fund V LP~~Funding LLC	~~$~~	—	$5,344,674.27	~~$~~	~~3,848,452.06~~ —	~~$~~	—	$	~~3,848,452.06~~ 5,344,674.27
Total	$	~~80,000,000.00~~ 100,000,000.00	$20,000,000.00	$	~~217,400,000.00~~ 215,250,000.00	$	~~50,000,000.00~~ 47,000,000.00	$	~~267,400,000.00~~ 282,250,000.00

SCHEDULE 1.01(B)

SECURITY DOCUMENTS

1.	Security Agreement

2.	Trademark Security Agreement

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